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                                                                  EXECUTION COPY



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                                CREDIT AGREEMENT


                                      Among


                            CENTRAL PRODUCTS COMPANY,

                          BROWN-BRIDGE INDUSTRIES, INC.

                                       and

                                ENTOLETER, INC.,

                                  as Borrowers,


                           SPINNAKER INDUSTRIES, INC.,

                                  as Guarantor,


                       EACH OF THE FINANCIAL INSTITUTIONS
                   INITIALLY A SIGNATORY HERETO, TOGETHER WITH
                THOSE ASSIGNEES PURSUANT TO SECTION 10.8 HEREOF,

                                   as Lenders,


                           BT COMMERCIAL CORPORATION,

                                    as Agent,


                    TRANSAMERICA BUSINESS CREDIT CORPORATION,

                               as Collateral Agent

                                       and

                             BANKERS TRUST COMPANY,

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                                 as Issuing Bank

                          Dated as of October 23, 1996


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                                      -1-

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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1.    General Definitions . . . . . . . . . . . . . . . . . .   1
     SECTION 1.2.    Accounting Terms and Determinations . . . . . . . . . .  32
     SECTION 1.3.    Other Terms; Headings . . . . . . . . . . . . . . . . .  32
     SECTION 1.4.    Computation of Time Periods . . . . . . . . . . . . . .  32

                                    ARTICLE II

                                  REVOLVING LOANS

     SECTION 2.1.    Revolving Credit Commitments. . . . . . . . . . . . . .  33
     SECTION 2.2.    Borrowing of Revolving Loans. . . . . . . . . . . . . .  34
     SECTION 2.3.    Disbursement of Revolving Loans . . . . . . . . . . . .  35
     SECTION 2.4.    Notices of Borrowing. . . . . . . . . . . . . . . . . .  35
     SECTION 2.5.    Same Day Settlement of Lender Advances. . . . . . . . .  36
     SECTION 2.6.    Periodic Settlement of Agent Advances and Repayments. .  36
                     (a) The Settlement Date . . . . . . . . . . . . . . . .  36
                     (b) Summary Statements; Settlements of Principal. . . .  36
                     (c) Distribution of Interest and Unused Line Fees . . .  37
     SECTION 2.7.    Sharing of Payments . . . . . . . . . . . . . . . . . .  37
     SECTION 2.8.    Defaulting Lenders. . . . . . . . . . . . . . . . . . .  38
     SECTION 2.9.    Mandatory and Voluntary Payment; Mandatory and
                     Voluntary Reduction of Commitments. . . . . . . . . . .  39
     SECTION 2.10.   Maintenance of Loan Account; Statements of Account. . .  39
     SECTION 2.11.   Payment Procedures. . . . . . . . . . . . . . . . . . .  40
     SECTION 2.12.   Collections . . . . . . . . . . . . . . . . . . . . . .  40
     SECTION 2.13.   Application of Payments . . . . . . . . . . . . . . . .  40

                                    ARTICLE III

                                 LETTERS OF CREDIT


     SECTION 3.1.    Issuance of Letters of Credit . . . . . . . . . . . . .  41
     SECTION 3.2.    Terms of Letters of Credit. . . . . . . . . . . . . . .  42
     SECTION 3.3.    Lenders' Participation. . . . . . . . . . . . . . . . .  43

     SECTION 3.4.    Notice of Issuance. . . . . . . . . . . . . . . . . . .  43
     SECTION 3.5.    Payment of Amount Drawn Under Letters of Credit . . . .  44
     SECTION 3.6.    Payment by Lenders. . . . . . . . . . . . . . . . . . .  45
     SECTION 3.7.    Nature of Issuing Bank's Duties . . . . . . . . . . . .  45
     SECTION 3.8.    Obligations Absolute. . . . . . . . . . . . . . . . . .  46

                                   ARTICLE IV

                           INTEREST, FEES AND EXPENSES

     SECTION 4.1.    Interest on Prime Rate Loans. . . . . . . . . . . . . .  47
     SECTION 4.2.    Interest on Eurodollar Rate Loans . . . . . . . . . . .  47
     SECTION 4.3.    Interest and Letter of Credit Fees After Event of
                     Default . . . . . . . . . . . . . . . . . . . . . . . .  47
     SECTION 4.4.    Letter of Credit Fees . . . . . . . . . . . . . . . . .  48
     SECTION 4.5.    Unused Line Fee; Closing Fee; Collateral Agent Fee;
                     Agent Fee . . . . . . . . . . . . . . . . . . . . . . .  48
     SECTION 4.6.    Other Fees and Expenses . . . . . . . . . . . . . . . .  49
     SECTION 4.7.    Calculations. . . . . . . . . . . . . . . . . . . . . .  49
     SECTION 4.8.    Special Provisions Relating to Eurodollar Rate Loans. .  49
                     (a) Continuation. . . . . . . . . . . . . . . . . . . .  49
                     (b) Conversion. . . . . . . . . . . . . . . . . . . . .  49
                     (c) Certain Limitations on Eurodollar Rate Loans. . . .  50
                     (d) Compensation. . . . . . . . . . . . . . . . . . . .  51
     SECTION 4.9.    Indemnification in Certain Events . . . . . . . . . . .  52
     SECTION 4.10.   Net Payments. . . . . . . . . . . . . . . . . . . . . .  53
     SECTION 4.11.   Affected Lenders. . . . . . . . . . . . . . . . . . . .  57

                                    ARTICLE V

                              CONDITIONS PRECEDENT

     SECTION 5.1.    Conditions to Initial Loans and Letters of Credit . . .  58
     SECTION 5.2.    Conditions Precedent to All Loans and Letters of
                     Credit. . . . . . . . . . . . . . . . . . . . . . . . .  60

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     SECTION 6.1.    Representations and Warranties of the Borrowers . . . .  61
                     (a) Organization and Qualification. . . . . . . . . . .  61
                     (b) Authority . . . . . . . . . . . . . . . . . . . . .  61
                     (c) Enforceability. . . . . . . . . . . . . . . . . . .  62

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                     (d) No Conflict . . . . . . . . . . . . . . . . . . . .  62
                     (e) Consents and Filings. . . . . . . . . . . . . . . .  62
                     (f) Government Regulation . . . . . . . . . . . . . . .  62
                     (g) Solvency. . . . . . . . . . . . . . . . . . . . . .  62
                     (h) Rights in Collateral; Priority of Liens . . . . . .  63
                     (i) Financial Data. . . . . . . . . . . . . . . . . . .  63
                     (j) Cash Flow Statements. . . . . . . . . . . . . . . .  63
                     (k) Locations of Offices, Records and Inventory . . . .  64
                     (l) Subsidiaries; Ownership of Stock. . . . . . . . . .  64
                     (m) No Judgments or Litigation. . . . . . . . . . . . .  65
                     (n) Licenses and Permits. . . . . . . . . . . . . . . .  65
                     (o) No Defaults . . . . . . . . . . . . . . . . . . . .  65
                     (p) Labor Matters . . . . . . . . . . . . . . . . . . .  65
                     (q) Compliance with Law . . . . . . . . . . . . . . . .  65
                     (r) ERISA . . . . . . . . . . . . . . . . . . . . . . .  66
                     (s) Business and Properties . . . . . . . . . . . . . .  67
                     (t) Investment Company. . . . . . . . . . . . . . . . .  67
                     (u) Compliance with Environmental Laws. . . . . . . . .  67
                     (v) Real Property . . . . . . . . . . . . . . . . . . .  68
                     (w) Material Contracts. . . . . . . . . . . . . . . . .  68
                     (x) Intellectual Property . . . . . . . . . . . . . . .  68
                     (y) Taxes and Tax Returns . . . . . . . . . . . . . . .  69
                     (z) Corporate and Trade Name. . . . . . . . . . . . . .  70
                     (aa)  Title to Property . . . . . . . . . . . . . . . .  70
                     (bb)  Accuracy and Completeness of Information. . . . .  70
                     (cc)  Affiliate Transactions. . . . . . . . . . . . . .  70
                     (dd)  No Other Indebtedness . . . . . . . . . . . . . .  71
                     (ee)  Survival of Representations . . . . . . . . . . .  71

                                   ARTICLE VII

                           COVENANTS OF THE BORROWERS

     SECTION 7.1.    Affirmative Covenants . . . . . . . . . . . . . . . . .  71
                     (a) Financial Reporting . . . . . . . . . . . . . . . .  71
                     (b) Collateral Reporting. . . . . . . . . . . . . . . .  73
                     (c) Notification Requirements . . . . . . . . . . . . .  74
                     (d) Corporate Existence . . . . . . . . . . . . . . . .  77
                     (e) Books and Records; Inspections. . . . . . . . . . .  77
                     (f) Insurance . . . . . . . . . . . . . . . . . . . . .  77
                     (g) Casualty Loss . . . . . . . . . . . . . . . . . . .  78
                     (h) Taxes . . . . . . . . . . . . . . . . . . . . . . .  78
                     (i) Compliance With Laws. . . . . . . . . . . . . . . .  78
                     (j) Use of Proceeds . . . . . . . . . . . . . . . . . .  79
                     (k) Fiscal Year . . . . . . . . . . . . . . . . . . . .  79
                     (l) Maintenance of Property . . . . . . . . . . . . . .  79
                     (m) ERISA Documents . . . . . . . . . . . . . . . . . .  79

                     (n) Environmental and Other Matters . . . . . . . . . .  80
                     (o) Security Interests. . . . . . . . . . . . . . . . .  81
                     (p) Trademarks. . . . . . . . . . . . . . . . . . . . .  81
                     (q) Further Assurances. . . . . . . . . . . . . . . . .  81
     SECTION 7.2.    Negative Covenants. . . . . . . . . . . . . . . . . . .  81
                     (a) Liens, Etc. . . . . . . . . . . . . . . . . . . . .  82
                     (b) Indebtedness. . . . . . . . . . . . . . . . . . . .  82
                     (c) Lease Obligations . . . . . . . . . . . . . . . . .  84
                     (d) Corporate Changes, Etc. . . . . . . . . . . . . . .  84
                     (e) Sales, Etc. of Assets . . . . . . . . . . . . . . .  84
                     (f) Investments in Other Persons. . . . . . . . . . . .  85
                     (g) Affiliate Transactions. . . . . . . . . . . . . . .  87
                     (h) Dividends, Exchange, Etc. . . . . . . . . . . . . .  87
                     (i) Change in Nature of Business. . . . . . . . . . . .  88
                     (j) Charter Amendments, Etc.. . . . . . . . . . . . . .  88
                     (k) Accounting Changes. . . . . . . . . . . . . . . . .  88
                     (l) Prepayments and Material Amendments of Material
                         Contracts . . . . . . . . . . . . . . . . . . . . .  88
                     (m) Negative Pledge . . . . . . . . . . . . . . . . . .  89
                     (n) Limitation on Sales and Leasebacks. . . . . . . . .  89
                     (o) Partnerships; Restricted Subsidiaries; Joint
                         Ventures. . . . . . . . . . . . . . . . . . . . . .  90
                     (p) Additional Bank Accounts. . . . . . . . . . . . . .  90
                     (q) Excess Cash . . . . . . . . . . . . . . . . . . . .  90
                     (r) Capital Expenditures. . . . . . . . . . . . . . . .  91
                     (s) Minimum Consolidated Net Worth. . . . . . . . . . .  91
                     (t) Minimum Consolidated Current Ratio. . . . . . . . .  92
                     (u) Minimum Consolidated Interest Coverage Ratio. . . .  92
                     (v) Contingent Obligations. . . . . . . . . . . . . . .  93
                     (w) No Prohibited Transactions Under ERISA. . . . . . .  93
                     (x) Hedging Transactions. . . . . . . . . . . . . . . .  94

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     SECTION 8.1.    Events of Default . . . . . . . . . . . . . . . . . . .  94
     SECTION 8.2.    Acceleration and Cash Collateralization . . . . . . . .  96
                     (a) Acceleration. . . . . . . . . . . . . . . . . . . .  96
                     (b) Termination of Commitments. . . . . . . . . . . . .  96
                     (c) Cash Collateralization. . . . . . . . . . . . . . .  96
     SECTION 8.3.    Rescission of Acceleration. . . . . . . . . . . . . . .  96
     SECTION 8.4.    Remedies. . . . . . . . . . . . . . . . . . . . . . . .  97
     SECTION 8.5.    Right of Set-off. . . . . . . . . . . . . . . . . . . .  97
     SECTION 8.6.    License for Use of Software and Other Intellectual
                     Property. . . . . . . . . . . . . . . . . . . . . . . .  98

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     SECTION 8.7.    No Marshaling; Deficiencies; Remedies Cumulative. . . .  98

                                   ARTICLE IX

                                CROSS GUARANTIES

     SECTION 9.1.    Guarantee . . . . . . . . . . . . . . . . . . . . . . .  98
     SECTION 9.2.    Obligations Unconditional . . . . . . . . . . . . . . .  99
     SECTION 9.3.    Reinstatement . . . . . . . . . . . . . . . . . . . . . 100

                                    ARTICLE X

                       THE AGENT AND THE COLLATERAL AGENT

     SECTION 10.1.   Appointment of Agent. . . . . . . . . . . . . . . . . . 100
     SECTION 10.2.   Nature of Duties of Agent and Collateral Agent. . . . . 101
     SECTION 10.3.   Lack of Reliance on Agent . . . . . . . . . . . . . . . 101
     SECTION 10.4.   Certain Rights of the Agent . . . . . . . . . . . . . . 102
     SECTION 10.5.   Reliance by Agent . . . . . . . . . . . . . . . . . . . 102
     SECTION 10.6.   Indemnification of Agent. . . . . . . . . . . . . . . . 102
     SECTION 10.7.   The Agent in Its Individual Capacity. . . . . . . . . . 102
     SECTION 10.8.   Holders of Revolving Notes. . . . . . . . . . . . . . . 103
     SECTION 10.9.   Successor Agent . . . . . . . . . . . . . . . . . . . . 103
     SECTION 10.10.  Collateral Matters. . . . . . . . . . . . . . . . . . . 103
     SECTION 10.11.  Actions with Respect to Defaults. . . . . . . . . . . . 104
     SECTION 10.12.  Delivery of Information . . . . . . . . . . . . . . . . 105

                                   ARTICLE XI

                                  MISCELLANEOUS

     SECTION 11.1.   Governing Law . . . . . . . . . . . . . . . . . . . . . 105
     SECTION 11.2.   Submission to Jurisdiction. . . . . . . . . . . . . . . 105
     SECTION 11.3.   Service of Process. . . . . . . . . . . . . . . . . . . 106
     SECTION 11.4.   Jury Trial. . . . . . . . . . . . . . . . . . . . . . . 106
     SECTION 11.5.   Limitation of Liability . . . . . . . . . . . . . . . . 106
     SECTION 11.6.   Delays; Partial Exercise of Remedies. . . . . . . . . . 106
     SECTION 11.7.   Notices . . . . . . . . . . . . . . . . . . . . . . . . 106
     SECTION 11.8.   Assignments and Participations. . . . . . . . . . . . . 107
                     (a) Borrower Assignment . . . . . . . . . . . . . . . . 107
                     (b) Lender Assignments. . . . . . . . . . . . . . . . . 107
                     (c) Agent's Register. . . . . . . . . . . . . . . . . . 108
                     (d) Lender Participations . . . . . . . . . . . . . . . 109
                     (e) Confidentiality . . . . . . . . . . . . . . . . . . 110
     SECTION 11.9.   Confidentiality . . . . . . . . . . . . . . . . . . . . 110

     SECTION 11.10.  Indemnification; Reimbursement of Expenses of
                     Collection. . . . . . . . . . . . . . . . . . . . . . . 110
     SECTION 11.11.  Amendments and Waivers. . . . . . . . . . . . . . . . . 111
     SECTION 11.12.  Nonliability of Agent and Lenders . . . . . . . . . . . 113
     SECTION 11.13.  Independent Nature of Lenders' Rights . . . . . . . . . 113
     SECTION 11.14.  Counterparts. . . . . . . . . . . . . . . . . . . . . . 113
     SECTION 11.15.  Effectiveness . . . . . . . . . . . . . . . . . . . . . 113
     SECTION 11.16.  Severability. . . . . . . . . . . . . . . . . . . . . . 114
     SECTION 11.17.  Maximum Rate. . . . . . . . . . . . . . . . . . . . . . 114
     SECTION 11.18.  Entire Agreement; Successors and Assigns. . . . . . . . 114

SCHEDULES

Schedule 1           -  List of Lenders, Lending Offices and Commitments
Schedule 2           -  Existing Indebtedness
Schedule 5.1(c)      -  List of Closing Documents
Schedule 6.1(a)      -  Jurisdictions in which the Credit Parties and the
                        Subsidiaries are Qualified to do Business
Schedule 6.1(k)      -  Location of Offices, Records and Inventory
Schedule 6.1(l)(i)   -  List of Subsidiaries
Schedule 6.1(l)(ii)  -  100% owned Subsidiaries
Schedule 6.1(l)(iii) -  Proxies with respect to Stock of Subsidiaries
Schedule 6.1(m)      -  Pending Litigation, etc.
Schedule 6.1(p)      -  Labor Contracts
Schedule 6.1(r)      -  Pension Plans
Schedule 6.1(u)      -  Environmental Actions
Schedule 6.1(v)      -  Real Property
Schedule 6.1(w)      -  Material Contracts
Schedule 6.1(x)      -  Intellectual Property
Schedule 6.1(cc)     -  Affiliate Transactions
Schedule 7.2(a)      -  Permitted Liens
Schedule 7.2(f)      -  Investments
Schedule 7.2(p)      -  Bank Accounts

Exhibits

Exhibit A            -  Revolving Note
Exhibit B            -  Borrowing Base Certificate
Exhibit C            -  Notice of Borrowing
Exhibit D            -  Notice of Continuation
Exhibit E            -  Notice of Conversion
Exhibit F            -  Letter of Credit Request
Exhibit G            -  Security Agreement
Exhibit H            -  Guaranty
Exhibit I            -  Lockbox Agreement
Exhibit J            -  Collateral Access Agreement
Exhibit K            -  Contribution Agreement
Exhibit L            -  Intercompany Subordinated Note
Exhibit M            -  Compliance Certificate
Exhibit N            -  Assignment and Assumption Agreement

            THIS CREDIT AGREEMENT is entered into as of October 23, 1996, among Central Products Company, a Delaware corporation with its chief executive office and principal place of business at 748 Fourth Street, Menasha, Wisconsin 54952-0330 ("CENTRAL"), Brown-Bridge Industries, Inc., a Delaware corporation with its chief executive office and principal place of business at 518 East Water Street, Troy, Ohio 45373-0370 ("BROWN"), Entoleter, Inc., a Delaware corporation with its chief executive office and principal place of business at 251 Welton Street, Hamden, Connecticut 06517 ("ENTOLETER" and, together with Central and Brown, the "BORROWERS"), Spinnaker Industries Inc., a Delaware corporation with its chief executive office and principal place of business at 600 N. Pearl Street, Dallas, Texas 75201 (the "GUARANTOR"), each of the financial institutions identified as Lenders on Schedule 1 hereto (together with each of their respective successors and assigns, each a "LENDER", and collectively, the "LENDERS"), BT Commercial Corporation, acting in the manner and to the extent described in
Article X (in such capacity, the "AGENT"), Transamerica Business Credit Corporation, as collateral agent (in such capacity, the "Collateral Agent"), and Bankers Trust Company, as issuer of letters of credit (in such capacity, the "ISSUING BANK").

                              W I T N E S S E T H :

            WHEREAS, the Borrowers wish to obtain revolving credit facilities for general corporate purposes; and

            WHEREAS, the Borrowers wish to obtain letter of credit facilities for their ongoing letter of credit requirements; and

            WHEREAS, upon the terms and subject to the conditions set forth herein, the Lenders are willing to (i) make loans and advances to the Borrowers and (ii) purchase participations in letters of credit issued by the Issuing Bank for the account of the Borrowers, and the Issuing Bank is willing to issue letters of credit for the account of the Borrowers;

            NOW, THEREFORE, the Borrowers, the Lenders, the Issuing Bank, the Collateral Agent and the Agent hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.1. GENERAL DEFINITIONS. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

            "ACCEPTANCE DATE" is defined in Section 11.8(b).

            "ACCOUNTS" is defined in the Security Agreement.

            "ACQUISITION" means the acquisition of stock, Indebtedness of a Person, all or substantially all of the assets of a Person or any business or line of business of a Person, excluding purchases of inventory, equipment or real estate in the ordinary course of business.

            "ACQUISITION BASKET" means the sum of (i) $15,000,000 (the "Acquisition Base Amount"), (ii) if positive, Excess Cash Flow and (iii) the Equity Proceeds Amount as of the date of determination PROVIDED that reductions for Capital Expenditures and Investments shall be without duplication and the Acquisition Basket shall not be reduced by any Investments (x) to the extent paid for with the issuance of capital stock of the Guarantor or (y) made in connection with the Tape Acquisition and PROVIDED FURTHER that if the Tape Acquisition is not consummated the Acquisition Base Amount shall be $20,000,000, or with the approval of the Majority Lenders, $25,000,000.

            "ADJUSTED EBITDA" means, as of the last day of the most recently ended fiscal quarter for which the Agent has received Financial Statements for the Guarantor and its Restricted Subsidiaries ("Qualifying Fiscal Quarter"), (a) with respect to the Qualifying Fiscal Quarter ended September 30, 1996, $20,000,000, (b) with respect to the Qualifying Fiscal Quarter ended December 31, 1996, $15,200,000 plus EBITDA for the fiscal quarter ended December 31, 1996, (c) with respect to the Qualifying Fiscal Quarter ended March 31, 1997, $10,500,000 plus EBITDA for the two fiscal quarters ended March 31, 1997, (d) with respect to the Qualifying Fiscal Quarter ended June 30, 1997, $6,000,000 plus EBITDA for the three fiscal quarters ended June 30, 1997 and (e) with respect to each Qualifying Fiscal Quarter thereafter, EBITDA for the four fiscal quarters ended on the last day of such Qualifying Fiscal Quarter.

            "ADJUSTED EURODOLLAR RATE" means, with respect to each Interest Period for any Eurodollar Rate Loan, the rate obtained by dividing (i) the Eurodollar Rate for such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

            "ADJUSTED NET INCOME" means, in any fiscal period, Net Income of a Person plus or minus (as the case may be) losses or gains from extraordinary items and from sales of assets, other than sales of Inventory in the ordinary course of business to the extent added or subtracted in determining such Person's Net Income.

            "AFFILIATE" of a Person means another Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the Voting Stock of such Person or the direct or indirect power to direct the management and policies of a business.

            "AGENT" means BTCC as provided in the Preamble to this Credit Agreement or any successor to BTCC.

            "AGENT ADVANCES" is defined in Section 2.2.

            "AGENT FEE" is defined in Section 4.5(d).

            "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Loan, and such Lender's Domestic Lending Office in the case of a Prime Rate Loan.

            "APPLICABLE MARGIN" means (a) from the date hereof until the first anniversary of the Closing Date, 1.75% per annum for Prime Rate Loans, 2.75% per annum for Eurodollar Rate Loans and 2.50% per annum for Letters of Credit and (b) thereafter, a percentage per annum determined by reference to the Debt to EBITDA Ratio as set forth below:

                             Prime       Eurodollar      Letters
Debt to EBITDA Ratio      Rate Loans     Rate Loans     of Credit
--------------------      ----------     ----------     ---------

Level I
-------
less than 3.0 to 1.0          .75%         1.75%          1.50%

Level II
--------
3.0 to 1.0 or
greater, but less
than 3.5 to 1.0              1.00%         2.00%          1.75%

Level III
---------
3.5 to 1.0 or
greater, but less
than 4.0 to 1.0              1.25%         2.25%          2.00%

Level IV
--------
4.0 to 1.0 or
greater, but less
than 4.5 to 1.0              1.50%         2.50%          2.25%

Level V
-------
4.5 to 1.0 or
greater                      1.75%         2.75%          2.50%

     The Applicable Margin for each Prime Rate Loan shall be determined by reference to the Debt to EBITDA Ratio in effect from time to time and the Applicable Margin for each Eurodollar Rate Loan shall be determined by reference to the ratio in effect on the first day of each Interest Period for such Loan; PROVIDED, HOWEVER, that (i) no change in the Applicable Margin shall be effective until three (3) Business Days after the date on which the Agent receives the relevant Financial Statements and a duly executed Compliance Certificate demonstrating such ratio and (ii) the Applicable Margin shall be at Level V for so long as the Agent has not received the information described in clause (i) of this proviso as and when required under
     Section 7.1(a)(i) or (iii), as the case may be.

            "ASSET SALE" means, for any Person, any sale, lease, transfer or other disposition or series of sales, transfers, leases or other dispositions (including, without limitation, by merger or consolidation or by exchange of assets and whether by casualty, loss, operation of law or otherwise) or the grant of any option or other right to purchase, lease or otherwise acquire any assets made by such Person or any of its Restricted Subsidiaries to any Person.

            "ASSIGNMENT AND ASSUMPTION AGREEMENT" is defined in Section
     11.8(b).

            "AUDITORS" means a nationally recognized firm of independent public accountants selected by a Borrower or Guarantor satisfactory to the Agent in its sole discretion. For purposes of this Credit Agreement, the Guarantor's and Borrowers' current firm of independent public accountants, Ernst & Young L.L.P. shall be deemed to be satisfactory to the Agent.

            "AUTHORIZED OFFICERS" means the Chief Executive Officer, the President, the Chief Financial Officer, the Vice President-Treasurer, the Vice President-Finance, Controller or the Assistant Treasurer of a Credit Party.

            "BASE AMOUNT" is defined in Section 7.2(r).

            "BENEFIT PLAN" means a "defined benefit plan" as defined in
     Section 3(35) of ERISA for which any Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate has been an "employer" as defined in
     Section 3(5) of ERISA within the past six years.

            "BORROWERS" is defined in the Preamble to this Agreement.

            "BORROWING" means a borrowing consisting of a Revolving Loan of the same Type made on the same day by the Lenders.

            "BORROWING BASE" means the sum of the Brown Borrowing Base, the Central Borrowing Base and the Entoleter Borrowing Base.

            "BORROWING BASE CERTIFICATE" is defined in Section 7.1(b)(i).

            "BOYLE/FLEMING" means Boyle, Fleming & Co. Inc., a Delaware corporation.

            "BROWN" is defined in the Preamble to this Credit Agreement.

            "BROWN ACCOUNTS BORROWING BASE" means, on any day, an amount up to 85% of the outstanding Eligible Accounts Receivable of Brown on such day.

            "BROWN BORROWING BASE" means, on any day, an amount equal to the sum of (a) the Brown Accounts Borrowing Base on such day and (b) the Brown Inventory Borrowing Base on such day.

            "BROWN INVENTORY BORROWING BASE" means, on any day, an amount up to 65% of the Eligible Inventory of Brown on such day.

            "BROWN LETTER OF CREDIT OBLIGATIONS" means the sum of the aggregate undrawn amount of all Letters of Credit outstanding for Brown's account, plus the aggregate amount of all drawings under Letters of Credit issued for Brown's account for which the Borrowers have not reimbursed the Issuing Bank, plus the aggregate amount of all payments made by the Lenders to the Issuing Bank for participations in Letters of Credit issued for Brown's account for which the Borrowers have not reimbursed the Lenders.

            "BROWN LINE OF CREDIT" means the aggregate revolving line of credit extended by the Lenders to Brown for Revolving Loans and Letters of Credit pursuant to and in accordance with the terms of this Credit Agreement, in the amount of $20,000,000 as such revolving line of credit may be reduced from time to time in accordance with this Credit Agreement.

            "BT ACCOUNT" is defined in Section 2.12.

            "BTCC" means BT Commercial Corporation, in its individual capacity.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which commercial banks in New York, New York are required or permitted by law to close. When used in connection with Eurodollar Rate Loans, this definition will also exclude any day on which commercial banks are not open for dealing in Dollar deposits in the London (England, U.K.) interbank market.

            "CAPITAL EXPENDITURES" means, for any period, the sum of all expenditures capitalized for financial statement purposes in accordance with GAAP (whether payable in cash or other property or accrued as liability), including the capitalized portion of capital leases. Capital Expenditures shall exclude (i) proceeds of a Casualty Loss applied to the repair or replacement of the property affected by the Casualty Loss, and (ii) an amount equal to the proceeds (including the value received in any exchange or trade) of a sale or other disposition of an asset permitted under the terms of this Credit Agreement and applied to the replacement or purchase of property, plant or equipment.

            "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations, or other equivalent of or interests in (however designated) the common or preferred equity of such Person, including, without limitation, partnership interests.

            "CASH EQUIVALENTS" means (i) securities issued, guaranteed or insured by the United States or any of its agencies with maturities of not more than one year from the date acquired; (ii) certificates of deposit with maturities of not more than one year from the date acquired, issued by a U.S. federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $200,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor's Corporation or at least P-1 or the equivalent by Moody's Investors Service, Inc.; (iii) repurchase agreements and reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in (i) above and entered into only with commercial banks having the qualifications described in (ii) above; (iv) commercial paper, other than commercial paper issued by the Guarantor or a Borrower or any of their Affiliates, issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., in each case with maturities of not more than one year from the date acquired; (v) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $200,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above; and
     (vi) other instruments, commercial paper or investments acceptable to the Agent in its sole discretion.

            "CASUALTY LOSS" is defined in Section 7.1(g).

            "CENTRAL" is defined in the Preamble to this Credit Agreement.

            "CENTRAL ACCOUNTS BORROWING BASE" means, on any day, an amount up to 85% of the outstanding Eligible Accounts Receivable of Central on such day.

            "CENTRAL BORROWING BASE" means, on any day, an amount equal to the sum of (a) the Central Accounts Borrowing Base on such day, and (b) the Central Inventory Borrowing Base on such day.

            "CENTRAL INVENTORY BORROWING BASE" means, on any day, an amount up to 65% of the Eligible Inventory of Central on such day.

                     "CENTRAL LETTER OF CREDIT OBLIGATIONS" means the sum of the aggregate undrawn amount of all Letters of Credit outstanding for Central's account, plus the aggregate amount of all drawings under Letters of Credit issued for Central's account for which the Borrowers have not reimbursed the Issuing Bank, plus the aggregate amount of all payments made by the Lenders to the Issuing Bank for participations in Letters of Credit issued for Central's account for which the Borrowers have not reimbursed the Lenders.

                     "CENTRAL LINE OF CREDIT" means the aggregate revolving line of credit extended by the Lenders to Central for Revolving Loans and Letters of Credit pursuant to and in accordance with the terms of this Credit Agreement, in the amount of $20,000,000 as such revolving line of credit may be reduced from time to time in accordance with this Credit Agreement.

                     "CHANGE OF CONTROL" means one or more of the following events:

                        (a) less than a majority of the members of the Guarantor's or (if Lynch Corporation owns, directly or indirectly, more than a 50% interest in the Voting Stock of the Guarantor) Lynch Corporation's Board of Directors shall be persons who either (i) were serving as directors on the Closing Date or (ii) were nominated as directors and approved by the vote of the majority of the directors who are directors referred to in clause (i) above or this clause (ii); or

                        (b) the sale, lease or transfer, in one or a series of transactions, of all or substantially all of the assets of a Credit Party or of the Guarantor and its Subsidiaries taken as a whole, to any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than to any one or more of the Permitted Holders or their Related Parties; or

                        (c) the stockholders of a Credit Party shall approve any plan or proposal for the liquidation or dissolution of such Credit Party; or

                        (d) the Guarantor shall fail to own, beneficially and of record, one hundred percent (100%) of the capital stock of any Borrower; or

                        (e) So long as Richard J. Boyle and Ned N. Fleming, III are employees of the Guarantor, Boyle/Fleming shall cease to beneficially own and control or have the right to own and control at least fifty percent (50%) of the aggregate number of shares of common stock of the Guarantor which Boyle/Fleming either owned or had the right to purchase on the Closing Date or if either Richard J. Boyle or Ned N. Fleming, III is no longer employed by the Guarantor then the one which is still employed by the Guarantor shall cease to beneficially own or control or have the right to own and control at least fifty percent (50%) of the aggregate number of shares of common stock of the Guarantor that he owned or had the right to purchase on the Closing Date; or

                        (f) any Person or group of Persons (other than one or more of the Permitted Holders is or becomes, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, the direct or indirect beneficial owner (as defined below of securities of the Guarantor representing more than fifty percent (50%) of the combined Voting Stock of the Guarantor, PROVIDED, HOWEVER, that the Permitted Holders "beneficially own" (as so defined), a direct or indirect interest in a lesser percentage of the total voting power of all the Voting Stock of the Guarantor than such other Person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for purposes of this clause, any Person shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation"), if such Person or group "beneficially owns" (as so defined), a direct or indirect interest in more than fifty percent (50%) of the voting power of the Voting Stock of such parent corporation and the Permitted Holders and their Related Parties "beneficially own" (as so defined), a direct or indirect interest in a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation). For purposes of this clause (f), "beneficial owner" shall have the meaning given to it by Rules 13(d)-(3) and 13(d)-(5) of the Securities Exchange Act of 1934, as amended from time to time except that
     (x) a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time and (y) in the case of a group which is not a Permitted Holder but includes as members thereof one or more Permitted Holders, such group (except to the extent provided in preceding clause (x) shall not be considered to be the "beneficial owner" of any capital stock of the Company beneficially owned (other than as a result of attribution to Permitted Holders by reason of their being members of such group).

                     "CLOSING DATE" means the date of execution and delivery of this Credit Agreement.

                     "CLOSING FEE" is defined in Section 4.5(b).

                     "CODE" is defined in Section 1.3.

                     "COLLATERAL" means the Accounts, Inventory and other property identified as security for the Obligations under the Collateral Documents.

                     "COLLATERAL ACCESS AGREEMENTS" means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgment agreement of any warehouseman or processor in possession of Inventory, in each case substantially in the form of Exhibit J.

                     "COLLATERAL AGENT" means Transamerica Business Credit Corporation as provided in the Preamble to this Credit Agreement.

                     "COLLATERAL AGENT FEE" is defined in Section 4.5(c).

                     "COLLATERAL DOCUMENTS" means all contracts, instruments and other documents now or hereafter executed and delivered in connection with this Credit Agreement, pursuant to which liens and security interests are granted to the Agent in the Collateral for the benefit of the Lenders, including without limitation, the Security Agreement and any amendments, supplements or modifications thereto.

                     "COLLECTION ACCOUNT" is defined in Section 2.12.

                     "COLLECTIONS" means all cash, funds, checks, notes, instruments and any other form of remittance tendered by account debtors in payment of Accounts.

                     "COMMITMENT" means, with respect to a Lender, its commitment to make Revolving Loans and to participate in Letters of Credit up to the amount set forth opposite its name on Schedule 1, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

                     "COMPLIANCE CERTIFICATE" is defined in Section 7.1(a)(i).

                     "CONSOLIDATED CURRENT RATIO" means, as of the date of determination, the ratio of current assets of the Guarantor and its Restricted Subsidiaries at such date to current liabilities of the Guarantor and its Restricted Subsidiaries at such date, in each case determined on a consolidated basis in conformity with GAAP. For purposes of determining the Consolidated Current Ratio, the outstanding principal amount of the Loans shall be deemed to be current liabilities of the Guarantor and its Restricted Subsidiaries.

                     "CONSOLIDATED INTEREST COVERAGE RATIO" means, with respect to the Guarantor and its Restricted Subsidiaries, as of the date of determination thereof for any applicable period, the ratio of (a) EBITDA for such period to (b) cash Interest Expense for such period.

                     "CONSOLIDATED NET WORTH" means the consolidated assets of the Guarantor and its Restricted Subsidiaries minus their consolidated liabilities, all as reflected on the Financial Statements.

                     "CONTINGENT OBLIGATION" means any direct, indirect, contingent or non-contingent guaranty or obligation for the Indebtedness of another, except endorsements in the ordinary course of business.

                     "CONTINGENT RIGHTS" means the rights of certain former minority stockholders of Brown to receive payment for their shares of capital
stock of Brown which were converted to           common stock of Spinnaker,
cash and the right to a contingent payment.

                     "CONTRIBUTION AGREEMENT" means the Contribution Agreement, substantially in the form of Exhibit K, among the Borrowers and the Agent, as amended, supplemented or otherwise modified from time to time.

                     "COVERED TAXES" is defined in Section 4.10(a).

                     "CREDIT AGREEMENT" means this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                     "CREDIT DOCUMENTS" means this Credit Agreement, the Revolving Notes, the Guaranty, the Security Agreement, the Intercompany Subordinated Notes, the Contribution Agreement, the Lockbox Agreements, the Letter of Credit Related Documents, each Borrowing Base Certificate and each other document, agreement and instrument from time to time executed by any Credit Party and delivered to the Agent, the Collateral Agent, the Issuing Bank or a Lender in connection herewith or in connection with any amendment hereto, as each may be amended, supplemented or otherwise modified from time to time.

                     "CREDIT PARTIES" means the Borrowers and the Guarantor and any other Person which becomes a Borrower or guarantor of the Obligations.

                     "DEBT" means, as of the date of determination, the sum of the Indebtedness described in subsection (a) and (b) of the definition of Indebtedness of the Guarantor and its Restricted Subsidiaries at such date, as would appear on a balance sheet determined in accordance with GAAP.

                     "DEBT TO ADJUSTED EBITDA RATIO" means at any date of determination, the ratio of Debt as of the last day of the most recently ended fiscal quarter for which the Agent has received Financial Statements for the Guarantor and its Restricted Subsidiaries to Adjusted EBITDA with respect to such fiscal quarter.

                     "DEBT TO EBITDA RATIO" means at any date of determination, the ratio of Debt as of the last day of the most recently ended fiscal quarter to EBITDA for the most recently ended four fiscal quarters.

                     "DEFAULT" means an event, condition or default which with the giving of notice, the passage of time or both would be an Event of Default.

                     "DEFAULTING LENDER" is defined in Section 2.8(a).

                     "DISBURSEMENT ACCOUNT BANK" means BT Delaware.

                     "DISBURSEMENT ACCOUNTS" means the collective reference to the operating accounts of each Borrower maintained with the Disbursement Account Bank.

                     "DOLLARS" and the sign "$" mean freely transferable lawful money of the United States.

                     "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule 1, as such Schedule may be amended from time to time.

                     "EBITDA" means, in any fiscal period, Adjusted Net Income plus the amount of all Interest Expense, income tax expense, expenses related to the issuance of the Senior Notes, depreciation and amortization, including amortization of any goodwill or other intangibles, in all cases as may have been subtracted or added, as the case may be, in calculating Adjusted Net Income of the Guarantor and its Restricted Subsidiaries, on a consolidated basis, for such period all determined in accordance with GAAP.

                     "ELIGIBLE ACCOUNTS RECEIVABLE" means Accounts of a Borrower evidenced by an invoice and deemed by the Agent in its Permitted Discretion (after consultation with the Collateral Agent) to be eligible for inclusion in the calculation of such Borrower's Borrowing Base provided that no Accounts acquired by a Borrower pursuant to a Permitted Acquisition shall be included in such Borrower's Borrowing Base until the Agent and Collateral Agent have completed their review of and due diligence with respect to such Accounts and have agreed to the inclusion of such Accounts in the Borrower's Borrowing Base. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of all returns, discounts, claims, credits, charges, or other allowances and by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Credit Agreement. If any Account is denominated in a currency other than Dollars, then the face amount of such Account shall be converted into Dollars at the Rate of Exchange on the date that the Accounts are calculated. Unless otherwise approved in writing by the Agent after consultation with the Collateral Agent, no Account shall be deemed to be an Eligible Account Receivable if:

                     (a) it arises out of a sale made by a Borrower to an Affiliate to the extent such Account or all Accounts arising out of sales made by a Borrower to any Affiliate exceed in the aggregate $250,000; or

                     (b) its payment terms are forty two (42) days or less from the date of invoice and it remains unpaid ninety (90) days from the date of invoice; or

                     (c) its payment terms are greater than forty two (42) days from the date of invoice and it remains unpaid for more than ninety (90) but less than one hundred twenty (120) days from the date of invoice to the extent the amount of such Account or the total of all similar Accounts exceeds $1,000,000 to the extent of such excess; or

                     (d) it is from the same account debtor (or any Affiliate thereof) and fifty percent (50%) or more of all

     Accounts from such account debtor (or any Affiliate thereof) are ineligible under clause (b) or (c) above; or

                     (e) the Account, when aggregated with all other Accounts of such account debtor, exceeds twenty five percent (25%) in face value of all Accounts of a Borrower then outstanding, to the extent of such excess; PROVIDED, HOWEVER, that Accounts supported or secured by an irrevocable letter of credit in form and substance satisfactory to the Agent, issued by a financial institution satisfactory to the Agent, and duly pledged to the Agent (together with sufficient documentation to permit direct draws by the Agent) shall be excluded for purposes of such calculation; or

                     (f) the account debtor for the Account is a creditor of a Borrower, has or has asserted a right of setoff, has disputed its liability or made any claim with respect to the Account or any other Account which has not been resolved, to the extent of the amount owed by such Borrower to the account debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be; or

                     (g) the account debtor is (or its assets are) the subject of an Insolvency Event or, in the reasonable judgment of the Agent, likely to become subject to an Insolvency Event; or

                     (h) the sale is to an account debtor outside of the United States, unless (i) the Account is supported by an irrevocable letter of credit issued or confirmed by a United States bank satisfactory to the Agent in form and substance satisfactory to the Agent and assigned to and directly drawable by the Agent or (ii) the Account is supported by an irrevocable letter of credit in form and substance satisfactory to the Agent which provides for payment directly into a bank account controlled by the Agent and is issued by a financial institution satisfactory to the Agent, does not exceed $250,000 and when combined with all other such Accounts does not exceed $1,000,000 in the aggregate or (iii) the Account is denominated in Dollars, payable in the United States and the sale giving rise to the Account is to an account debtor in Canada and the amount of such Account or the total of all similar Accounts does not exceed $3,000,000; or

                     (i) the sale to the account debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

                     (j) the Agent determines in its Permitted Discretion that collection of such Account is uncertain or the Account may not be paid; or

                     (k) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor, the services giving rise to such Account have not been performed and accepted by the account debtor or the Account otherwise does not represent a final sale; or

                     (l) the Account does not comply with all Requirements of Law, including, without limitation, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System; or

                     (m) the Agent for the ratable benefit of the Lenders does not have a valid and perfected first priority Lien (other than Liens permitted under the Credit Documents) on such Account or the Account does not otherwise conform to the representations and warranties contained in this Credit Agreement or the other Credit Documents; or

                     (n) the account debtor is the United States of America or any department, body, agency, authority or instrumentality thereof, unless a Borrower duly assigns its right to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sections 3727 et seq.), in form and substance satisfactory to the Agent, and otherwise complies with such Act; or

                     (o) the Account is subject to any adverse security deposit, progress payment or payments in excess of $250,000 in the aggregate at any point in time or other similar advance made by or for the benefit of the applicable account debtor; or

                     (p) the account debtor with respect to the Account is located in New Jersey, Minnesota or any other state imposing conditions on the right of a creditor to collect accounts receivable, unless the applicable Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or other appropriate report with the taxing or other designated authorities of such state for the then current year.

                     "ELIGIBLE INVENTORY" means the aggregate amount of Inventory of a Borrower deemed by the Agent in the exercise of its Permitted Discretion (after consultation with the Collateral Agent) to be eligible for inclusion in the calculation of such Borrower's Borrowing Base provided that no Inventory acquired by a Borrower pursuant to a Permitted Acquisition shall be included in such Borrower's Borrowing Base until the Agent and Collateral Agent have completed their review of and due diligence with respect to such Inventory and agreed to the inclusion of such Inventory in the Borrower's Borrowing Base. In determining the amount of Inventory to be included in a Borrower's Borrowing Base, Inventory shall be valued at the lower of cost or market on a FIFO or a specific identification method basis. Unless otherwise approved in writing by the Agent (after consultation with the Collateral Agent), an item of Inventory shall not be included in Eligible Inventory if:

                     (a) it is not owned solely by a Borrower or a Borrower does not have good, valid and marketable title thereto; or

                     (b) it is not located in the United States; or

                     (c) it is not located on property owned or leased by a Borrower or in a contract warehouse, subject to a Collateral Access Agreement executed by the mortgagee, lessor or the contract warehouseman, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; or

                     (d) it is not subject to a valid and perfected first priority Lien (other than Liens permitted under the Credit Documents) in favor of the Agent except, with respect to Inventory stored at sites described in clause (c) above, for Liens for unpaid rent or normal and customary warehousing charges; or

                     (e) it consists of goods returned or rejected by a Borrower's customers (other than first quality, unimpaired, merchandisable and not special ordered goods) or goods in transit to third parties (other than to warehouse sites covered by a Collateral Access Agreement); or

                     (f) it is not first-quality finished goods, work in process or raw materials, is obsolete or slow moving, or does not otherwise conform to the representations and warranties contained in the Credit Documents; or

                     (g) it was purchased by a Borrower in or as part of a "bulk" transfer or sale of assets unless the seller thereof and Borrower have complied with all applicable bulk sales or bulk transfer laws or such Borrower has provided an indemnity agreement satisfactory to the Agent; or

                     (h) it consists of supplies, catalysts or off-size Inventory (if and to the extent that such inventory has not been written down to the lower of its cost or market value); or

                     (i) it is consigned Inventory.

                     "ENTOLETER" is defined in the Preamble to this Credit Agreement.

                     "ENTOLETER ACCOUNTS BORROWING BASE" means, on any day, an amount up to 85% of the outstanding Eligible Accounts Receivable of Entoleter on such day.

                     "ENTOLETER BORROWING BASE" means, on any day, an amount equal to the sum of (a) the Entoleter Accounts Borrowing Base on such day and (b) the Entoleter Inventory Borrowing Base on such day.

                     "ENTOLETER INVENTORY BORROWING BASE" means, on any day, an amount up to (a) the sum of (i) 60% of the Eligible Inventory of Entoleter consisting of uncut rolled steel, PLUS (ii) 50% of the Eligible Inventory of Entoleter consisting of raw materials other than rolled steel (cut or uncut) and spare parts, PLUS (iii) 30% of the Eligible Inventory of Entoleter consisting of spare parts.

                     "ENTOLETER LETTER OF CREDIT OBLIGATIONS" means the sum of the aggregate undrawn amount of all Letters of Credit outstanding for Entoleter's account, plus the aggregate amount of all drawings under Letters of Credit issued for Entoleter's account for which the Borrowers have not reimbursed the Issuing Bank, plus the aggregate amount of all payments made by the Lenders to the Issuing Bank for participations in Letters of Credit issued for Entoleter's account for which the Borrowers have not reimbursed the Lenders.

                     "ENTOLETER LINE OF CREDIT" means the aggregate revolving line of credit extended by the Lenders to Entoleter for Revolving Loans and Letters of Credit pursuant to and in accordance with the terms of this Credit Agreement, in the amount of $5,000,000 as such revolving line of credit may be reduced from time to time in accordance with this Credit Agreement.

                     "ENVIRONMENTAL LAWS" means all federal, state and local statutes, laws (including common or case law), rulings, regulations or governmental, administrative or judicial orders or interpretations applicable to the business or property of the Credit Parties or any of their Subsidiaries relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

                     "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sections 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

                     "ERISA AFFILIATE" means any entity required to be aggregated with a Credit Party or any of its Subsidiaries under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

                     "EQUITY PROCEEDS AMOUNT" shall initially be zero, which amount shall be (a) INCREASED at the time of receipt by any Credit Party of Net Cash Proceeds from the issuance of any equity securities after the Closing Date by the amount of such Net Cash Proceeds, (b) REDUCED at the time any Capital Expenditure is made pursuant to Section 7.2(r)(ii) by the amount of such Capital Expenditure and (c) REDUCED at the time any Investment is made pursuant to Section 7.2(f) with such Net Cash Proceeds by the amount of such Investment.

                     "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule 1, as such Schedule may be amended from time to time (or, if no such office is specified, its Domestic Lending Office), or such other office or Affiliate of such Lender as such Lender may from time to time specify in writing to the Borrowers and the Agent.

                     "EURODOLLAR RATE" means, with respect to the Interest Period for each Eurodollar Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the rate (rounded upward to the nearest whole multiple of one-sixteenth (1/16) of one percent (1%) per annum, if such rate is not such a multiple) of the offered quotation, if any, to first class banks in the Eurodollar market by Bankers Trust Company for Dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loan for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply as of approximately 10:00 a.m. (New York City time) two (2)

     Business Days prior to the commencement of such Interest Period.

                     "EURODOLLAR RATE LOAN" means a Loan that bears interest as provided in Section 4.2.

                     "EVENT OF DEFAULT" is defined in Section 8.1.

                     "EXCESS CASH FLOW" means with respect to any period ending on the last day of a fiscal quarter of the Guarantor, and measured on a cumulative basis for the period (the "Measurement Period") from October 1, 1996 through the last day of such fiscal quarter, EBITDA for the Measurement Period MINUS the sum without duplication of (i) cash Interest Expense of the Guarantor and its Restricted Subsidiaries for the Measurement Period, (ii) cash income taxes of the Guarantor and its Restricted Subsidiaries for the Measurement Period, (iii) all Capital Expenditures of the Guarantor and its Restricted Subsidiaries made during the Measurement Period, (iv) all cash dividends declared by the Guarantor during the Measurement Period, regardless of when such dividends are actually paid, (v) all principal payments on Indebtedness of the Guarantor or its Restricted Subsidiaries other than payments on the Line of Credit which do not permanently reduce the Commitments and (vi) all Investments made by the Guarantor and its Restricted Subsidiaries from the Closing Date through the date of determination.

                     "EXISTING INDEBTEDNESS" means the Indebtedness of the Guarantor and its Restricted Subsidiaries existing on the date of the initial Loan hereunder as set forth on Schedule 2.

                     "EXISTING LOAN FACILITIES" means the collective reference to the Credit Agreement between Spinnaker and Bankers Trust Company dated as of April 5, 1996; the Credit Agreement among Central Products Acquisition Corp., Spinnaker and Heller Financial Inc., as agent dated as of September 29, 1995, as heretofore amended; the Loan and Security Agreement between Brown and Transamerica Business Credit Corporation dated as of September 16, 1994, as heretofore amended; and the Loan and Security Agreement between Entoleter and Transamerica Business Credit Corporation dated as of February 21, 1995, as heretofore amended; and all other agreements, documents and instruments executed and delivered by the Guarantor or any of its Subsidiaries in connection therewith, each as heretofore amended, supplemented or otherwise modified.

                     "EXPENSES" means all costs and expenses of the Agent and the Collateral Agent incurred in connection with the Credit Documents and the transactions contemplated therein, including, without limitation,
     (i) the costs of conducting record searches, examining collateral, opening bank accounts and lockboxes, depositing checks, receiving and transferring funds (including charges for checks for which there are insufficient funds), and other costs of administration and enforcement of the rights of the Lenders under the Credit Documents, (ii) the reasonable fees and expenses of legal counsel and paralegals (including the allocated cost of internal counsel and paralegals so long as not duplicative of outside counsel), accountants, appraisers and other consultants, experts or advisors retained by the Agent, (iii) fees and taxes in connection with the filing of financing statements, and (iv) the costs of preparing and recording Collateral Documents, releases of Collateral, and waivers, amendments, and terminations of any of the Credit Documents.

                     "EXPIRATION DATE" means the earlier of the date occurring five (5) years from the Closing Date and the date of termination of the Commitments pursuant to the terms hereof.

                     "FACING FEE" is defined in Section 4.4(a).

                     "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by it.

                     "FEES" means, collectively, the Unused Line Fee, the Collateral Agent Fee, the Agent Fee, the Closing Fee, Letter of Credit Fees, the Issuing Bank Fees and the Facing Fee.

                     "FINANCIAL STATEMENTS" means the consolidated (and if requested by the Agent, consolidating) balance sheets, statements of operations, statements of cash flows and statements of changes in shareholder's equity of a Person for the period specified, prepared in accordance with GAAP and consistent with prior practices.

                     "FOREIGN LENDER" means any Lender organized under the laws of a jurisdiction outside of the United States.

                     "FUNDING BANK" is defined in Section 4.9.

                     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

                     "GOVERNING DOCUMENTS" means, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person.

                     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                     "GUARANTOR" is defined in the Preamble to this Agreement.

                     "GUARANTOR ACCOUNT" is defined in Section 7.2(p).

                     "GUARANTY" means the Guaranty, substantially in the form of Exhibit H, made by the Guarantor in favor of the Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time.

                     "HAZARDOUS MATERIALS" means any and all pollutants and contaminants and any and all toxic, caustic, radioactive or hazardous materials, substances or wastes that are regulated under any Environmental Laws, including without limitation, petroleum, its derivatives and by-products and any other hydrocarbons.

                     "HIGHEST LAWFUL RATE" means, at any given time during which any Obligations shall be outstanding hereunder, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under New York (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

                     "INDEBTEDNESS" of any Person means (a) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), whether on open account or evidenced by a note, bond, debenture or similar instrument,
     (b) obligations under capital leases computed in accordance with GAAP,
     (c) reimbursement obligations for letters of credit, banker's acceptances or other credit accommodations, (d) liabilities under any Interest Rate Agreement, (e) Contingent Obligations and (f) obligations secured by any Lien on that Person's property, even if that Person has not assumed such obligations.

                     "INDEMNIFIED PARTY" is defined in Section 11.10(a).

                     "INSOLVENCY EVENT" means, with respect to any Person, the occurrence of any of the following: (a) such Person shall be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (b) such Person shall seek dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (c) such Person shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, (d) such Person shall file a voluntary petition under any bankruptcy, insolvency or similar law, or (e) such Person, or a substantial portion of its property, assets or business shall become the subject of an involuntary proceeding or petition for its dissolution, reorganization, or the appointment of a receiver, trustee, custodian or liquidator or shall become subject to any writ, judgment, warrant of attachment, execution or similar process.

                     "INTERCOMPANY SUBORDINATED NOTE" means an Intercompany Subordinated Note, substantially in the form of Exhibit L and which incorporates the terms set forth on Annex A thereto, made by one Credit Party in favor of another Credit Party, as amended, supplemented or otherwise modified from time to time.

                     "INTEREST EXPENSE" means the consolidated expense of a Person for interest on Indebtedness, computed in accordance with GAAP.

                     "INTEREST PERIOD" means for any Eurodollar Rate Loan the period commencing on the date of such Borrowing and ending on the last day of the period selected by a Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, in each case as a Borrower may, in an appropriate Notice of Borrowing, Notice of Continuation or Notice of Conversion, select; PROVIDED, HOWEVER, that a Borrower may not select any Interest Period that ends after the Expiration Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

                     "INTEREST RATE AGREEMENT" means any interest rate protection or hedge agreement, including, without limitation, any interest rate future, option, swap and cap agreement approved by the Majority Lenders.

                     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, any amendments thereto, and any successor statute thereto and regulations and guidance promulgated thereunder.

                     "INTERNAL REVENUE SERVICE" or "IRS" means the United States Internal Revenue Service and any successor agency.

                     "INVENTORY" is defined in the Security Agreement.

                     "INVESTMENT" means all expenditures made and all liabilities incurred and assumed (including Contingent Obligations) for or in connection with Acquisitions, loans, advances, capital contributions or transfers of property to a Person. In determining the aggregate amount of Investments outstanding at any particular time, (a) a guaranty shall be valued at not less than the principal amount outstanding of the obligation guaranteed, or if less, the maximum stated amount of such guaranty;
     (b) returns of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution) shall be deducted; (c) earnings, whether as dividends, interest or otherwise, shall not be deducted; and (d) decreases in the market value of such Investments shall not be deducted unless such decreases are computed in accordance with GAAP.

                     "ISSUING BANK" means Bankers Trust Company as provided in the Preamble to this Credit Agreement or any Lender, Affiliate of any Lender or other financial institution acceptable to the Agent and the Borrowers which may at any time issue or be requested to issue a Letter of Credit under this Credit Agreement.

   "ISSUING BANK FEES" is defined in Section 4.4(b).

   "LENDER" is defined in the Preamble to this Credit Agreement.

   "LENDER ADVANCES" is defined in Section 2.2.

   "LETTER OF CREDIT AGREEMENT" is defined in Section 3.4.

   "LETTER OF CREDIT FEE" is defined in Section 4.4(a).

   "LETTER OF CREDIT OBLIGATIONS" means, without duplication, the total of the Brown Letter of Credit Obligations, the Central Letter of Credit Obligations and the Entoleter Letter of Credit Obligations.

   "LETTER OF CREDIT RELATED DOCUMENTS" is defined in Section 3.8.

   "LETTER OF CREDIT REQUEST" is defined in Section 3.4.

   "LETTERS OF CREDIT" means all letters of credit issued for the account of a Borrower pursuant to Article III of this Credit Agreement and all amendments, renewals, extensions or replacements thereof.

   "LIEN" means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title, or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

   "LINE OF CREDIT" means the aggregate revolving line of credit extended by the Lenders to the Borrowers for Revolving Loans and Letters of Credit pursuant to and in accordance with the terms of this Credit Agreement, in the amount of $40,000,000, as such revolving line of credit may be reduced from time to time in accordance with this Credit Agreement.

   "LOAN ACCOUNT" is defined in Section 2.10.

   "LOANS" means the Revolving Loans made from time to time hereunder.

   "LOCKBOX AGREEMENTS" is defined in Section 2.12.

   "LOCKBOX BANKS" is defined in Section 2.12.

   "LOCKBOXES" is defined in Section 2.12.

   "MAJORITY LENDERS" means both Lenders or if there are more than two Lenders, those Lenders owed or holding in the aggregate 51% or more of the total Commitments or if the Commitments are terminated, 51% or more of the Revolving Loans or Letter of Credit Obligations then outstanding.

   "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect on the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Guarantor and its Restricted Subsidiaries, taken as a whole, (ii) the impairment of any Credit Party's ability to perform its obligations under the Credit Documents to which it is a party or the material impairment of the ability of the Agent or the Lenders to enforce the Obligations or realize upon the Collateral, or (iii) a material adverse effect on the value of the Collateral or the amount which the Agent or the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral.

   "MATERIAL CONTRACT" means any contract or other arrangement to which a Credit Party or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect. Material Contract shall include the Tax Sharing Agreement and the Overhead Allocation Agreement.

   "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Credit Party, any of its Subsidiaries or any ERISA Affiliate has contributed within the past six years or with respect to which any Credit Party or any of its Subsidiaries may incur any liability.

   "NET CASH PROCEEDS" means, with respect to any Asset Sale or issuance of any equity securities by a Credit Party, the aggregate amount of cash received from time to time by or on behalf of such Credit Party in connection with such transaction after deducting therefrom only (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction, and (c) in the case of any Asset Sale, the amount of any Indebtedness secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition.

   "NET INCOME" means, for any period, the net income of a Person, as reflected on the Financial Statements of such Person for such period.

   "NOTICE OF BORROWING" is defined in Section 2.2(a).

    NOTICE OF CONTINUATION" is defined in Section 4.8(a).

   "NOTICE OF CONVERSION" is defined in Section 4.8(b).

    "OBLIGATIONS" means the unpaid principal and interest hereunder (including interest accruing on or after the occurrence of an Insolvency Event, whether or not an allowed claim), reimbursement obligations under Letters of Credit, Fees, Expenses and all other obligations and liabilities of the Guarantor or any of the Borrowers to the Agent, the Collateral Agent, the Issuing Bank or to the Lenders under this Credit Agreement, the Revolving Notes or any other Credit Document.

   "OFFERING MEMORANDUM" means the Offering Memorandum dated October 23, 1996 with respect to the Senior Notes.

   "OTHER TAXES" is defined in Section 4.10(b).

   "OVERHEAD ALLOCATION AGREEMENT" means the Overhead Allocation Agreement among the Guarantor and its Restricted Subsidiaries ated October 23, 1996.

   "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

   "PENDING BORROWINGS" means, with respect to a Borrower, prospective Borrowings by such Borrower for which a Notice of Borrowing has been delivered but for which Revolving Loans have not been advanced.

   "PERMITTED ACQUISITIONS" means an Acquisition which

           (i) would not contravene the provisions of Sections 7.2(f) and (i);

          (ii) is not an Acquisition of capital stock or assets (unless such assets are principally located in the United States) of a corporation incorporated outside of the United States or an Acquisition which is principally of assets located outside of the United States; and

         (iii) involves an Investment by or through the Guarantor or a Borrower or, with the consent of the Agent which shall not be unreasonably withheld, a Restricted Subsidiary of the Guarantor (other than a Borrower) or a Borrower;

PROVIDED that (A) if the Investment is by a Restricted Subsidiary of the Guarantor or of a Borrower, such Restricted Subsidiary, to the extent it has not previously done so, promptly guarantees the Obligations and grants the Agent liens and security interests in all of its Accounts, Inventory and related intangibles to secure such guaranty, (B) if capital stock of a Person is issued or otherwise acquired by a Borrower or a Subsidiary in connection with such Investment, such Person promptly guarantees the Obligations and grants the Agent liens and security interests on all of its Accounts, Inventory and related intangibles, (C) if assets (other than capital stock) are acquired in connection with such Acquisition, the Agent is granted liens and security interests on all of such assets consisting of Accounts, Inventory and related intangibles, (D) all documentation granting the Agent a guaranty or a security interest shall be in form and substance satisfactory to the Agent and (E) the Credit Parties shall take, and shall cause such Subsidiary to take, all such further actions and execute all such further documents and instruments as the Agent reasonably determines in its sole discretion to be necessary or desirable to cause the execution, delivery and performance of such documentation to be duly authorized and to perfect, protect or enforce the security interests and Liens (and the priority status thereof) granted to the Agent.

   "PERMITTED DISCRETION" means the Agent's good faith judgment based upon any factor which the Agent believes in good faith: (i) will or could reasonably be expected to materially adversely affect the value of any Collateral, the enforceability or priority of the Agent's Liens thereon or the amount which the Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to the Agent by any Person on behalf of a Credit Party is incomplete, inaccurate or misleading in any material respect;
(iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving the Guarantor or any of its Subsidiaries or any of the Collateral; or (iv) creates or reasonably could be expected to create a Default or Event of Default. In exercising such judgment, the Agent may consider such factors already included in or tested by the definition of Eligible Accounts Receivable or Eligible Inventory, as well as any of the following factors: (i) changes in collection history and dilution with respect to the Accounts, (ii) changes in demand for, and pricing of, Inventory, (iii) changes in any concentration of risk with respect to Accounts or Inventory, and (iv) any other factors that change the credit risk of lending to the Borrowers on the security of the Accounts or Inventory. The burden of establishing lack of good faith shall be on the Borrowers.

   "PERMITTED HOLDERS" means and includes (a) Mario Gabelli; each Affiliate of Mario Gabelli (or which was such preceding the death of Mario Gabelli); Richard J. Boyle; each Affiliate of Richard J. Boyle; Ned N. Fleming, III; each Affiliate of Ned N. Fleming, III; each member of the immediate family of each of the foregoing natural persons and any trust or similar device created for the benefit of any one or more of the foregoing and each Person which acquires a direct or indirect beneficial ownership interest in shares of stock of the Guarantor as an executor or administrator for or by way of inheritance or bequest from one or more of the natural persons described in the preceding clause (a) following the death of such Person; and (b) each group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) which is controlled by (with the term "controlled by" as used herein to be determined in a manner consistent with the phrase "controlled by" as used in the definition of Affiliate contained herein) one or more of the Permitted Holders described in the preceding clause (a), but only so long as the respective such group to so controlled.

   "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and be continuing: (a) Liens for taxes, assessments and governmental charges not yet due and payable or which are being diligently contested in good faith by a Credit Party or one of its Subsidiaries by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by the Credit Party or one of its Subsidiaries for the payment of the same; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue and, in any case, where the property subject thereto is not material to the operations of the Person whose assets are subject to such Lien or which are being diligently contested in good faith and by appropriate proceedings and as to which appropriate reserves are being maintained; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations, not to exceed an aggregate of $200,000; and (d) easements, rights of way and other encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Person whose property is subject to such easement, right of way or encumbrance.

   "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

   "PLAN" means any employee benefit plan, program or arrangement maintained or contributed to by a Credit Party, any of its Subsidiaries or any ERISA Affiliate or with respect to which any of them may incur liability.

   "PRIME LENDING RATE" means the rate which Bankers Trust Company announces as its prime lending rate from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers Trust Company and each of the Lenders may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

   "PRIME RATE LOAN" means a Loan that bears interest as provided in
Section 4.1.

   "PROHIBITED TRANSACTION" is defined in Section 6.1(r)(v).

   "PROPORTIONATE SHARE" of a Lender means a fraction, expressed as a decimal, obtained by dividing its Commitment by the total Commitments of all the Lenders or, if the Commitments are terminated, by dividing its then outstanding Revolving Loans and/or Letter of Credit Obligations by the aggregate Revolving Loans and/or Letter of Credit Obligations then outstanding.

   "PURCHASE MONEY LIENS" is defined in Section 7.2(b)(v).

   "RATE OF EXCHANGE" means the rate at which the Agent is able on the relevant date to purchase Dollars with other currency and shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into Dollars.

   "REDUCED RATE" is defined in Section 4.10(e), relating to backup withholding tax.

   "REGISTER" is defined in Section 11.8(c).

   "REPORTABLE EVENT" means any of the events described in Section 4043 of ERISA and the regulations thereunder, other than a reportable event for which the 30-day notice requirement to the PBGC has been waived.

   "REQUIREMENT OF LAW" means (a) the Governing Documents of a Person, (b) any law, treaty, rule or regulation or determination of an arbitrator, court or other Governmental Authority, or (c) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Person or any of its property.

   "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

   "RETIREE HEALTH PLAN" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to persons after termination of employment, other than as required by Section 601 of ERISA.

   "REVOLVING LOANS" is defined in Section 2.1(a).

   "REVOLVING NOTE" means a promissory note of each Borrower payable to the order of each Lender, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

   "SECURITY AGREEMENT" means the Security Agreement, substantially in the form of Exhibit G, made by the Credit Parties in favor of the Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time.

                     "SENIOR NOTE DOCUMENTS" is defined in Section 5.1(g).

                     "SENIOR NOTE GUARANTY" means the Guaranty, dated
     October 23, 1996, made by the Borrowers in favor of the Chase Manhattan Bank, as Trustee, as amended, supplemented or otherwise modified in accordance with the terms of this Agreement and any Guaranty of the Senior Notes by any Credit Party as permitted by the terms of this Agreement.

                     "SENIOR NOTES" means $115,000,000 aggregate principal amount of the Guarantor's 10.75% Senior Secured Notes due 2006 offered pursuant to the Offering Memorandum.

                     "SETTLEMENT DATE" is defined in Section 2.6(a).

                     "SUBSIDIARY" means as to any Person, a corporation or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or appoint other managers of such corporation or other entity. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Guarantor.

                     "TAPE INC." means Tape Inc., a Delaware corporation.

                     "TAPE ACQUISITION" means the acquisition by a Credit Party of all of the issued and outstanding capital stock of Tape Inc.

                     "TAXES" is defined in Section 4.10(a).

                     "TAX SHARING AGREEMENT" means the Tax Sharing Agreement among the Guarantor and its Restricted Subsidiaries to be delivered pursuant to Section 7.1(r), which shall be in form and substance satisfactory to the Agent.

                     "TAX TRANSFEREE" is defined in Section 4.10(a).

                     "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (ii) the withdrawal of a Credit Party, any of its Subsidiaries or any

     ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA);
     (iii) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA); (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (a) which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) that is reasonably likely to result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of a Credit Party, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

                     "TYPE" means, with respect to any Loan, whether such Loan is a Eurodollar Rate Loan or a Prime Rate Loan.

                     "UNRESTRICTED SUBSIDIARY" means a Subsidiary of the Guarantor that is designated an Unrestricted Subsidiary by the Board of Directors of the Guarantor in the manner provided below and any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Guarantor may designate any Subsidiary (including any newly acquired or newly formed Subsidiary but excluding the Borrowers) to be an Unrestricted Subsidiary unless such Subsidiary owns any capital stock of, or owns or holds any Lien on, any property of the Guarantor or any of its Subsidiaries (other than a Subsidiary of the Subsidiary to be designated as an Unrestricted Subsidiary) PROVIDED that the Guarantor certifies to the Agent that such designation complies with 7.2(f)(x) and each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Guarantor or any of its Restricted Subsidiaries. The Board of Directors of the Guarantor may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if immediately before and immediately after giving effect to such designation, no

     Default or Event of Default shall have occurred and be continuing and the Majority Lenders approve such designation in writing.
     Any such designation by the Board of Directors shall be evidenced to the Agent by promptly sending to the Agent a copy of the resolution giving effect to such designation and an officers' certificate that such designation complied with the foregoing provisions.

                     "UNUSED AVAILABILITY" means, at any time of determination, the excess of (x) the lesser of the Borrowing Base or the Line of Credit over (y) the sum of the unpaid principal amount of the Loans outstanding, Pending Borrowings and the Letter of Credit Obligations.

                     "UNUSED LINE FEE" is defined in Section 4.5(a).

                     "VOTING STOCK" with respect to any Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in elections of directors of such Person.

                     SECTION 1.2. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise defined or specified herein, all accounting terms used in this Credit Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the audited Financial Statements of the Guarantor and its Restricted Subsidiaries delivered to the Agent on or before the Closing Date. All accounting determinations for purposes of determining compliance with Section 7.2(r) through (u) shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited Financial Statements of the Guarantor and its Restricted Subsidiaries delivered to the Agent on or before the Closing Date. The Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited Financial Statements of the Guarantor and its Restricted Subsidiaries delivered to the Agent on or before the Closing Date, the certificates required to be delivered pursuant to Section 7.1 demonstrating compliance with the covenants contained herein shall include calculations setting forth the adjustments necessary to demonstrate how the Guarantor and its Restricted

Subsidiaries are in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

                     SECTION 1.3. OTHER TERMS; HEADINGS. Terms used herein that are defined in the Uniform Commercial Code, in effect from time to time, in the State of New York (the "CODE") shall have the meanings given in the Code. Each of the words "hereof," "herein," and "hereunder" refer to this Credit Agreement as a whole. An Event of Default shall "continue" or be "continuing" until such Event of Default has been cured or waived in accordance with
Section 11.11 hereof. References to Articles, Sections, Annexes, Schedules, and Exhibits are internal references to this Credit Agreement, and to its attachments, unless otherwise specified. The headings and the Table of Contents are for convenience only and shall not affect the meaning or construction of any provision of this Credit Agreement.

                     SECTION 1.4. COMPUTATION OF TIME PERIODS. In this Credit Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."


                                   ARTICLE II

                                 REVOLVING LOANS

                     SECTION 2.1.  REVOLVING CREDIT COMMITMENTS.

                     (a) Subject to the terms and conditions set forth in this Credit Agreement, on and after the Closing Date and to and excluding the Expiration Date, each Lender severally agrees to make loans and advances ("REVOLVING LOANS") to the following Borrowers in an amount not to exceed at any time its Proportionate Share of the following:

                        (i) TO BROWN: an aggregate amount equal to the lesser of (x) the Brown Line of Credit and (y) the Brown Borrowing Base, minus in each case, the then outstanding Brown Letter of Credit Obligations and the Pending Borrowings of Brown provided that no Revolving Loan or

     Letter of Credit may be incurred if after giving effect thereto an amount equal to fifty percent (50%) of the sum of the Revolving Loans extended by the Lenders to Brown and Brown Letter of Credit Obligations exceeds the Brown Accounts Borrowing Base;

                        (ii) TO CENTRAL: an aggregate amount equal to the lesser of (x) the Central Line of Credit and (y) the Central Borrowing Base, minus, in each case, the then outstanding Central Letter of Credit Obligations and the Pending Borrowings of Central provided that no Revolving Loan or Letter of Credit may be incurred if after giving effect thereto an amount equal to fifty percent (50%) of the sum of the Revolving Loans extended by the Lenders to Central and Central Letter of Credit Obligations exceeds the Central Accounts Borrowing Base;

                        (iii) TO ENTOLETER: an aggregate amount equal to the lesser of (x) the Entoleter Line of Credit and (y) the Entoleter Borrowing Base, minus, in each case, the then outstanding Entoleter Letter of Credit Obligations and the Pending Borrowings of Entoleter provided that no Revolving Loan or Letter of Credit may be incurred if after giving effect thereto an amount equal to forty-five percent (45%) of the sum of the Revolving Loans extended by the Lenders to Entoleter and Entoleter Letter of Credit Obligations exceeds the Entoleter Accounts Borrowing Base.

                     (b) The Agent, at any time in the exercise of its Permitted Discretion after consultation with the Collateral Agent, on not less than ten
(10) days' prior written notice to the applicable Borrower, may (i) establish and increase or decrease reserves against Eligible Accounts Receivable and Eligible Inventory for any of the Borrowers, and (ii) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definitions of Eligible Accounts Receivable and Eligible Inventory. The ten (10) day notice in this section shall not apply to a determination by the Agent with respect to whether a specific Account, all Accounts of an account debtor or any Inventory should be deemed ineligible. Such determination may be made at any time by the Agent without notice in the exercise of its Permitted Discretion. The Agent may, but shall not be obligated to, rely on each Borrowing Base

Certificate and any other schedules or reports in determining the eligibility of Accounts and Inventory.

                     (c) Notwithstanding anything in this Credit Agreement to the contrary, the Lenders shall not be obligated to make any Revolving Loans to any Borrower if such requested Revolving Loan, when added to the aggregate amount of Revolving Loans and all Letter of Credit Obligations then outstanding, would cause the sum of the Revolving Credit Loans and the Letter of Credit Obligations to exceed the lesser of (i) the Line of Credit and (ii) the Borrowing Base then in effect.

                     SECTION 2.2. BORROWING OF REVOLVING LOANS. It is contemplated that Revolving Loans will be made available to the Borrowers directly by the Lenders ("LENDER ADVANCES") and, in the circumstances described in Section 2.2(b), from the Agent acting on behalf of the Lenders ("AGENT ADVANCES"). The Revolving Loans made by any Lender to any Borrower shall be evidenced by a Revolving Note made by such Borrower payable to the order of such Lender, with appropriate insertions as to the date and principal amount.

                     (a) LENDER ADVANCES OF REVOLVING LOANS. Subject to the determination by the Agent and the Lenders that the conditions for borrowing contained in Section 5.2 are satisfied, upon notice from a Borrower to the Agent, substantially in the form of Exhibit C ("NOTICE OF BORROWING") received by the Agent before 2:00 p.m. (New York City time) on a Business Day, Lender Advances of Revolving Loans shall be made to such Borrower to the extent of each Lender's Proportionate Share of the requested Borrowing. The Notice of Borrowing shall specify whether the requested Borrowing is of Prime Rate Loans or Eurodollar Rate Loans.

                     (b)  AGENT ADVANCES OF REVOLVING LOANS.   The Agent is
authorized by the Lenders, but is not obligated, to make Agent Advances (i) upon a Notice of Borrowing received by the Agent before 3:00 p.m. (New York City time) on a Business Day, or (ii) upon advice received by the Agent on a Business Day from the Disbursement Account Bank of the face amount of checks drawn on a Disbursement Account, which have been or will be presented for payment on that day, minus the amount of funds then available in such Disbursement Account. All Agent Advances shall be Prime

Rate Loans. Agent Advances will not at any time exceed the applicable amount available for borrowing under Section 2.1(a). Agent Advances will be subject to periodic settlement with the Lenders under Section 2.6. Agent Advances may be made only in the following circumstances:

          (i) For administrative convenience, the Agent may, but is not obligated to, make Agent Advances in reliance upon a Borrower's actual or deemed representations under Section 5.2 that the conditions for borrowing are satisfied.

         (ii) If the conditions for borrowing under Section 5.2 cannot be fulfilled, a Borrower shall in its Notice of Borrowing or otherwise give immediate notice thereof to the Agent, with a copy to each of the Lenders, and the Agent may, but is not obligated to, continue to make Agent Advances for twenty (20) Business Days from the date the Agent first receives such notice, or until sooner instructed by the Majority Lenders to cease.

          SECTION 2.3. DISBURSEMENT OF REVOLVING LOANS. The proceeds of Revolving Loans shall be transmitted by the Agent (x) upon advice received by the Agent from the Disbursement Account Bank, as described in Section 2.2(b), directly to the applicable Disbursement Account, (y) in the circumstances described in Section 3.5, directly to the Issuing Bank and (z) in all other circumstances, as requested by a Borrower in its Notice of Borrowing.

          SECTION 2.4. NOTICES OF BORROWING. Notices of Borrowing may be given under this Section by telephone or facsimile transmission, and, if by telephone, promptly confirmed by a writing. A Borrower shall specify in each Notice of Borrowing whether the conditions for the requested borrowing are satisfied. A Borrower may request one or more borrowings of Prime Rate Loans by Notice of Borrowing given not later than 2:00 p.m. (New York City time) on the same Business Day as the proposed Borrowing. Notice of Borrowing for Eurodollar Rate Loans shall be given not later than 2:00 p.m. (New York City time) on the third Business Day prior to the proposed Borrowing. Each Notice of Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Loans of the same Type and, if such Borrowing is to consist of Eurodollar Rate

Loans, shall be in an aggregate amount for all Lenders of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof. The right of a Borrower to choose Eurodollar Rate Loans is subject to the provisions of
Section 4.8. Once given, a Notice of Borrowing is irrevocable by and binding on the Borrower delivering such notice. Each Borrower shall provide to the Agent a list, with specimen signatures, of officers authorized to request Revolving Loans and Letters of Credit. The Agent is entitled to rely upon each such list until it is replaced by the applicable Borrower.

          SECTION 2.5. SAME DAY SETTLEMENT OF LENDER ADVANCES. The Agent shall give each Lender prompt notice by telephone or facsimile transmission of a Notice of Borrowing that requests Lender Advances of Revolving Loans. No later than 3:00 p.m. (New York City time) on the date of receipt of the Notice of Borrowing, each Lender shall make available to the Agent at the Agent's address such Lender's Proportionate Share of such borrowing in immediately available funds. Unless the Agent receives contrary written notice prior to the date of any such borrowing of Revolving Loans, it is entitled to assume that each Lender will make available its Proportionate Share of the borrowing and in reliance upon that assumption, but without any obligation to do so, may advance such Proportionate Share on behalf of such Lender.

          SECTION 2.6.  PERIODIC SETTLEMENT OF AGENT ADVANCES AND REPAYMENTS.

          (a) THE SETTLEMENT DATE. The amount of each Lender's Proportionate Share of Revolving Loans shall be computed weekly (or more frequently in the Agent's discretion) and shall be adjusted upward or downward based on all Revolving Loans (including Agent Advances) and repayments received by the Agent as of 5:00 p.m. (New York City time) on the last Business Day of the period specified by the Agent (such date, the "SETTLEMENT DATE").

          (b) SUMMARY STATEMENTS; SETTLEMENTS OF PRINCIPAL. The Agent shall deliver to each of the Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Revolving Loans (including Agent Advances) to each of the Borrowers. As reflected on the summary statement:
(i) the Agent
shall transfer to each Lender its Proportionate Share of repayments; and (ii) each Lender shall transfer to the Agent, or the Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each Lender shall be equal to such Lender's Proportionate Share of the aggregate amount of Revolving Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Agent by the Lenders and is received by the Lenders prior to 12:00 Noon (New York City time) on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. (New York City time) that day; and, if received after 12:00 Noon (New York City time), then no later than 3:00 p.m. (New York City time) on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Agent.

          (c) DISTRIBUTION OF INTEREST AND UNUSED LINE FEES. Interest on the Revolving Loans (including Agent Advances), shall be allocated by the Agent to each Lender in accordance with the proportionate share of Revolving Loans actually advanced by and repaid to each Lender, and shall accrue from and including the date such Revolving Loans are so advanced and to but excluding the date such Revolving Loans are either repaid or actually settled under this Section. The amount of the Unused Line Fee shall be allocated by the Agent to each Lender in accordance with that Lender's Proportionate Share. After the end of each month, the Agent shall promptly, upon receipt from a Borrower, distribute to each Lender its share of the interest and Unused Line Fee accrued during such month. The Agent shall, upon receipt from a Borrower, distribute interest on Eurodollar Rate Loans promptly after it is received from a Borrower.

          SECTION 2.7. SHARING OF PAYMENTS. If any Lender shall obtain any payment pursuant to the terms of this Credit Agreement (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Loans made by it or its participation in Letters of

Credit in excess of its Proportionate Share of payments on account of the Loans or Letters of Credit obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them or in their participation in Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered, and PROVIDED, FURTHER that this Section shall not apply with respect to any fees which are intended to be for the benefit of less than all of the Lenders. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. Notwithstanding anything contained herein to the contrary, the sharing provisions of this Section shall not apply to any payments received by any Lender from or on behalf of the Borrowers or the Agent that is not made pursuant to the express terms and provisions of this Credit Agreement.

          SECTION 2.8.  DEFAULTING LENDERS.

          (a) A Lender who fails to pay the Agent its Proportionate Share of any Revolving Loans (including Agent Advances) made available by the Agent on such Lender's behalf, or who fails to pay any other amount owing by it to the Agent, is a defaulting lender ("DEFAULTING LENDER"). The Agent may recover all such amounts owing by a Defaulting Lender on demand. If the Defaulting Lender does not pay such amounts on the Agent's demand, the Agent shall promptly notify the Borrowers and the Borrowers shall, jointly and severally, pay such amounts within five (5) Business Days. In addition, the Defaulting Lender or the Borrowers, jointly and severally, shall pay the Agent interest on such amount for each day from the date it was made available by the Agent to the Borrowers to the date it is recovered by the Agent at a rate PER ANNUM equal to (x) the overnight Federal Funds Rate, if paid by the Defaulting Lender, or (y) the then applicable rate of interest calculated under Section 4.1, if paid by the Borrowers; plus, in each case, the Expenses and losses, if any, incurred as a result of the Defaulting Lender's failure to perform its obligations.

          (b) The failure of any Lender to fund its Proportionate Share of any Revolving Loan (including Agent Advances) shall not relieve any other Lender of its obligation to fund its Proportionate Share of such Revolving Loan. Conversely, no Lender shall be responsible for the failure of another Lender to fund such other Lender's Proportionate Share of a Revolving Loan.

          (c) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by a Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to the Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to the Credit Documents and determining Proportionate Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). This Section shall remain effective with respect to such Lender until (x) the Defaulting Lender has paid all amounts required to be paid to the Agent hereunder or (y) the Majority Lenders, the Agent and the Borrowers shall have waived such Lender's default in writing. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrowers of their duties and obligations hereunder.

          SECTION 2.9. MANDATORY AND VOLUNTARY PAYMENT; MANDATORY AND VOLUNTARY REDUCTION OF COMMITMENTS.

     (a) In no event shall the sum of the aggregate outstanding principal balance of the Revolving Loans and all Letter of Credit Obligations outstanding exceed the lesser of the Borrowing Base and the Line of Credit at any time. Immediately upon the discovery by a Borrower that any of the lending limits set forth in Sections 2.1(a) or this Section 2.9(a) has been exceeded, an amount sufficient to reduce the outstanding balances to the applicable maximum allowed amount shall become immediately due and payable.

          (b) On the Expiration Date, the Commitment of each Lender and the Line of Credit shall automatically reduce to zero and may not be reinstated.

          (c) The Borrowers may reduce or terminate the Commitments on a PRO RATA basis as among the Lenders at any time and from time to time in whole or in part; PROVIDED, HOWEVER, that each such reduction must be in an aggregate amount for all Lenders of not less than $1,000,000 (and in increments of $1,000,000 thereafter). Any reduction in the Commitments shall reduce the Line of Credit on a dollar-for-dollar basis. If the Borrowers seek to reduce the Commitments to an aggregate amount of less than $5,000,000, then the Commitments shall be reduced to zero and this Credit Agreement shall be terminated. Once reduced, no portion of the Commitments or the Line of Credit may be reinstated.

          (d) If any Credit Party shall receive any Net Cash Proceeds from the consummation of any Asset Sales or from the issuance of any equity securities, 100% of such Net Cash Proceeds shall be immediately paid to the Agent to be applied to repay the outstanding Revolving Loans, which amounts may be reborrowed, subject to the terms and conditions contained herein.

          SECTION 2.10. MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF ACCOUNT. The Agent shall maintain an account on its books in the name of each Borrower (each, a "LOAN ACCOUNT") in which a Borrower will be charged with all loans and advances made by the Lenders to such Borrower or for such Borrower's account, including the Revolving Loans, the Letter of Credit Obligations, the Fees, the Expenses and any other Obligations. Each Borrower's Loan Account will be credited with all amounts received by the Agent from such Borrower or for such Borrower's account, including, as set forth below, all amounts received in the applicable Collection Account from any Lockbox Bank. The Agent shall send each Borrower a monthly statement reflecting the activity in its Loan Account. Absent manifest error, each monthly statement shall be an account stated and shall be final, conclusive and binding on the Borrowers.

            SECTION 2.11. PAYMENT PROCEDURES. The Borrowers hereby authorize the Agent to charge the Loan Accounts with the amount of all interest, Fees and Expenses and other payments to be made hereunder and under the other Credit Documents. The Borrowers' obligations to the Agent and the Lenders with respect to such payments shall be discharged by the Agent's charging the Loan Accounts as provided herein.

            SECTION 2.12. COLLECTIONS. The Borrowers shall at all times maintain separate lockboxes (the "LOCKBOXES") and shall instruct all account debtors on their Accounts to remit all Collections to their respective Lockboxes. The Borrowers shall enter into agreements with the Agent and financial institutions selected by the Borrowers and acceptable to the Agent (the "LOCKBOX BANKS") substantially in the form of Exhibit I (the "LOCKBOX AGREEMENTS"), which among other things shall provide for the opening of an account with such Lockbox Bank for the deposit of Collections (each, a "COLLECTION ACCOUNT") and shall require the Agent's consent to its termination. All Collections and other amounts received by a Borrower from any account debtor, in addition to all other cash received from any other source, shall upon receipt be deposited into a Collection Account maintained by such Borrower. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all available amounts held in each Collection Account maintained by a Borrower shall be wired each Business Day into an account maintained by the Agent with respect to such Borrowers at Bankers Trust Company (each, a "BT ACCOUNT"). Termination of such arrangements shall also be subject to approval by the Agent. All amounts, other than Collections, received by the Borrowers from any source shall upon receipt be deposited into a second Collection Account maintained by the Agent at a Lockbox Bank.

            SECTION 2.13. APPLICATION OF PAYMENTS. All available amounts held in the BT Account with respect to a Borrower shall be distributed and applied on a daily basis in the following order: FIRST, to the payment of any Fees, Expenses or other Obligations then due and payable by such Borrower to the Agent under any of the Credit Documents, including amounts advanced by the Agent on behalf of the Lenders pursuant to Section 2.4 or 2.5; SECOND, to the payment of any Fees, Expenses or other Obligations then due and payable by such Borrower to the Collateral Agent under any of the Credit Documents; THIRD, to the payment of any Fees, Expenses or other Obligations then due and payable by such Borrower to any Issuing Bank under any of the Credit Documents; FOURTH, to the ratable payment of fees, Expenses or other Obligations then due and payable by such Borrower to the Lenders under any of the Credit Documents other than those Obligations specifically referred to in this Section 2.13; FIFTH, to the ratable payment of any interest then due and payable on the Loans to such Borrower; SIXTH; to the ratable payment of principal of any Loans to such Borrower which is then due and payable; and SEVENTH, to cash collateralize Letters of Credit in accordance with the provisions of Section 8.2(c). On any date after giving effect to the payment of all amounts required to be paid pursuant to the immediately preceding sentence by all Borrowers, to the extent there remain available funds in the BT Account with respect to a Borrower, such funds may be accessed by such Borrower and utilized by it for general corporate purposes pursuant to the terms of this Agreement. Any payment received hereunder as a distribution in any proceeding referred to in Section 8.1(g) shall, unless paid with respect to amounts specifically owing to the Agent, the Collateral Agent or the Issuing Bank, be distributed and applied by the Agent to the payment of the amounts due hereunder and under the Notes ratably in accordance with such amounts (or, if a court of competent jurisdiction shall otherwise specify, as specified by such court).

                                  ARTICLE III

                               LETTERS OF CREDIT

            SECTION 3.1. ISSUANCE OF LETTERS OF CREDIT. Subject to the terms and conditions of this Credit Agreement and in reliance upon the representations and warranties of the Borrowers set forth herein, the Issuing Bank shall issue Letters of Credit hereunder at the request of a Borrower and for its account, as more specifically described below. The Issuing Bank shall not be obligated to issue any Letter of Credit for the account of the Borrowers on or after the Expiration Date or if at the time of such requested issuance:

            (a) The face amount of such Letter of Credit requested by Brown,
(i) when added to the Brown Letter of Credit

Obligations then outstanding, would cause the Brown Letter of Credit Obligations to exceed $5,000,000 or (ii) when added to the aggregate amount of Revolving Loans to Brown and all Brown Letter of Credit Obligations then outstanding would cause the sum of the Revolving Loans to Brown and the Brown Letter of Credit Obligations to exceed the lesser of (x) the Brown Line of Credit and (y) the Brown Borrowing Base then in effect; or

            (b) The face amount of such Letter of Credit requested by Central, (i) when added to the Central Letter of Credit Obligations then outstanding, would cause the Central Letter of Credit Obligations to exceed $5,000,000 or (ii) when added to the aggregate amount of Revolving Loans to Central and all Central Letter of Credit Obligations then outstanding, would cause the sum of Revolving Loans to Central and the Central Letter of Credit Obligations to exceed the lesser of (x) the Central Line of Credit and (y) the Central Borrowing Base then in effect; or

            (c) The face amount of such Letter of Credit requested by Entoleter, (i) when added to the Entoleter Letter of Credit Obligations then outstanding, would cause the Entoleter Letter of Credit Obligations to exceed $1,000,000 or (ii) when added to the aggregate amount of Revolving Loans to Entoleter and all Entoleter Letter of Credit Obligations then outstanding, would cause the sum of Revolving Loans to Entoleter and the Entoleter Letter of Credit Obligations to exceed the lesser of (x) the Entoleter Line of Credit and (y) the Entoleter Borrowing Base in effect; or

            (d) The face amount of such Letter of Credit, when added to the aggregate amount of Revolving Loans and all Letter of Credit Obligations then outstanding would cause the sum of the Revolving Loans and the Letter of Credit Obligations to exceed the lesser of (i) the Line of Credit and (ii) the Borrowing Base then in effect; or

            (e) Any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect as of the Closing Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Issuing Bank as of the Closing Date and which the Issuing Bank deems in good faith to be material to it; or

            (f) A default of any Lender's obligations to fund under Section
3.6 exists, or such Lender is a Defaulting Lender, unless the Agent and the Issuing Bank have entered into satisfactory arrangements with the Borrower to eliminate the Issuing Bank's risk with respect to such Lender, including cash collateralization of such Lender's Proportionate Share of the Letter of Credit Obligations.

            SECTION 3.2. TERMS OF LETTERS OF CREDIT. The Letters of Credit shall be in a form customarily used by the Issuing Bank or in such other form as has been approved by the Issuing Bank. At the time of issuance, the amount and the terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Agent and the Borrowers. In no event may the term of any Letter of Credit issued hereunder exceed 365/366 days (except that such Letters of Credit may provide for annual renewal) and all Letters of Credit issued hereunder shall expire no later than the date that is five (5) Business Days prior to the Expiration Date. Any Letter of Credit containing an automatic renewal provision shall also contain a provision pursuant to which, notwithstanding any other provisions thereof, it shall not be renewable on or after the Expiration Date and it shall expire no later than the date that is five (5) Business Days prior to the Expiration Date. Notwithstanding the foregoing, a Letter of Credit may have an expiry date subsequent to the Expiration Date if such Letter of Credit is cash collateralized in a manner satisfactory to the Agent and in an amount equal to 105% of the aggregate face amount thereof or is supported by another letter of credit which is issued by a financial institution reasonably acceptable to the Agent and is in a form and contains terms and conditions reasonably satisfactory to the Agent.

            SECTION 3.3. LENDERS' PARTICIPATION. Immediately upon issuance or amendment by the Issuing Bank of any Letter of Credit in accordance with the procedures set forth in Sections 3.1 and 3.2, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Proportionate Share (based upon its Commitment) of the liability with respect to such Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto, other than amounts owing to the Issuing Bank consisting of Issuing Bank Fees) and any security therefor or guaranty pertaining thereto.

            SECTION 3.4. NOTICE OF ISSUANCE. (i) Whenever a Borrower desires the issuance of a Letter of Credit, such Borrower shall deliver to the Agent a written notice no later than 1:00 p.m. New York City time at least ten (10) Business Days (or such shorter period as may be agreed to by the Issuing
Bank) in advance of the proposed date of issuance of a letter of credit request in substantially the form attached as Exhibit F (a "LETTER OF CREDIT REQUEST") accompanied by such application and agreement for letter of credit (a "LETTER OF CREDIT AGREEMENT") as the Issuing Bank may specify to such Borrower in connection with such requested Letter of Credit. The transmittal by a Borrower of each Letter of Credit Request shall be deemed to be a representation and warranty by such Borrower that the Letter of Credit may be issued in accordance with and will not violate any of the requirements of Sections 3.1 and 3.2. Prior to the date of issuance of each Letter of Credit, the requesting Borrower shall provide to the Agent a precise description of the documents and the text of any certificate to be presented by the beneficiary of such Letter of Credit which if presented by such beneficiary on or prior to the expiration date of the Letter of Credit would require the Issuing Bank to make payment under the Letter of Credit. The Issuing Bank, in its reasonable judgment, may require changes in any such documents and certificates. No Letter of Credit shall require payment against a conforming draft to be made thereunder prior to the second Business Day (under the laws of the jurisdiction of the Issuing Bank) after the date on which such draft is presented. A Letter of Credit Request may be given in writing or electronically and, if requested by the Agent, with prompt confirmation in writing. Any electronic Letter of Credit Request shall be deemed to have been prepared by, or under the supervision of the chief financial officer or other Authorized Officer of the requesting Borrower. The Agent shall promptly provide the aforementioned Letter of Credit Request, document description and proposed text of certification to the Issuing Bank.

            SECTION 3.5. PAYMENT OF AMOUNT DRAWN UNDER LETTERS OF CREDIT. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall notify the Agent, which shall notify the Borrower on whose behalf the Letter of Credit was issued of such request, not later than 11:00 a.m. (New York City time) on the Business Day immediately prior to the date on which the Issuing Bank intends to honor such drawing. The Borrower on whose behalf the Letter of Credit was issued shall give notice to be received by the Agent and the Issuing Bank not later than 2:00 p.m. (New York City time) on such Business Day if it intends to reimburse the Issuing Bank for the amount of such drawing with funds other than the proceeds of Loans. Such notice from the Borrower shall be irrevocable and, if given, the Borrowers shall, jointly and severally, reimburse the Issuing Bank not later than the close of business (New York City time) on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing. If the Agent shall not have timely received such notice (i) the Borrower on whose behalf the Letter of Credit was issued shall be deemed to have timely given a Notice of Borrowing to the Agent to make Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the applicable conditions specified in Article V and the other terms and conditions of Borrowings contained herein, the Lenders shall, on the date of such drawing, make Loans in the amount of such drawing, the proceeds of which shall be applied directly by the Agent to reimburse the Issuing Bank for the amount of such drawing or payment. If for any reason, proceeds of Loans are not received by the Issuing Bank on such date in an amount equal to the amount of such drawing, the Borrowers shall, jointly and severally, be obligated to and shall reimburse the Issuing Bank, on the Business Day (under the laws of the jurisdiction of the Issuing Bank) immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in Section 4.1.

            SECTION 3.6. PAYMENT BY LENDERS. In the event that the Borrowers do not reimburse the Issuing Bank for the amount of any drawing pursuant to
Section 3.5, the Agent shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Issuing Bank an amount equal to its respective participation in same day funds, at the office of the Issuing Bank specified in such notice, not later than 1:00 p.m. (New York City time) on the first Business Day (under the laws of the jurisdiction of the Issuing
Bank) after the date notified by the Agent. In the event that any Lender fails to make available to the Issuing Bank the amount of such Lender's participation in such Letter of Credit as provided in this Section 3.6, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate for three (3) Business Days and thereafter at the Prime Lending Rate. The Agent or the Issuing Bank shall distribute to each other Lender which has paid all amounts payable by it under this Section 3.6 with respect to any Letter of Credit issued by the Issuing Bank such other Lender's Proportionate Share of all payments subsequently received by the Agent or the Issuing Bank from the Borrowers in reimbursement of drawings honored by the Issuing Bank under such Letter of Credit when such payments are received.

            SECTION 3.7. NATURE OF ISSUING BANK'S DUTIES. In determining whether to pay under any Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. As among the Borrowers, the Issuing Bank and each other Lender, the Borrowers assume all risks of the acts and omissions of the Issuing Bank, or misuse of the Letters of Credit issued by the Issuing Bank by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Issuing Bank nor any of the Lenders shall be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under such Letters of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise, whether or not they be in cipher, (v) for errors in interpretation of technical terms,
(vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit, or of the proceeds thereof, (vii) for the misapplication by the beneficiary of any such Letter of Credit, of the proceeds of any drawing honored under such Letter of Credit, and (viii) for any consequences arising from causes beyond the control of the Issuing Bank or the other Lenders. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create any liability of the Issuing Bank to the Borrowers or any Lender.

            SECTION 3.8. OBLIGATIONS ABSOLUTE. The joint and several obligations of the Borrowers to reimburse the Issuing Bank for drawings honored under the Letters of Credit and the obligations of the Lenders under
Section 3.6 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances including, without limitation, the following circumstances: (i) any lack of validity or enforceability of this Credit Agreement, any Letter of Credit, any Letter of Credit Agreement or any other agreement or instrument relating thereto (the "LETTER OF CREDIT RELATED DOCUMENTS"); (ii) the existence of any claim, set-off, defense or other right which the Borrowers or any Affiliate of the Borrowers may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), the Issuing Bank, any Lender or any other Person, whether in connection with this Credit Agreement, the other Credit Documents, the transactions contemplated herein or therein or any unrelated transaction; (iii) any draft, demand, certificate or any other documents presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; (v) payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (vi) failure of any drawing under a Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of any drawing; or (vii) the fact that a Default or Event of Default shall have occurred and be continuing; PROVIDED, HOWEVER, that the Borrowers shall have no obligation to reimburse the Issuing Bank and the Lenders shall have no obligation under
Section 3.6 in the event of the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of such Letter of Credit.

                                   ARTICLE IV

                           INTEREST, FEES AND EXPENSES

            SECTION 4.1. INTEREST ON PRIME RATE LOANS. The Borrowers shall, jointly and severally, pay to the Agent for the benefit of the Lenders interest on Prime Rate Loans two (2) Business Days after the last Business Day of each month, calculated monthly in arrears at an interest rate per annum equal to the Prime Lending Rate plus the Applicable Margin on the average net balances owing to the Agent and the Lenders at the close of business each day during such month. The rate under this Section 4.1 shall change each day as the Prime Lending Rate changes.

            SECTION 4.2. INTEREST ON EURODOLLAR RATE LOANS. The Borrowers shall, jointly and severally, pay to the Agent for the benefit of the Lenders interest on Eurodollar Rate Loans on the last day of each Interest Period with respect to such Eurodollar Rate Loan and, in the case of an Interest Period longer than three months, on the date occurring every three months from the first day of such Interest Period, at the date of conversion of such Eurodollar Rate Loan (or a portion thereof) to a Prime Rate Loan, and at maturity of such Eurodollar Rate Loan, in each case at a per annum interest rate equal during the Interest Period for such Eurodollar Loan to the Adjusted Eurodollar Rate for the Interest Period in effect for such Eurodollar Rate Loan plus the Applicable Margin. After maturity of such Eurodollar Rate Loan (whether by acceleration or otherwise), interest shall be payable upon demand. The Agent, upon determining the Adjusted Eurodollar Rate for any Interest Period, shall promptly notify the Borrowers and the Lenders by telephone (confirmed promptly in writing) or in writing thereof. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            SECTION 4.3. INTEREST AND LETTER OF CREDIT FEES AFTER EVENT OF DEFAULT. From the date of occurrence of any Event of Default until the earlier of the date upon which (i) all Obligations shall have been paid and satisfied in full or (ii) such Event of Default shall have been waived or cured, interest on the Loans, and Letter of Credit Fees on Letter of Credit Obligations, shall each be payable on demand at a rate per annum equal to, with respect to the Loans, the Prime Lending Rate or the Adjusted Eurodollar Rate, as the case may be, plus two percent (2%) above the Applicable Margin at Level V, and with respect to the Letter of Credit Obligations, the rate in effect under the first sentence of Section 4.4(a), plus two percent (2%).

            SECTION 4.4. LETTER OF CREDIT FEES.

            (a) The Borrowers shall, jointly and severally, pay to the Agent for the ratable benefit of the Lenders two (2) Business Days after the last Business Day of each month a fee (the "LETTER OF CREDIT FEE"), in an amount per annum equal to the Applicable Margin with respect to Letters of Credit of the daily average amount of Letter of Credit Obligations outstanding during the immediately preceding month. In addition, the Borrowers shall, jointly and severally, pay the Agent, for its own benefit, two (2) Business Days after the last Business Day of each month a letter of credit facing fee (the "FACING FEE") in an amount equal to .25% per annum on the undrawn amount of each Letter of Credit.

            (b) The Borrowers shall, jointly and severally, pay on demand the customary charges, fees and expenses of the Issuing Bank (without duplication of the Letter of Credit Fee) for the issuance, administration and negotiation of each Letter of Credit (the "ISSUING BANK FEES"). Each determination by the Agent of Letter of Credit Fees and other fees, charges and expenses under this Section shall be conclusive and binding for all purposes, absent manifest error.

            SECTION 4.5. UNUSED LINE FEE; CLOSING FEE; COLLATERAL AGENT FEE; AGENT FEE.

            (a) Each Borrower shall, jointly and severally, pay to the Agent for the ratable benefit of the Lenders two (2) Business Days after the last Business Day of each month and on the Expiration Date a fee equal to 0.375% per annum calculated monthly in arrears on the average unused portion of the total Line of Credit at the close of business each day during such month or such period prior to the Expiration Date (the "UNUSED LINE FEE").

            (b) The Borrowers shall, jointly and severally, pay to the Agent for the ratable benefit of the Lenders, on the Closing Date, a fee (the "CLOSING FEE") in an amount equal to 2.375% of the Line of Credit.

            (c) The Borrowers shall, jointly and severally, pay to the Collateral Agent solely for the account of the Collateral Agent, in advance on the first Business Day of each month, a fee (the "COLLATERAL AGENT FEE") in an amount equal to $5,000.

            (d) The Borrowers shall, jointly and severally, pay to the Agent solely for the account of the Agent, in advance on the first Business Day of each month, a fee (the "AGENT FEE") in an amount equal to $5,000.

            SECTION 4.6. OTHER FEES AND EXPENSES. The Borrowers agree, jointly and severally, to pay fees to the Agent on behalf of the Lenders in the amounts and at the times set forth herein and shall be obligated to reimburse the Agent's Expenses and the Collateral Agent's Expenses promptly upon demand.

          SECTION 4.7. CALCULATIONS. All calculations of (i) interest hereunder and (ii) Fees, including, without limitation, Unused Line Fees and Letter of Credit Fees, shall be made by the Agent, on the basis of a year of 360 days for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable. Each determination by the Agent of an interest rate, Fee or other payment hereunder shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 4.8.  SPECIAL PROVISIONS RELATING TO EURODOLLAR RATE LOANS.

          (a) CONTINUATION. With respect to any Borrowing consisting of Eurodollar Rate Loans, the Borrowers may (so long as no Default or Event of Default has occurred and is continuing), subject to the provisions of
Section 4.8(c), elect to maintain such Borrowing or any portion thereof as consisting of Eurodollar Rate Loans by selecting a new Interest Period for such Borrowing, which new Interest Period shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by notice given not later than 2:00 p.m. (New York City time) on the third Business Day prior to the date of any such continuation relating to Eurodollar Rate Loans, by the applicable Borrower to the Agent. Such notice by a Borrower of a continuation (a "NOTICE OF CONTINUATION") shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed in writing substantially in the form of Exhibit D, in each case specifying (i) the date of such continuation, (ii) the Type of Loans subject to such continuation,
(iii) the aggregate amount of Loans subject to such continuation and (iv) the duration of the selected Interest Period. The Borrowers may elect to maintain more than one Borrowing consisting of Eurodollar Rate Loans by combining such Borrowings into one Borrowing and selecting a new Interest Period pursuant to this Section 4.8(a). If the Borrowers shall fail to select a new Interest Period for any Borrowing consisting of Eurodollar Rate Loans in accordance with this Section, such Revolving Loans will automatically, on the last day of the then existing Interest Period therefor, convert into Prime Rate Loans. The Agent shall give each Lender prompt notice by telephone or facsimile transmission of each Notice of Continuation.

          (b) CONVERSION. The Borrowers may on any Business Day (so long as no Default or Event of Default has occurred and is continuing), upon notice substantially in the form of Exhibit E (each such notice, a "NOTICE OF CONVERSION") given to the Agent, and subject to the provisions of
Section 4.8(c), convert the entire amount of or a portion of all Loans of one Type comprising the same Borrowing into Loans of another Type; PROVIDED, HOWEVER, that any conversion of any Eurodollar Rate Loans into Loans of another Type shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Loans and, upon conversion of any Prime Rate Loans into Loans of another Type, the Borrowers shall pay accrued interest to the date of conversion on the principal amount converted. Each such Notice of Conversion shall be given not later than 10:00 a.m. (New York City time) on the Business Day prior to the date of any proposed conversion into Prime Rate Loans and on the third Business Day prior to the date of any proposed conversion into Eurodollar Rate Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed by a writing, in each case specifying (i) the requested date of such conversion, (ii) the Type of Loans to be converted, (iii) the portion of such Type of Loan to be converted, (iv) the Type of Loan such Loans are to be converted into and (v) if such conversion is into Eurodollar Rate Loans, the duration of the Interest Period of such Loan. Each conversion shall be in an aggregate amount for the Loans of all Lenders of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof. The Borrowers may elect to convert the entire amount of or a portion of all Loans of one Type comprising more than one Borrowing into Loans of another Type by combining such Borrowings into one Borrowing; PROVIDED, HOWEVER, that if the Borrowings so combined consist of Eurodollar Rate Loans, such Loans shall have Interest Periods ending on the same date.

          (c) CERTAIN LIMITATIONS ON EURODOLLAR RATE LOANS. The right of the Borrowers to maintain, select, continue or convert Eurodollar Rate Loans shall be limited as follows:

          (i) If the Agent is advised by Bankers Trust Company that it is not offering U.S. dollar deposits (in the applicable amounts) in the London interbank market, or the Agent determines that adequate and fair means do not otherwise exist for ascertaining the Eurodollar Rate for Eurodollar
     Rate Loans comprising any requested Borrowing, continuation or conversion, the right of the Borrowers to select or maintain Eurodollar Rate Loans for such Borrowing or any subsequent Borrowing shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be made as a Prime Rate Loan.

         (ii) If the Majority Lenders shall, at least one (1) Business Day before the date of any requested Borrowing, continuation or conversion, notify the Agent that the Eurodollar Rate for Loans comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Loans for such Borrowing, the right of the Borrowers to select Eurodollar Rate Loans for such Borrowing shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be made as a Prime Rate Loan.

        (iii) If at any time any Lender determines (which determination shall, absent manifest error, be conclusive and binding on all parties) that the making, continuation or conversion of any Loan as a Eurodollar Rate Loan has become unlawful or impermissible by reason of compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law or resulting in costs or penalties), then, and in any such event, such Lender may give notice of that determination in writing, to the Borrowers and the Agent and the Agent shall promptly transmit the notice to each other Lender. Until such Lender gives notice otherwise, the right of the Borrowers to select Eurodollar Rate Loans from that Lender shall be suspended and each Eurodollar Rate Loan outstanding from that Lender shall automatically and immediately convert to a Prime Rate Loan.

         (iv) There shall not be outstanding at any one time more than an aggregate of three (3) Borrowings of Loans which consist of Eurodollar Rate Loans for any one Borrower or an aggregate of six (6) Borrowings of Loans which consist of Eurodollar Rate Loans for all of the Borrowers.

          (v)  No Agent Advance shall be made as a Eurodollar Rate Loan.

          (d) COMPENSATION. (i) Each Notice of Continuation and Notice of Conversion shall be irrevocable by and binding on the Borrower delivering such notice. In the case of any Borrowing, continuation or conversion that the related Notice of Borrowing, Notice of Continuation or Notice of Conversion specifies is to be comprised of Eurodollar Rate Loans, the Borrowers shall, jointly and severally, indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date for such Borrowing, continuation or conversion specified in such Notice of Borrowing, Notice of Continuation or Notice of Conversion, the applicable conditions set forth in Article V, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of such Borrowing, continuation or conversion.

         (ii) If any payment of principal of, or conversion or continuation of, any Eurodollar Rate Loan is made other than on the last day of the Interest Period for such Loan as a result of a payment, prepayment, conversion or continuation of such Loan or acceleration of the maturity of the Revolving Notes pursuant to Article VIII or for any other reason, the Borrowers shall, upon demand by any Lender (with a copy of such demand to the Agent), jointly and severally, pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan.

        (iii) Calculation of all amounts payable to a Lender under this Section 4.8(d) shall be made as though such Lender elected to fund all Eurodollar Rate Loans by purchasing U.S.

dollar deposits in its Eurodollar Lending Office's interbank eurodollar market.

          SECTION 4.9. INDEMNIFICATION IN CERTAIN EVENTS. If after the Closing Date, either (i) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to the Agent, to any of the Lenders, or to Bankers Trust Company, or any other banking or financial institution from whom any of the Lenders borrows funds or obtains credit (a "FUNDING BANK"), or (ii) the Agent, a Funding Bank or any of the Lenders complies with any future guideline or request from any central bank or other Governmental Authority or (iii) the Agent, a Funding Bank or any of the Lenders determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or the Agent, a Funding Bank or any of the Lenders complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of the Lenders' capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Agent's or such Funding Bank's or Lender's policies as the case may be with respect to capital adequacy) by an amount deemed by such Lender to be material, and any of the foregoing events described in clauses (i), (ii) or (iii) increases the cost to the Agent, the Issuing Bank or any of the Lenders of (A) funding or maintaining the total Commitments or (B) issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or reduces the amount receivable in respect thereof by the Agent, the Issuing Bank or any Lender, then the Borrowers shall upon demand by the Agent, jointly and severally, pay to the Agent, for the account of each applicable Lender or, as applicable, the Issuing Bank or a Funding Bank, additional amounts sufficient to indemnify the Lenders against such increase in cost or reduction in amount receivable. A certificate as to the amount of such increased cost and setting forth in reasonable detail the calculation thereof shall be submitted to the Borrowers by the Agent, or the applicable Lender, Issuing Bank or Funding Bank, not later than the earlier of (a) 180 days after the event giving rise to such increased costs and (b) 45 days after the Person submitting such certificate has knowledge of such event, and shall be conclusive absent manifest error. Prior to making any such demand, each of the Lenders, the Agent, Funding Bank or other such party shall use reasonable efforts to designate a different Lending Office if such a designation could reduce or eliminate any such payment.

          SECTION 4.10. NET PAYMENTS. (a) Any and all payments by the Borrowers hereunder, under the Revolving Loans or under the Letters of Credit to or for the benefit of any Lender, the Issuing Bank, the Collateral Agent or the Agent shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto ("TAXES"), including any Taxes imposed under Section 7701(l) of the Internal Revenue Code, excluding, (i) in the case of each such Lender, the Issuing Bank, the Collateral Agent or the Agent, taxes imposed on its net income (including, without limitation, any taxes imposed on branch profits) and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender, the Issuing Bank, the Collateral Agent or the Agent (as the case may be) is organized or any political subdivision thereof, (ii) in the case of each Lender, taxes imposed on its net income (including, without limitation, any taxes imposed on branch profits), and franchise taxes imposed on it, by the jurisdiction of such Lender's applicable Lending Office or any political subdivision thereof, (iii) in the case of each such Lender, the Issuing Bank, the Collateral Agent and the Agent, any Taxes that are in effect and that would apply to a payment to such Lender, the Issuing Bank, the Collateral Agent or Agent, as applicable, as of the Closing Date (other than any Taxes imposed under Section 7701(l) of the Internal Revenue Code), and (iv) if any Person acquires any interest in this Credit Agreement, any Revolving Loan or Letter of Credit pursuant to the provisions hereof, or a Foreign Lender or the Agent changes the office in which the Borrowing is made, accounted for or booked (any such person, or such Foreign Lender or the Agent in that event, being referred to as a "TAX TRANSFEREE"), any

Taxes (other than Taxes imposed under Section 7701(l) of the Internal Revenue
Code) to the extent that they are in effect and would apply to a payment to such Tax Transferee as of the date of the acquisition of such interest or change in office, as the case may be (all such nonexcluded Taxes being hereinafter referred to as "COVERED TAXES"). If the Borrowers shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder, under any Revolving Loan or under any Letter of Credit to or for the benefit of any Lender, the Issuing Bank, the Collateral Agent or the Agent or any Tax Transferee, (A) the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this Section 4.10) such Lender, the Issuing Bank, the Collateral Agent, the Agent or such Tax Transferee, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrowers shall make such deductions and (C) the Borrowers shall, jointly and severally, pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrowers agree, jointly and severally, to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time (i) from any payment made under any and all Credit Documents, (ii) from the transfer of the rights of the Lender under any Credit Documents to any transferee, or (iii) from the execution or delivery by the Borrowers of, or from the filing or recording or maintenance of, or otherwise with respect to the exercise by the Agent or the Lenders of their rights under, any and all Credit Documents (hereinafter referred to as "OTHER TAXES").

          (c) The Borrowers, jointly and severally, indemnify each Lender, the Issuing Bank, the Collateral Agent, the Agent, and any Tax Transferee for the full amount of (i) Covered Taxes imposed on or with respect to amounts payable hereunder, (ii) Other Taxes, and (iii) any Taxes (other than Covered Taxes imposed by any jurisdiction on amounts payable under this Section 4.10) paid by such Lender, the Issuing Bank, the Collateral Agent, or the Agent or such Tax Transferee, as the case may be, and any liability (including penalties, interest and expenses) arising solely therefrom or with respect thereto. Payment of this indemnification shall be made within 30 days from the date such Lender, the Issuing Bank, the Collateral Agent, or the Agent or Tax Transferee certifies and sets forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificate submitted by the Lender, the Issuing Bank, the Collateral Agent or Agent or Tax Transferee in good faith to the Borrowers shall, absent manifest error, be final, conclusive and binding on all parties.

          (d) Within 30 days after having received a receipt of Covered Taxes or Other Taxes, the Borrowers will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

          (e) On or before the Closing Date, each Foreign Lender shall deliver to the Agent and the Borrowers (i) two valid, duly completed copies of IRS Form 1001 or 4224 or successor applicable form, as the case may be, and any other required form, certifying in each case that such Foreign Lender is entitled to receive payments under this Credit Agreement or the Revolving Loans payable to it without deduction or withholding of any United States federal income taxes or with such withholding imposed at a reduced rate (the "REDUCED RATE"), and (ii) a valid, duly completed IRS Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each such Foreign Lender shall also deliver to the Agent and the Borrowers two further copies of said Form 1001 or 4224 and W-8 or W-9, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or entitlement to having such withholding imposed at the Reduced Rate or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrowers and the Agent, certifying (i) in the case of a Form 1001 or 4224 that such Foreign Lender is entitled to receive payments under this Credit Agreement or the Revolving Notes payable to it without deduction or withholding of any United States federal income taxes, unless in any such case any change in a tax treaty to which the United States is a party, or any change in law or regulation of the United States or official interpretation thereof has occurred after the Closing Date and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Foreign Lender from duly completing and delivering any such form with respect to it, and such Foreign Lender advises the Borrowers and the Agent that it is not capable of receiving payments without any deduction or withholding at the Reduced Rate, or (ii) in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

          (f) If a Tax Transferee that is organized under the laws of a jurisdiction outside of the United States acquires an interest in this Credit Agreement or any Revolving Loan or a Foreign Lender changes the office through which Loans are made, accounted for or booked, the transferor, or the applicable Foreign Lender, in the case of a change of office, shall cause such Tax Transferee to agree that, on or prior to the effective date of such acquisition or change, as the case may be, it will deliver to the Borrowers and the Agent (i) two valid, duly completed copies of IRS Form 1001 or 4224 or successor applicable form, as the case may be, and any other required form, certifying in each case that such Tax Transferee is entitled to receive payments under this Credit Agreement and the Revolving Notes payable to it without deduction or withholding of United States federal income tax or with such withholding imposed at a Reduced Rate; and (ii) a valid, duly completed IRS Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Tax Transferee that delivers to the Borrowers and the Agent a Form 1001 or 4224, and Form W-8 or W-9 and any other required form, pursuant to the next preceding sentence, further undertakes to deliver two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or entitlement to having such withholding imposed at the Reduced Rate or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrowers and the Agent, certifying (i) in the case of a Form 1001 or 4224 that such Tax Transferee is entitled to receive payments under this Restated Agreement without deduction or withholding of any United States federal income taxes or with such withholding imposed at the Reduced Rate, unless any change in treaty, law or regulation or official interpretation thereof has occurred after the effective date of such acquisition or change and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Tax Transferee from duly completing and delivering any such form with respect to it, and such Tax Transferee advises the Borrowers and the Agent that it is not capable of receiving payments (a) without any deduction or withholding of United States federal income tax or (b) with such withholding at the Reduced Rate, as the case may be, or (ii) in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

          (g) If any Taxes for which the Borrowers would be required to make payment under this Section 4.10 are imposed, the Lender, the Issuing Bank, the Collateral Agent or the Agent, as the case may be, shall use its reasonable best efforts to avoid or reduce such Taxes by taking any appropriate action (including, without limitation, assigning its rights hereunder to a related entity or a different office) which would not in the sole opinion of such Lender, the Issuing Bank, the Collateral Agent or Agent be otherwise disadvantageous to such Lender, the Issuing Bank, the Collateral Agent or Agent, as the case may be.

          (h) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 4.10 shall survive the payment in full of the Obligations.

          SECTION 4.11. AFFECTED LENDERS. If the Borrowers are obligated to pay to any Lender any amount under Sections 4.9 or 4.10 materially in excess of any such amounts payable to the other Lenders, the Borrowers may, if no Default or Event of Default then exists, replace such Lender with another lender acceptable to the Agent, and such Lender hereby agrees to be so replaced subject to the following:

          (a) The obligations of the Borrowers hereunder to the Lender to be replaced (including such increased or additional costs incurred from the date of notice to the Borrowers of such increase or additional costs through the date such Lender is replaced hereunder) shall be paid in full to the Agent for the account of such Lender concurrently with such replacement;

          (b) The replacement Lender shall be a bank or other financial institution that is not subject to the increased costs arising under
     Section 4.9 which may have effectuated the Borrowers' election to replace any Lender hereunder, and each such replacement Lender shall execute and deliver to the Agent such documentation satisfactory to the Agent pursuant to which such replacement Lender is to become a party hereto, conforming to the provisions of Section 11.8, with a Commitment equal to that of the Lender being replaced (before giving effect to Section 2.8) and shall make a Loan or Loans in the aggregate principal amount equal to the aggregate outstanding principal amount of the Loan or Loans of the Lender being replaced (or Loans that should have been made but for a Defaulting Lender's failure to lend);

          (c) Upon such execution of such documents referred to in clause (b) and repayment of the amounts referred to in clause (a), the replacement lender shall be a "Lender" with a Commitment as specified hereinabove and the Lender being replaced shall cease to be a "Lender" hereunder, except with respect to indemnification provisions under this Credit Agreement, which shall survive as to such replaced Lender;

          (d) The Agent shall reasonably cooperate in effectuating the replacement of any Lender under this Section 4.11, but at no time shall the Agent be obligated to initiate any such replacement; and

          (e) Any Lender replaced under this Section 4.11 shall be replaced at the Borrowers' sole cost and expense and at no cost or expense to the Agent or any of the Lenders (other than a Defaulting Lender).

                                    ARTICLE V

                              CONDITIONS PRECEDENT

            SECTION 5.1. CONDITIONS TO INITIAL LOANS AND LETTERS OF CREDIT. The obligation of each Lender to fund its Proportionate Share of the initial Loan and the obligation of the Issuing Bank to issue the initial Letter of Credit is subject to the satisfaction of the following conditions precedent:

            (a) There shall be no pending or, to the best knowledge of the Credit Parties, litigation threatened in writing, proceeding, inquiry or other action seeking an injunction or other restraining order, damages or other relief with respect to the transactions contemplated by this Credit Agreement, the other Credit Documents, the Registration Statement or the Credit Parties' other business activities, except where such litigation, proceeding, inquiry or other action could not have a Material Adverse Effect.

            (b) The Borrowers shall have paid all accrued fees and expenses of the Agent, the Collateral Agent and the Lenders in connection with the negotiation, preparation, execution and delivery of the Credit Documents (including, without limitation, the reasonable accrued fees and expenses of counsel to the Agent).

            (c) The Agent and the Lenders shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the Closing Document List attached hereto as
     Schedule 5.1(c), in each case, in form and substance satisfactory to the Lenders, except those agreements and certificates which are permitted to be delivered post-Closing pursuant to Section 7.1(s), (t) and (u)

            (d) All documentation relating to the transactions contemplated hereby (including, without limitation, the Intercompany Subordinated Notes, the Senior Note Guaranty and the Credit Documents) shall be in form and substance satisfactory to the Agent and the Lenders.

            (e) All Existing Indebtedness shall be on terms and conditions (including, without limitation, amount, pricing, amortization, intercreditor arrangements and extent of subordination) satisfactory to the Agent and the Collateral Agent.

            (f) The Credit Parties shall have been released from all obligations under the Existing Loan Facilities and all related documents and agreements pursuant to a release in form and substance satisfactory to the Agent and the Collateral Agent and all liens and security interests related thereto shall be released or terminated.

            (g) Except for (i) the filing of U.C.C. financing statements under the Code, (ii) consents or authorizations which have been obtained or filings which have been made, and which in either case are in full force and effect or (iii) consents or authorizations the failure to obtain or filings the failure to make could not have a Material Adverse Effect, no consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Borrowings hereunder, the grant of the Liens pursuant to the Credit Documents, the consummation of the transactions contemplated by the Offering Memorandum or the continuing operations of the Guarantor and its Subsidiaries following such consummation or with the execution, delivery, performance, validity or enforceability of this Credit Agreement, the Revolving Notes, the Letters of Credit, the other Credit Documents, the Senior Notes or other documents executed in connection with the Senior Notes to which a Credit Party is a party (the Senior Notes and such other documents, the "Senior Note Documents").

            (h) (i) No change, occurrence, event or development or event involving a prospective change that could have a Material Adverse Effect shall have occurred and be continuing since December 31, 1995, or
     (ii) there shall not have occurred a substantial impairment of the financial markets generally that is reasonably likely to materially and adversely affect the transactions contemplated hereby, in each case as determined by the Agent and each Lender in its sole discretion.

            (i) There shall be established cash management systems for the Borrowers on terms and conditions satisfactory to the Agent and the Collateral Agent including, without limitation, establishment of the Borrowers' principal bank accounts with the Agent, establishment of the Disbursement Account, and establishment of the Lockboxes with the Lockbox Banks, and the Agent shall have received separate Lockbox Agreements, duly executed by Entoleter and Brown and a Lockbox Bank.

            (j) Counsel to the Agent shall have performed a legal review satisfactory to the Agent of all of each Credit Party's material contracts and tax, litigation, environmental and other potential contingent liabilities, and of the corporate and capital structure of the Guarantor and its Subsidiaries.

            (k) Each Credit Party shall be in compliance with all material indentures or agreements to which it is a party.

            (l) The Borrowing Base shall be appropriate, in the Agent's and the Collateral Agent's sole discretion, for the Borrowers' overall business and working capital requirements, and the Agent and the Collateral Agent shall have performed an examination satisfactory to it of the working capital assets of the Credit Parties.

            (m) The Liens and all other security interests in favor of the Agent, for the benefit of the Lenders, shall have been duly perfected and shall constitute first and prior Liens, except as otherwise permitted in the Credit Documents.

            (n) The Agent and the Collateral Agent shall have received evidence satisfactory to it that there will be Unused Availability in an amount satisfactory to it after giving effect to the Revolving Loans to be borrowed and the Letters of Credit to be issued on the Closing Date.

            (o) The Agent shall have received evidence satisfactory to it that the Guarantor owns one hundred percent of the outstanding capital stock of Brown and shall be satisfied with respect to all material terms of the acquisition of such stock including the terms of any contingent rights granted to the transferors of such stock.

            (p) The Agent shall have received evidence satisfactory to it that the Guarantor has received not less than $115,000,000 less customary deductions from the issuance of the Senior Notes on terms and conditions satisfactory to the Lenders and that the proceeds of the Senior Notes have been used to repay the Existing Loan Facilities and certain other Indebtedness of the Guarantor and the Borrowers.

            (q) The Agent shall have received such other approvals, opinions or documents as any Lender or the Issuing Bank through the Agent may reasonably request.

            SECTION 5.2. CONDITIONS PRECEDENT TO ALL LOANS AND LETTERS OF CREDIT. The obligation of each Lender to fund its Proportionate Share of any requested Loan or of the Agent to cause the Issuing Bank to issue any requested Letter of Credit is subject to the conditions precedent set forth below. Each Notice of Borrowing and each Letter of Credit Request, and each issuance by the Borrowers of a check drawn against, or request for transfer from, the Disbursement Account shall constitute a representation and warranty that such conditions are satisfied.

            (a) All representations and warranties contained in this Credit Agreement and the other Credit Documents shall be true and correct on and as of the date of such Notice of Borrowing or Letter of Credit Request or issuance of a check drawn against or request for transfer from the Disbursement Account, as if then made, other than representations and warranties that relate solely to an earlier date;

            (b) No Default or Event of Default shall have occurred, or would result from the making of the requested Revolving Loan or the issuance of the requested Letter of Credit, which has not been waived or cured; and

            (c) No event has occurred since December 31, 1995 which has had or could have a Material Adverse Effect.

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

            SECTION 6.1. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. Each Credit Party represents and warrants as follows:

            (a) ORGANIZATION AND QUALIFICATION. Such Credit Party and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (ii) has the power and authority to own its properties and assets and to transact the businesses in which it presently is, or proposes to be, engaged and
     (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where it presently is, or proposes to be, engaged in business. Schedule 6.1(a) lists all jurisdictions in which such Credit Party and each of its Subsidiaries are qualified to do business as foreign corporations as of the Closing Date.

            (b) AUTHORITY. Such Credit Party has the requisite corporate power and authority to execute, deliver and perform each of the Credit Documents to which it is a party. All corporate action necessary for the execution, delivery and performance of any of the Credit Documents has been taken.

            (c) ENFORCEABILITY. This Credit Agreement is and, when executed and delivered and each other Credit Document is and, when executed, and delivered, will be the legal, valid and binding obligation of such Credit Party which is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (ii) general principles of equity.

            (d) NO CONFLICT. The execution, delivery and performance of each Credit Document by such Credit Party does not contravene (i) the Governing Documents of such Credit Party, or (ii) any Requirement of Law or (iii) any franchise, license, permit, indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it or any of its properties are bound, and will not, except as contemplated herein, result in the imposition of any material Liens upon any of its properties.

            (e) CONSENTS AND FILINGS. No consent, authorization, approval or filing is required in connection with the execution, delivery and performance of this Credit Agreement or any Credit Document, or the continuing operations of such Credit Party except: (i) those that have been obtained or made; (ii) filings necessary to create, perfect or retain the perfection of Liens against the Collateral; and (iii) in the case of the continuing operations of such Credit Party, those the failure to obtain could not have a Material Adverse Effect.

            (f) GOVERNMENT REGULATION. Such Credit Party is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940, or any other Requirement of Law that limits its ability to incur indebtedness or its ability to consummate the transactions contemplated in the Registration Statement, this Credit Agreement and the other Credit Documents.

            (g) SOLVENCY. The fair saleable value of the assets of the Guarantor and its Subsidiaries (including contribution rights) on a consolidated basis and of such Credit Party on an individual basis exceeds all its probable liabilities, including those to be incurred pursuant to the Senior Note Documents, this Credit Agreement and the other Credit Documents. No such Person (i) has unreasonably small capital in relation to the business in which it is or proposes to be engaged and (ii) has incurred, or believes that it will incur, after giving effect to the transactions contemplated by the Senior Note Documents, this Credit Agreement and the other Credit Documents, debts beyond its ability to pay as such debts become due.

            (h) RIGHTS IN COLLATERAL; PRIORITY OF LIENS. All property consisting of Collateral is owned or leased by such Credit Party, free and clear of any and all Liens in favor of third parties, other than Permitted Liens. Upon the proper filing of the UCC financing statements, the security interests granted pursuant to the Credit Documents constitute valid and enforceable first (except for Permitted Liens and other liens permitted hereunder), prior and perfected Liens on the Collateral to the extent such Liens can be perfected by the filing of such financing statements.

            (i) FINANCIAL DATA. The Guarantor and its Restricted Subsidiaries have provided to the Agent and each of the Lenders complete and accurate copies of its annual audited Financial Statements for the fiscal year ended December 31, 1995, reported on by Ernst & Young L.L.P. and its unaudited Financial Statements for the fiscal period ended August 31, 1996. Such Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present the respective financial positions, results of operations and cash flows of the Guarantor and its Restricted Subsidiaries for each of the periods covered. Neither the Guarantor nor any of its Subsidiaries has any Contingent Obligation, or liability for taxes or long-term leases, which is not reflected in such Financial Statements or the footnotes thereto. During the period from December 31, 1995 to and including the Closing Date there has been no sale, transfer or other disposition by the Guarantor or any of its Restricted Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Guarantor and its Subsidiaries at December 31, 1995 except for the Tape Acquisition. Since December 31, 1995 (a) there has been no change, occurrence, development or event which has had or could have a Material Adverse Effect and (b) no dividends or other returns of capital or other distributions have been declared, paid or made upon the capital stock of any Credit Party, except in connection with the Guarantor's acquisition of stock of Brown, nor has any of the capital stock of such Credit Party been redeemed, retired, purchased or otherwise acquired for value by such Credit Party or any of its Subsidiaries.

            (j) CASH FLOW STATEMENTS. The forecasted cash flow statements and other financial statements of each Borrower individually and the Guarantor and its Subsidiaries on a consolidated basis delivered to the Lenders were prepared in good faith on the basis of assumptions which were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, such Credit Party's best estimate of its and its Restricted Subsidiaries' future financial performance.

            (k) LOCATIONS OF OFFICES, RECORDS AND INVENTORY. The address of the principal place of business and chief executive office of each Credit Party is set forth on Schedule 6.1(k). The books and records of each Credit Party, and all of its chattel paper and records of Accounts, are (or will be) maintained exclusively at the locations for such Credit Party set forth on such Schedule. There is no jurisdiction in which any Credit Party has any Collateral (except for vehicles and Inventory in transit for processing) other than those jurisdictions with respect to such Credit Party identified on Schedule 6.1(k). A complete list of the legal name and address of each premises at which any Credit Party's Inventory is located is set forth on Schedule 6.1(k). Schedule 6.1(k) indicates whether each premises listed thereon is leased or owned by such Credit Party. None of the receipts received and to be received by any Credit Party from any warehouseman state that any Credit Party's Inventory covered thereby is to be delivered to bearer or to the order of a named person or to a named person and such named person's assigns.

            (l) SUBSIDIARIES; OWNERSHIP OF STOCK. The only direct or indirect Subsidiaries of such Credit Party are those listed on Schedule 6.1(l)(i) as amended from time to time by the Guarantor to reflect Permitted Acquisitions. Such Credit Party is the record and beneficial owner of all of the shares of capital stock of each of the Subsidiaries listed on
     Schedule 6.1(l)(ii). Except as set forth on Schedule 6.1(l)(iii), there are no proxies, irrevocable or otherwise, with respect to the shares of capital stock of the Borrowers or any of their Subsidiaries, and no equity securities of any of the Borrowers or any of their Subsidiaries are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Borrower or any of their Subsidiaries and there are no contracts, commitments, understandings or arrangements by which any Borrower or any of its Subsidiaries is or may become bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. All of such shares so owned by such Credit Party are owned by such Credit Party free and clear of any Liens, except for the Liens permitted by Section 7.2(a)(vii). As of the Closing Date there are no Unrestricted Subsidiaries.

            (m) NO JUDGMENTS OR LITIGATION.  Except as set forth on
     Schedule 6.1(m), no judgments, orders, writs or decrees are outstanding against the Credit Parties or any of their Subsidiaries nor is there now pending or, to the best of such Credit Party's knowledge after diligent inquiry, threatened any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against any of the Credit Parties or any of their Subsidiaries that (i) could individually or in the aggregate, have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Senior Note Documents, this Agreement, any Note or any other Loan Document or the consummation of the transactions contemplated hereby or thereby.

            (n) LICENSES AND PERMITS. Such Credit Party has obtained and holds in full force and effect, all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or advisable for the operation of its business as presently conducted and as proposed to be conducted.

            (o) NO DEFAULTS. None of the Credit Parties nor any of their Subsidiaries is in default under any term of any indenture, contract, lease, agreement, instrument or other commitment to which any of them is a party or by which any of them is bound which could, individually or in the aggregate, have a Material Adverse Effect. Such Credit

     Party knows of no dispute regarding any such indenture, contract, lease, agreement, instrument or other commitment which could, individually or in the aggregate, have a Material Adverse Effect.

            (p) LABOR MATTERS. Schedule 6.1(p) accurately sets forth all labor contracts, collective bargaining agreements or other agreements with labor organizations to which a Credit Party or any of its Subsidiaries is a party as of the Closing Date, and their dates of expiration. There are no existing or threatened strikes, lockouts or other disputes relating to any collective bargaining or similar agreement to which a Credit Party or any of its Subsidiaries is a party which could, individually or in the aggregate, have a Material Adverse Effect.

            (q) COMPLIANCE WITH LAW. None of the Credit Parties nor any of its Subsidiaries has violated or failed to comply with any Requirement of Law, which violation or failure to comply could, individually or in the aggregate, have a Material Adverse Effect. The transactions contemplated by the Senior Note Documents have been consummated in accordance with all applicable laws.

            (r) ERISA.

                  (i) None of the Credit Parties or any of its Subsidiaries or
            any ERISA Affiliate maintains or contributes to any Plan, other than those listed on Schedule 6.1(r).

                 (ii) The Credit Parties, each of their Subsidiaries and each
            ERISA Affiliate have fulfilled all contribution obligations for each Plan (including obligations related to the minimum funding standards of ERISA and the Internal Revenue Code).

                (iii) No Termination Event has occurred nor has any other event occurred that is likely to result in a Termination Event.

                 (iv) None of the Credit Parties or any of their Subsidiaries or any ERISA Affiliate is required to or
            reasonably expects to be required to provide security to any Plan under Section 401(a)(29) of the Internal Revenue Code.

                  (v) The Credit Parties, each of their Subsidiaries and each
            ERISA Affiliate are in compliance in all respects with any applicable provisions of ERISA with respect to all Plans. There has been no prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code (a "PROHIBITED TRANSACTION") with respect to any Plan or, to the best knowledge of such Credit Party, with respect to any Multiemployer Plan, which could result in any material liability to such Credit Party, its Subsidiaries or any other ERISA Affiliates. The Credit Parties, each of their Subsidiaries and each ERISA Affiliate have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or any Requirement of Law pertaining thereto. With respect to each Plan and Multiemployer Plan, each Credit Party, each of their Subsidiaries and each ERISA Affiliate have not incurred nor do they expect to incur any liability to the PBGC and have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                 (vi) To such Credit Party's best knowledge, any Multiemployer
            Plan to which a Credit Party, any of its Subsidiaries or any ERISA Affiliate contributes is able to pay benefits under each Multiemployer Plan when due.

                (vii) None of the Credit Parties, any of their Subsidiaries or any ERISA Affiliate has instituted or intends to institute proceedings to terminate any Plan.

               (viii) The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in, and as of January 1, 1996, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan by an amount greater than $1,500,000.

              (ix) None of the Credit Parties, any of their Subsidiaries or any ERISA Affiliate has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan.

               (x) To the extent that any Plan is insured, the Credit Parties, their Subsidiaries and all ERISA Affiliates have paid when due all premiums required to be paid for all periods through and including the Closing Date. To the extent that any Plan is funded other than with insurance, the Credit Parties, their Subsidiaries and all ERISA Affiliates have made when due all contributions required to be paid for all periods through and including the Closing Date.

          (s) BUSINESS AND PROPERTIES. Neither the business nor the properties of the Credit Parties or any of their Subsidiaries is affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could have a Material Adverse Effect.

          (t) INVESTMENT COMPANY. No Credit Party is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Loans, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by such Borrower, nor the consummation of the other transactions contemplated by this Credit Agreement, the other Credit Documents or the Senior Note Documents, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (u)  COMPLIANCE WITH ENVIRONMENTAL LAWS.  Except as set forth on
     Schedule 6.1(u), (i) none of the Credit Parties or any of their Subsidiaries is the subject of a judicial or administrative proceeding or investigation relating to the violation of any Environmental Laws, or asserting potential liability arising from the release or disposal by any Person of any Hazardous Materials which individually or in the aggregate could have a Material Adverse Effect, (ii) none of the Credit Parties or any of their Subsidiaries has filed or received any notice under any Environmental Laws concerning the treatment, storage, disposal, spill or release or threatened release of any Hazardous Materials at, on, beneath or adjacent to property owned or leased by a Credit Party or any of its Subsidiaries, or the release or threatened release at any other location of any Hazardous Material generated, used, stored, treated, transported or released by or on behalf of a Credit Party or any of its Subsidiaries which individually or in the aggregate could have a Material Adverse Effect; and (iii) none of the Credit Parties or any of their Subsidiaries has knowledge of any contingent liability for any release of any Hazardous Materials, in each case which individually or in the aggregate could have a Material Adverse Effect.

          (v) REAL PROPERTY. Except as set forth on Schedule 6.1(v), no Credit Party either owns or leases any real property.

          (w) MATERIAL CONTRACTS. Set forth on Schedule 6.1(w) is a complete and accurate list of all Material Contracts, showing as of the date hereof the parties, subject matter and term thereof. Each such contract has been duly authorized, executed and delivered by each Credit Party that is a party thereto, and, to such Credit Party's best knowledge, each other party thereto. Except as described on Schedule 6.1(w), none of the Material Contracts contains any burdensome restrictions on a Credit Party or any of its Restricted Subsidiaries or any of their respective properties, and each Material Contract is in full force and effect and is binding upon and enforceable against each Credit Party thereto in accordance with its terms, and there exists no default under such contract by any party thereto.

          (x) INTELLECTUAL PROPERTY. Set forth on Schedule 6.1(x) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Credit Party that are material to the financial condition or operation of its business, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.
     Each Credit Party owns or licenses all material patents, trademarks, service-marks, logos, tradenames, trade secrets, know-how, copyrights, or licenses and other rights with respect to any of foregoing, which are necessary or advisable for the operation of its business as presently conducted or proposed to be conducted. To the best of such Credit Party's knowledge, no Credit Party has infringed any patent, trademark, service-mark, tradename, copyright, license or other right owned by any other Person by the sale or employment of any product, process, method, substance, part or other material presently contemplated to be sold or employed, where such sale or employment could have a Material Adverse Effect on such Credit Party and no claim or litigation is pending, or to the best of such Credit Party's knowledge, threatened against or affecting any Credit Party that contests its right to sell or use any such product, process, method, substance, part or other material.

          (y)  TAXES AND TAX RETURNS.

               (i) The Credit Parties and each of their Subsidiaries has properly completed and timely filed, without request for extension, all income tax returns they are required to file. The information filed is complete and accurate in all material respects. All deductions taken in such income tax returns are appropriate and in accordance with applicable laws and regulations, except deductions that may have been disallowed but are being challenged in good faith and for which adequate reserves have been made in accordance with GAAP.

              (ii) All taxes, assessments, fees and other governmental charges for periods beginning prior to the date hereof have been timely paid (or, if not yet due, adequate reserves therefor have been established) and none of the Credit Parties or any of their Subsidiaries has any material liability for taxes in excess of the amounts so paid or reserves so established.

             (iii) No deficiencies for taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against any Credit Party or any of its Subsidiaries and no tax liens have been filed. There are no pending or threatened audits, investigations or claims for or relating to any liability for taxes and there are no matters under discussion with any Governmental Authority which could result in a material additional liability for taxes. Either the federal income tax returns of such Credit Party have been audited by the Internal Revenue Service and such audits have been closed, or the period during which any assessments may be made by the Internal Revenue Service has expired without waiver or extension for all years up to and including the fiscal year of such Credit Party ended December 31, 1991. No extension of a statute of limitations relating to taxes, assessments, fees or other governmental charges is in effect with respect to any of the Credit Parties or any of their Subsidiaries.

              (iv) None of the Credit Parties or any of their Subsidiaries is a party to or has any obligation under any written tax sharing agreement or agreement regarding payments in lieu of taxes except as described on Schedule 6.1(w).

          (z) CORPORATE AND TRADE NAME. During the past five years, no Credit Party has been known by or used any other corporate or fictitious name.

          (aa) TITLE TO PROPERTY. Each Credit Party and its Restricted Subsidiaries has (i) good and indefeasible fee simple title to or valid leasehold interests in all of its real property and (ii) good and marketable title to all of its other property (including, without limitation, all real and other property in each case as reflected in the Financial Statements of the Guarantor and its Restricted Subsidiaries delivered to the Agent hereunder), other than, with respect to properties described in clause (ii) above, properties disposed of in the ordinary course of business or in any manner otherwise permitted under this Credit Agreement since the date of the most recent audited consolidated balance sheet of the Guarantor and its Subsidiaries, and in each case subject to no Liens other than those Liens that are permitted by Section 7.2(a).

          (bb) ACCURACY AND COMPLETENESS OF INFORMATION. All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of a Credit Party or any of its Subsidiaries in writing to the Agent, any Lender, or the Auditors for purposes of or in connection with this Credit Agreement or any Credit Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time. There are no facts now known to any officer of such Credit Party which individually or in the aggregate could have a Material Adverse Effect and which have not been set forth herein, in the Financial Statements of the Guarantor and its Restricted Subsidiaries, or any certificate, opinion or other written statement made or furnished by such Credit Party to the Agent.

          (cc) AFFILIATE TRANSACTIONS. Except as set forth on Schedule 6.1(cc), none of the Credit Parties or any of their Subsidiaries is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of any of the Credit Parties or any of its Subsidiaries is a party except (i) in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's or such Subsidiary's business and (ii) upon fair and reasonable terms no less favorable to the Credit Party or such Subsidiary than it could obtain in a comparable arm's-length transaction with an unaffiliated Person.

          (dd) NO OTHER INDEBTEDNESS. After giving effect to the closing of this Credit Agreement and the transactions contemplated hereby, none of the Credit Parties or any of their Restricted Subsidiaries has any Indebtedness other than Indebtedness that is permitted under Section 7.2(b).

          (ee) SURVIVAL OF REPRESENTATIONS. All representations made by such Credit Party in this Credit Agreement and in any other Credit Document executed and delivered in connection herewith shall survive the execution and delivery hereof and thereof and the closing of the transactions contemplated hereby.


                                   ARTICLE VII

                           COVENANTS OF THE BORROWERS

          SECTION 7.1. AFFIRMATIVE COVENANTS. Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder:

          (a) FINANCIAL REPORTING. The Credit Parties shall timely deliver to each Lender the following information:

          (i) ANNUAL FINANCIAL STATEMENTS. As soon as available, but not later than 90 days after each fiscal year end, beginning with the fiscal year ending December 31, 1996 (or, in the case of clause (B) only, December 31, 1997): (A) an annual audited consolidated Financial Statement of the Guarantor and its Restricted Subsidiaries and the annual unaudited consolidating statements of the Guarantor's Restricted Subsidiaries; (B) a comparison in reasonable detail to the prior year audited consolidated Financial Statements of the Guarantor and the consolidating statements of its Restricted Subsidiaries; (C) the Auditors' unqualified opinion, "Management Letter" and a statement indicating that the Auditors have not obtained knowledge of the existence of any Default or Event of Default during their audit; (D) a narrative discussion of the Guarantor's consolidated and consolidating financial condition and results of operations and the consolidated liquidity and capital resources for such fiscal year, prepared by an Authorized Officer of the Guarantor; and (E) a compliance certificate signed by an Authorized Officer, substantially in the form of Exhibit M (a "Compliance Certificate"), with an attached schedule of calculations demonstrating compliance with the financial covenants in Section 7.2. To the extent that the Guarantor's annual report on Form 10-K contains any of the foregoing items, the Agent will accept the Agent's Form 10-K in lieu of such items.

         (ii) PROJECTIONS. Not later than 45 days after each fiscal year end, beginning with the fiscal year ended December 31, 1996, projections of the Credit Parties' and Restricted Subsidiaries' financial condition and results of operations (on a consolidated and consolidating basis) for the next five (5) years prepared in good faith and based upon reasonable assumptions, containing projected consolidating balance sheets, statements of operations, a consolidated statement of cash flows and a calculation of EBITDA for the Guarantor and its Restricted Subsidiaries reconciled to Net Income and statements of changes in shareholders equity on a monthly basis for the first year and annually thereafter. The projections provided pursuant to this Section will not be construed by the Agent or the Lenders as a guaranty of results or performance in the future.

        (iii) QUARTERLY FINANCIAL STATEMENTS. As soon as available, but not later than 45 days after the end of each of the first three fiscal quarters, beginning with the fiscal quarter ending June 30, 1996 (or, in the case of clause (B) only, March 31, 1997): (A) the Financial Statements of the Guarantor and its Restricted Subsidiaries as of the fiscal quarter then ended, and for the fiscal year to date; (B) a comparison in reasonable detail to the Financial Statements of the Guarantor and its Restricted Subsidiaries for the corresponding periods of the prior fiscal year;
     (C) the certification of an Authorized Officer of the Guarantor that such Financial Statements have been prepared in accordance with GAAP (subject to year-end audit adjustments); (D) a narrative discussion of the Guarantor's consolidated and consolidating financial condition and results of operations and the consolidated and consolidating liquidity and capital resources for such fiscal quarter and fiscal year to date, prepared by an Authorized Officer of the Guarantor; and (E) a Compliance Certificate signed by an Authorized Officer of the Guarantor with an attached schedule of calculations demonstrating compliance with the financial covenants in
     Section 7.2. To the extent that the Guarantor's quarterly report on Form 10-Q contains any of the foregoing items, the Agent will accept the Guarantor's Form 10-Q in lieu of such items.

         (iv) MONTHLY FINANCIAL STATEMENTS. As soon as available, but not later than thirty (30) days after the end of each month other than December, commencing with the month of August 1996 (or, in the case of clause (B) only, January 1997), and 45 days after the end of each fiscal year of the Guarantor: (A) a consolidated and consolidating balance sheet for the Guarantor and its Restricted Subsidiaries as at the end of such month and for the fiscal year to date, consolidated and consolidating statements of operations for such month and for the fiscal year to date and a calculation of EBITDA and Capital Expenditures for the Guarantor and its Restricted Subsidiaries for such month and for the fiscal year to date;
     (B) a comparison to the balance sheet, statement of operations , EBITDA and Capital Expenditures for the same periods in the prior year; (C) a certification by an Authorized Officer of the Guarantor that such balance sheets, statements of operations and statement of cash flows have been prepared in accordance with GAAP (subject to year-end audit adjustments); and (D) a Compliance Certificate signed by an Authorized Officer of the Guarantor with an attached schedule of calculations demonstrating compliance with the financial covenants in Section 7.2.

          (v) MONTHLY COMPARISON TO PRIOR PROJECTIONS. As soon as available, but not later than 30 days after the end of each month other than December, commencing with the month of August 1996, and 45 days after the end of each fiscal year of the Guarantor, a comparison of actual results of operations and capital expenditures for the Guarantor and its Restricted Subsidiaries for such month and for the period from the beginning of the current fiscal year through the end of such month with amounts previously projected for those periods and with actual results for corresponding periods in the previous fiscal year.

         (vi) PUBLIC FILINGS. As soon as available, copies of all 10-Ks, 10-Qs, 8-Ks, proxy statements, annual reports, quarterly reports, registration statements and any other filings or other communications made by the Credit Parties to their stockholders or the Securities Exchange Commission from time to time pursuant to the Exchange Act or the Securities Act of 1933, as amended.

          (b) COLLATERAL REPORTING. The Credit Parties shall timely deliver to the Agent and Collateral Agent the following certificates and reports:

               WEEKLY AND MONTHLY BORROWING BASE CERTIFICATES. Weekly, before 12:00 noon on the second Business Day of each week (except the last week of each month); monthly, within two (2) Business Days after the last Business day of each month, and at any other time requested by the Agent or the Collateral Agent in either's reasonable discretion, a borrowing base certificate (the "BORROWING BASE CERTIFICATE"), which shall be:
     (A) completed substantially in the form of Exhibit B, detailing each Borrower's Eligible Accounts Receivable and each Borrower's Eligible Inventory as of each Friday of the immediately preceding week and as of the last day of each month, as applicable (or as of such other date as the Agent or the Collateral Agent may request); (B) prepared by or under the supervision of each Borrower's Authorized Officer and certified by such officer subject only to adjustment upon completion of the normal year-end audit of physical inventory; and (C) attached to such additional schedules and other information as the Agent or the Collateral Agent may reasonably request.

         (ii) APPRAISALS. When requested by the Agent or the Collateral Agent, but no more than once in any fiscal year (unless a Default or an Event of Default has occurred and is continuing), a report of Inventory, based upon a physical count, which shall describe each Credit Party's Inventory by category and by item (in reasonable detail) and report the then appraised value (at lower of cost or market) of such Inventory. (The right to an appraisal set forth in this subsection shall be in addition to and not in lieu of the Agent's and Collateral Agent's rights under Section 7.1(e).

        (iii) FURTHER ASSURANCES. When requested by the Agent or the Collateral Agent, any further information regarding the Collateral, business affairs and financial condition of the Credit Parties or any of their Subsidiaries.

          (c) NOTIFICATION REQUIREMENTS. The Borrowers shall timely give the Agent and each of the Lenders the following notices:

          (i) NOTICE OF DEFAULTS. Promptly, and in any event within three (3) Business Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of an Authorized Officer of the Guarantor or a Borrower specifying the nature thereof and the Guarantor's and Borrowers' proposed response thereto, each in reasonable detail.

         (ii) PROCEEDINGS OR ADVERSE CHANGES. Promptly, and in any event within five (5) Business Days after a Credit Party becomes aware of (A) any proceeding being instituted or threatened to be instituted by or against a Credit Party or any of its Restricted Subsidiaries in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) involving a sum in excess of $1,000,000,
     (B) any order, judgment or decree in excess of $1,000,000 being entered against a Credit Party or any of its Restricted Subsidiaries or any of their respective properties or assets or (C) any actual or prospective change, development or event which has had or could have a Material Adverse Effect, a written statement describing such proceeding, order, judgment, decree, change, development or event and any action being taken with respect thereto by a Credit Party or any such Subsidiary.

        (iii)  ERISA NOTICES.

               (A) Promptly, and in any event within ten (10) Business Days after a Credit Party, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of an Authorized Officer of a Credit Party describing such Termination Event and any action that is being taken with respect thereto by a Credit Party, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC. The Credit Parties, their Subsidiaries and the ERISA Affiliate shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor;

               (B) promptly, and in any event within three (3) Business Days after a Credit Party, any of its Subsidiaries of any ERISA Affiliate knows or has reason to know of the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by any Credit Party, any of its Subsidiaries or any ERISA Affiliate with respect to such request;

               (C) promptly, and in any event within three (3) Business Days after receipt by any Credit Party, any of its Subsidiaries or any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

               (D) promptly, and in any event within three (3) Business Days after receipt by any Credit Party, any of its Subsidiaries or any ERISA Affiliate, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                    (1) any Prohibited Transaction which could subject a Credit Party, any of its Subsidiaries or any ERISA Affiliate to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, or any trust created thereunder,

                    (2) any cessation of operations by a Credit Party, any of its Subsidiaries or any ERISA Affiliate at a facility in the circumstances described in Section 4063(e) of ERISA,

                    (3) a failure by a Credit Party, any of its Subsidiaries or any ERISA Affiliate to make a payment to a Plan required to avoid imposition of a lien under Section 302(f) of ERISA,

                    (4) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                    (5) any change in the actuarial assumptions or funding methods used for any Benefit Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions;

               (E) promptly upon the request of the Agent or any Lender, each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by a Credit Party, any of its Subsidiaries or any ERISA Affiliate, and schedules showing the amounts contributed to each such Plan by or on behalf of such Credit Party, Subsidiary or ERISA Affiliate in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by such Credit Party, Subsidiary or ERISA Affiliate with the Internal Revenue Service with respect to each such Plan; and

               (F) Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Benefit Plan.

         (iv) MATERIAL CONTRACTS. Promptly, and in any event within ten (10) Business Days after any Material Contract of a Credit Party or any of its Restricted Subsidiaries is terminated prior to its scheduled termination or a material modification, amendment or waiver of such Material Contract is entered into or any new Material Contract is entered into, a written statement describing such event, with copies of amendments or new contracts, and an explanation of any actions being taken with respect thereto.

          (v) COLLATERAL MATTERS. At least twenty (20) Business Days prior written notice to the Agent of any change in the location of any Collateral or in the location of the chief executive office or place of business of any Credit Party from the locations specified in Schedule 6.1(k). At least ten (10) Business Days prior to any such change, the Credit Parties shall cause to be executed and delivered to the Agent any financing statements, Collateral Access Agreements or other documents reasonably required by the Agent, all in form and substance reasonably satisfactory to the Agent.

          (d) CORPORATE EXISTENCE. Except as permitted by Section 7.2(d), the Credit Parties shall, and shall cause each of their Restricted Subsidiaries to,
(i) maintain its corporate existence, (ii) maintain in full force and effect all material licenses, bonds, franchises, leases, trademarks and qualifications to do business, and all material patents, contracts and other rights necessary or advisable to the profitable conduct of their businesses, and (iii) continue in, and limit their operations to, the same general lines of business as presently conducted by them.

          (e) BOOKS AND RECORDS; INSPECTIONS. The Credit Parties agree to maintain, and to cause each of their Restricted Subsidiaries to maintain, books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice. The Credit Parties agree that the Agent, the Collateral Agent and their respective agents may enter upon the premises of the Credit Parties or any of their Restricted Subsidiaries at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time at all on and after the occurrence of a Default which continues beyond the expiration of any grace or cure period applicable thereto, and which has not otherwise been waived by the Agent in accordance with Section 11.11 or cured, for the purposes of
(i) inspecting and verifying the Collateral, (ii) inspecting and/or copying (at the Credit Parties' expense) any and all records pertaining thereto, and
(iii) discussing the affairs, finances and business of the Credit Parties with any officers, employees and directors of the Credit Parties or with the Auditors.

          (f) INSURANCE. The Credit Parties agree to maintain, and to cause each of their Restricted Subsidiaries to maintain, public liability insurance, business interruption insurance, third party property damage insurance and replacement value insurance on their assets (including the Collateral) under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to the Agent in its commercially reasonable judgment. All policies covering the Collateral are to name the Agent for the benefit of the Lenders as an additional insured and the loss payee in case of loss, and are to contain such other provisions as the Agent may reasonably require to fully protect the interest of the Agent for the benefit of the Lenders in the Collateral and to any payments to be made under such policies.

          (g) CASUALTY LOSS. The Credit Parties shall provide written notice to the Agent and the Lenders of the occurrence of any of the following events within five (5) Business Days after the occurrence of such event: any asset or property owned or used by any Credit Party is (i) damaged or destroyed, or suffers any material loss, or (ii) condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purposes to which such asset or property were used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution in value is in excess of $1,000,000 (collectively, a "CASUALTY LOSS"). The Credit Parties shall diligently file and prosecute their claim or claims for any award or payment in connection with a Casualty Loss.

          (h) TAXES. The Credit Parties agree, jointly and severally, to pay, when due, and to cause each of their Subsidiaries to pay when due, all taxes lawfully levied or assessed against the Credit Parties, any of their Subsidiaries or any of the Collateral before any penalty or interest accrues thereon; PROVIDED, HOWEVER, that, unless such taxes have become a federal tax or ERISA Lien on any of the assets of the Credit Parties or any of their Subsidiaries, no such tax need be paid if the same is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as required in order to be in conformity with GAAP.

          (i) COMPLIANCE WITH LAWS. The Credit Parties agree to comply, and to cause each of their Subsidiaries to comply, with all Requirements of Law applicable to the Collateral or any part thereof, or to the operation of their businesses or their assets generally, unless the Credit Parties or their Subsidiaries contest any such Requirements of Law in a reasonable manner and in good faith. other than those Requirements of Law the non-compliance with which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

          (j) USE OF PROCEEDS. The Revolving Loans and Letters of Credit made to the Borrowers hereunder shall be used by the Borrowers (i), together with all or a portion of the proceeds of the Senior Notes, to refinance the Existing Indebtedness owed by the Credit Parties under the Existing Loan Facilities and
(ii) for the Borrowers' general corporate purposes. The Borrowers shall not use any portion of the proceeds of any Revolving Loans for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation G of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation G or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Credit Agreement.

          (k) FISCAL YEAR. Each Credit Party agrees to maintain, and to cause each of its Subsidiaries to maintain, its fiscal year as a year ending
December 31.

          (l) MAINTENANCE OF PROPERTY. Except as permitted by Section 7.2(e), the Credit Parties agree to keep, and to cause each of their Restricted Subsidiaries to keep, all property useful and necessary to their respective businesses in good working order and condition (ordinary wear and tear excepted) in accordance with their past operating practices and not to commit or suffer any material waste with respect to any of their properties.

            (m) ERISA DOCUMENTS. The Credit Parties will cause to be delivered to the Agent, upon the Agent's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Credit Parties or their Subsidiaries;
(ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Plan; (iii) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Plan; (iv) all actuarial reports prepared for the last three plan years for each Plan; (v) a listing of all each Plan, with the aggregate amount of the most recent annual contributions required to be made by the Credit Parties, any of their Subsidiaries or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to the Credit Parties, any of their Subsidiaries or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) information relating to the aggregate amount of the most recent annual payments made to former employees of the Credit Parties, any of their Subsidiaries or any ERISA Affiliate under any Retiree Health Plan.

            (n) ENVIRONMENTAL AND OTHER MATTERS. (i) The Credit Parties and their Subsidiaries will conduct their businesses so as to comply in all material respects with all applicable Environmental Laws, in all jurisdictions in which any of them is doing business, including, without limitation, compliance in all material respects with the terms and conditions of all permits and governmental authorizations, except to the extent that the Credit Parties or any of their Subsidiaries are contesting, in good faith by appropriate legal proceedings, any such Environmental Law or interpretation thereof or application thereof; PROVIDED, FURTHER, that the Credit Parties and each of their Subsidiaries shall comply in all material respects with the applicable order of any court or other governmental agency relating to such Environmental Laws unless a Credit Party or any Subsidiary shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review. If a Credit Party or any of its Subsidiaries shall (A) receive written notice that any material violation of any federal, state or local Environmental Law may have been committed or is about to be committed by such Credit Party or any of its Subsidiaries, (B) receive written notice that any administrative or judicial complaint or order has been filed or is about to be filed against such Credit Party or any of its Subsidiaries alleging material violations of any federal, state or local Environmental Law, or requiring such Credit Party or any of its Subsidiaries to take any action in connection with the release of toxic or hazardous substances into the environment or (C) receive any written notice from a federal, state, or local governmental agency or private party alleging that such Credit Party or any of its Subsidiaries may be liable or responsible for material costs associated with a response to or cleanup of a release of a toxic or hazardous substance into the environment or any damages caused thereby, such Credit Party shall provide the Agent and the Lenders with a copy of such notice within ten (10) days after the receipt thereof by such Credit Party or any of its Subsidiaries. Within ten (10) days after a Credit Party learns of the enactment or promulgation of any federal, state or local Environmental Law, which could have a Material Adverse Effect, such Credit Party shall provide the Agent and the Lenders with notice thereof. Each Credit Party shall promptly take all reasonable actions necessary to prevent the imposition of any Liens on any of its properties arising out of or related to any environmental matters. At the request of the Agent, the Credit Party shall provide the Agent with any additional information relating to environmental matters and any potential related liability resulting therefrom as the Agent may reasonably request.

           (ii) For purposes of this Section 7.1(n), "material" means any noncompliance or basis of liability that would reasonably be expected to subject the Credit Parties or any of their Subsidiaries to liability in excess of $500,000.

            (o) SECURITY INTERESTS. The Credit Parties will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein, other than claims relating to Liens permitted by the Credit Documents. The Credit Parties agree to comply with the requirements of all state and federal laws in order to grant to the Lenders valid and perfected first priority security interests in the Collateral, except as otherwise permitted by the Credit Documents. The Agent is hereby authorized by the Credit Parties to file any financing statements covering the Collateral whether or not the Credit Parties' signatures appear thereon. The Credit Parties agree to do whatever the Agent may reasonably request, from time to time, by way of: filing notices of liens, financing statements, and amendments, renewals and continuations thereof; cooperating with the Agent's representatives; keeping stock records; paying claims which could, if unpaid, become a Lien on the Collateral; and performing such further acts as the Agent may reasonably require in order to effect the purposes of this Credit Agreement and the other Credit Documents. Any and all fees, costs and expenses incurred in connection with the actions contemplated by this Section 7.1(o) shall be jointly and severally borne and paid by the Credit Parties. If same are not promptly paid by the Credit Parties, the Agent may pay same on the Credit Parties' behalf, and the amount thereof shall be an Obligation secured hereby and due to the Agent on demand.

            (p) TRADEMARKS. The Credit Parties shall do and cause to be done all things necessary to preserve and keep in full force and effect all of their and their Restricted Subsidiaries' material registrations of trademarks, service marks and other marks, trade names or other trade rights.

            (q) FURTHER ASSURANCES. The Credit Parties shall take, and shall cause each of their Subsidiaries to take, all such further actions and execute all such further documents and instruments as the Agent or the Collateral Agent may at any time reasonably determine in its sole discretion to be necessary or desirable to further carry out and consummate the transactions contemplated by the Credit Documents, to cause the execution, delivery and performance of the Credit Documents to be duly authorized and to perfect or protect the Liens (and the priority status thereof) of the Agent for the benefit of the Lenders on the Collateral.

            (r) TAX SHARING AGREEMENT. Within thirty (30) days following the Closing Date, the Credit Parties shall deliver to the Agent the Tax Sharing Agreement, duly executed by the Credit Parties.

            (s) CENTRAL LOCKBOX AGREEMENT. Within thirty (30) days following the Closing Date, Central shall deliver to the Agent a Lockbox Agreement duly executed by Central and a Lockbox Bank.

            (t) COLLATERAL ACCESS AGREEMENTS. Within thirty (30) days following the Closing Date, the Borrowers shall deliver to the Agent Collateral Access Agreements executed by A&M Slitting with respect to Brown's location in Los Angeles, California, Mathias Paper Corp. with respect to Brown's location in High Point, North Carolina and Lake Bluff Associates with respect to Central's location in Brighton, Colorado.

            (u) GOOD STANDING CERTIFICATES. Within thirty (30) days following the Closing Date, Brown shall deliver to the Agent certificates from each jurisdiction in which it is qualified to do business as a foreign corporation as of the Closing Date stating that it is duly qualified and is authorized to do business and is in good standing in such jurisdiction.

            SECTION 7.2. NEGATIVE COVENANTS. Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder:

            (a) LIENS, ETC. The Credit Parties will not, nor will they permit any of their Restricted Subsidiaries to, directly or indirectly at any time create, incur, assume or suffer to exist any Lien on or with respect to any of their properties of any character (including, without limitation, Accounts) whether now owned or hereafter acquired, except:

                  (i) Liens created by the Collateral Documents;

                 (ii) Permitted Liens;

                (iii) the Liens existing on the date hereof and described on
          Schedule 7.2(a);

                 (iv) Purchase Money Liens or Liens securing capital leases permitted under Section 7.2(b)(xii);

                  (v) cash deposits for bids and other performance obligations under contracts entered into in the ordinary course of business;

                 (vi) the replacement, extension or renewal of any Lien permitted by clauses (iii), (iv) or (v) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby;

                (vii) Liens granted by the Guarantor on the shares of stock of the Borrowers, any of their Restricted Subsidiaries or any other Restricted Subsidiary of the Guarantor and the proceeds thereof to secure the Senior Notes;

               (viii) leases or subleases of real estate granted by a Credit Party to other Persons in the ordinary course of business and not materially interfering with the conduct of the business of such Credit Party and cash security deposits made pursuant to real estate leases in customary amounts; and

                 (ix) if the Tape Acquisition is consummated in accordance with
          Section 7.2(f)(ix), Liens on assets of Tape Inc. securing Indebtedness permitted under Section 7.2(b)(xi).

            (b) INDEBTEDNESS. The Credit Parties will not, nor will they permit any of their Restricted Subsidiaries to, directly or indirectly, at any time create, incur, assume or suffer to exist, any Indebtedness other than:

                  (i) Indebtedness under the Credit Documents;

                 (ii) Indebtedness secured by Liens permitted by Section 7.2(a)(iii);

                (iii) the Existing Indebtedness;

                 (iv) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (v) Indebtedness of a Borrower or its Restricted Subsidiaries secured by purchase money liens on equipment acquired after the date of this Credit Agreement not to exceed $1,250,000 in the aggregate outstanding at any one time ("PURCHASE MONEY LIENS") so long as such Indebtedness shall be from parties and on terms and conditions satisfactory to the Agent. Each Purchase Money Lien shall attach only to the property to be acquired, a description shall have been furnished to the Agent for any item of equipment for which the purchase price is greater than $250,000, and the debt incurred shall not exceed one hundred percent (100%) of the purchase price of the item or items of equipment purchased;

                 (vi) Indebtedness constituting Contingent Obligations otherwise permitted by Section 7.2(v);

                (vii) Indebtedness evidenced by the Intercompany Subordinated Notes owing by one Borrower or the Guarantor to another Borrower or the Guarantor; PROVIDED that (A) such Indebtedness is used only for general corporate purposes, (B) such Indebtedness is evidenced by one or more promissory notes subordinated to the payment of the Obligations and otherwise in form and substance satisfactory to the Agent, (C) such promissory notes are pledged to the Agent for the ratable benefit of the Lenders pursuant to documentation in form and substance satisfactory to the Agent and (D) such notes are delivered to the Agent with note powers executed in blank;

               (viii) the Senior Notes;

                 (ix) Indebtedness under the Senior Note Guaranty;

                  (x) Indebtedness constituting Investments otherwise permitted by Sections 7.2(f)(vii), (ix), (x) and (xi) provided that such Indebtedness is on terms and conditions including, without limitation, amount, pricing, amortization, intercreditor arrangements and extent of subordination reasonably satisfactory to the Majority Lenders;

                 (xi) if the Tape Acquisition is consummated in accordance with
          Section 7.2(f)(ix), Indebtedness of Tape Inc.; and

                (xii) Indebtedness for capital leases not to exceed $5,000,000.

            (c) LEASE OBLIGATIONS. The Credit Parties will not, nor will they permit any of their Restricted Subsidiaries to, at any time create, incur or assume any obligations as lessee for the rental or hire of other real or personal property of any kind under leases or agreements to lease other than operating leases existing on the Closing Date, leases entered into by any of the Credit Parties or their Restricted Subsidiaries in the ordinary course of their business and capital leases permitted under this Agreement.

            (d) CORPORATE CHANGES, ETC. The Credit Parties will not, nor will they permit any of their Restricted Subsidiaries to, directly or indirectly, at any time merge or consolidate or otherwise alter or modify the Credit Parties' or any such Restricted Subsidiary's Governing Documents, corporate names, mailing addresses, principal places of business, structure, status or existence, or liquidate or dissolve itself (or suffer any liquidation or dissolution), except, provided the Agent receives five (5) Business Days' prior written notice thereof, for the merger of any Borrower with and into another Borrower or the merger of a Borrower's Restricted Subsidiary with another Restricted Subsidiary or with a Borrower.

            (e) SALES, ETC. OF ASSETS. The Credit Parties will not, nor will they permit any of their Restricted Subsidiaries to, directly or indirectly, at any time make any Asset Sale other than, subject to Section 2.9(d):

                  (i) sales of Inventory and obsolete equipment in the ordinary course of its business;

                 (ii) the sale of any other assets that do not constitute Collateral (other than the capital stock of the Borrowers), PROVIDED that (A) such sales are for fair value, (B) at least eighty percent (80%) of the aggregate consideration is paid in full in cash at the time of sale and (C) the aggregate amount of all such sales does not exceed $1,000,000 in the aggregate for any fiscal year;

                (iii) so long as no Event of Default shall occur and be continuing, the grant of any option or other right to purchase any asset in a transaction which would be permitted under the provisions of the immediately preceding clause (ii); and

                 (iv) Asset Sales by a Credit Party or one of its Subsidiaries to another Credit Party to the extent permitted by Section 7.2(g).

            (f) INVESTMENTS IN OTHER PERSONS. The Credit Parties will not, nor will they permit any of their Restricted Subsidiaries to, directly or indirectly, at any time make or hold any Investment in any Person (whether in cash, securities or other property of any kind) other than:

                  (i) Investments in Cash Equivalents;

                 (ii) Advances or loans made in the ordinary course of business not to exceed $250,000 outstanding at any one time to any one Person and $1,000,000 in the aggregate outstanding at any one time;

                (iii) Investments between the Credit Parties and their Restricted Subsidiaries in existence as of the date hereof and described on Schedule 7.2(f);

                 (iv) the endorsement of instruments for collection or deposit in the ordinary course of business;

                  (v) stock or obligations issued to a Credit Party by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Credit Party in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; PROVIDED, THAT, the original of any such stock or instrument evidencing such obligations and issued to a Credit Party or any of its Restricted Subsidiaries shall be promptly delivered to the Agent, upon the Agent's request, together with such stock power, assignment or endorsement by such Credit Party or Subsidiary as the Agent may request;

                 (vi) Investments in existence on the date hereof and described on Schedule 7.2(f);

                (vii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Consolidated Interest Coverage Ratio is at least 1.60:1.00 and the Unused Availability is at least $10,000,000 after giving effect thereto, upon prior written notice to the Agent and the Lenders, Permitted Acquisitions in an aggregate amount during the term of this Credit Agreement not to exceed the Acquisition Basket; PROVIDED HOWEVER that (A) prior to any such Permitted Acquisition the Credit Parties shall deliver to the Agent and the Lenders good faith projections in form and substance acceptable to the Agent and the Lenders which demonstrate that the Credit Parties will remain in compliance with the covenants in this Credit Agreement after giving effect to such Acquisition and (B) with respect to any Permitted Acquisition other than one made with the Net Proceeds from the issuance of capital stock of the Guarantor, the Debt to Adjusted EBITDA Ratio calculated on a pro forma basis satisfactory to the Majority Lenders after giving effect to such Permitted Acquisition is not greater than the ratio set forth below opposite such period:

                 PERIOD                        RATIO
                 ------                        -----

          Closing Date through
          September 30, 1998                 5.50:1.00

          October 1, 1998 through
          December 31, 1998                  5.25:1.00

          January 1, 1999 through
          September 30, 1999                 5.00:1.00

          October 1, 1999 and
          thereafter                         4.75:1.00;

               (viii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom and the Consolidated Interest Coverage Ratio is at least 1.6:1.00, upon prior written notice to the Agent and the Lenders, (A) Acquisitions, in an Unrestricted Subsidiary with Capital Stock of the Guarantor or the Net Cash Proceeds from the issuance of capital stock of the Guarantor and (B) in addition to the Acquisitions permitted by clause (A) above, investments in Unrestricted Subsidiaries in an aggregate outstanding amount not to exceed $2,000,000 plus up to fifty percent (50%) of Excess Cash Flow at any time;

                 (ix) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, upon prior written notice to the Agent and the Lenders, the Tape Acquisition PROVIDED that (A) the purchase price shall be no more than $12,000,000 including the assumption of Indebtedness permitted under Section 7.2(b)(xi), (B) all Indebtedness of Tape Inc. which remains outstanding after the closing of such Acquisition shall be on terms and conditions reasonably acceptable to the Agent and Majority Lenders, (C) any Liens on Tape Inc.'s assets which remain after such Acquisition shall be permitted under Section 7.2(a)(ix) and shall be on terms and conditions reasonably acceptable to the Agent and the Majority Lenders, (D) the purchase agreement and other documentation relating to the Tape Acquisition shall be executed and delivered in form and substance reasonably satisfactory to the Agent and the Majority Lenders, (E) the proviso in the definition of Permitted Acquisitions shall be satisfied and (F) the Agent and the Majority Lenders shall be satisfied with the results of its review of Tape Inc.'s business, operations, assets, material contracts and liabilities including any tax, environmental or other potential or contingent liabilities; and

                  (x) such other Investments as the Agent and the Majority Lenders may approve in writing in their sole discretion.

            (g) AFFILIATE TRANSACTIONS. The Credit Parties will not, nor will they permit any of their Restricted Subsidiaries to, at any time enter into, directly or indirectly, any transaction with (including, without limitation, the purchase, sale or exchange of property or the rendering of any service to) any Affiliate of the Credit Parties without the consent of the Majority Lenders unless such transaction is in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's or such Restricted Subsidiary's business, as the case may be, and upon fair and reasonable terms no less favorable to such Credit Party or such Restricted Subsidiary than could be obtained in a comparable arm's-length transaction with an unaffiliated Person and such transaction or series of transactions does not involve aggregate payments in excess of $250,000; PROVIDED HOWEVER that (i) any employment agreement entered into by a Credit Party in the ordinary course of business and consistent with the past practices of the Credit Party, (ii) transactions between or among a Credit Party (other than the Guarantor) and another Credit Party (other than the Guarantor),
     (iii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, payments pursuant to agreements or contracts with, or for the benefit of, any Affiliate, which exists on the date of this Agreement and which are listed on Schedule 6.1(cc),
     (iv) transactions permitted by, and complying with, Section 7.2(h) shall not be prohibited by the terms of this Section 7.2(g) and (v) the payment by the Guarantor to Lynch Corporation of management fees of up to $100,000 per year.

            (h) DIVIDENDS, EXCHANGE, ETC. The Credit Parties will not, nor will they permit any of their Restricted Subsidiaries to, directly or indirectly, declare or pay any dividends (other than solely in shares of stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of its capital stock or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof (including, without limitation, any payment on account of the Contingent Rights), either directly or indirectly, whether in cash or property or in obligations of the Credit Parties or any of their Restricted Subsidiaries, except that (A) Subsidiaries of the Borrowers may pay dividends to the Borrowers, (B) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrowers may pay dividends to the Guarantor to the extent (and only to the extent) required to enable the Guarantor to pay accrued and unpaid interest on the Senior Notes, to pay taxes pursuant to the Tax Sharing Agreement, to make payments in the ordinary course of business pursuant to the Overhead Allocation Agreement and to make Permitted Acquisitions all to the extent such payments are actually made by the Guarantor, and (C) with the prior written consent of the Majority Lenders, the Guarantor may make cash payments on account of the Contingent Rights.

            (i) CHANGE IN NATURE OF BUSINESS. The Credit Parties will not, nor will they permit any of their Restricted Subsidiaries to, at any time make any material change in the lines of their business as carried on at the date hereof.

            (j) CHARTER AMENDMENTS, ETC. The Credit Parties will not, nor will they permit any of their Restricted Subsidiaries to, at any time amend their certificates of incorporation.

            (k) ACCOUNTING CHANGES. The Credit Parties will not, nor will they permit any of their Restricted Subsidiaries to, at any time make or permit any change in accounting policies or reporting practices, except as required by GAAP.

            (l) PREPAYMENTS AND MATERIAL AMENDMENTS OF MATERIAL CONTRACTS. The Credit Parties will not, nor will they permit any of their Restricted Subsidiaries to, at any time (i) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, other than the prepayment of the Loans in accordance with the terms of this Credit Agreement, (ii) amend, modify, cancel or terminate or permit the amendment, modification, cancellation or termination of, any of the Material Contracts, except in the event that such amendments or modifications could not have a Material Adverse Effect or (iii) amend, modify, cancel or terminate or permit the amendment, modification, cancellation or termination of the Tax Sharing Agreement or the Overhead Allocation Agreement. Without limiting the generality of the foregoing, the Credit Parties shall not, and shall not permit any of their Restricted Subsidiaries to, amend, modify or change, or consent or agree to any amendment, modification or change, to any of the terms of the Intercompany Subordinated Notes and any other Indebtedness subordinated to the payment of the Obligations (A) if the effect of such amendment, modification or change is to (directly or indirectly) (i) increase the amount of any payment of principal thereof, (ii) increase the interest rate or premium payable thereon, (iii) increase the amount of fees or any other amounts payable with respect thereto, (iv) shorten the scheduled amortization or average weighted life thereof, (v) shorten the date for payment of interest or principal thereon, (vi) shorten the final maturity thereof or (vii) change any covenant or any event of default or condition to an event of default thereunder, or (B) if such amendment, modification or change would, together with all other amendments, modifications or changes made, increase materially the obligations of such Credit Party or any such Restricted Subsidiary or confer additional material rights on the holder of the Intercompany Subordinated Notes or such other Indebtedness subordinated to the payment of the Obligations.

            (m) NEGATIVE PLEDGE. The Credit Parties will not, nor will they permit any of their Restricted Subsidiaries to, at any time enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of their property or assets other than
     (i) in favor of the Agent and the Lenders, (ii) in connection with Liens described in Section 7.2(a)(iv), but solely with respect to the property so acquired, or (iii) in favor of the trustee for the benefit of the holders of the Senior Notes so long as there is no restriction on the liens granted under this Agreement.

            (n) LIMITATION ON SALES AND LEASEBACKS. The Credit Parties will not, nor will they permit any of their Restricted Subsidiaries to, at any time enter into any arrangement with any Person providing for the leasing by such Credit Party or such Subsidiary of real or personal property which has been or is to be sold or transferred by such Credit Party or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Credit Party or such Subsidiary.

            (o) PARTNERSHIPS; RESTRICTED SUBSIDIARIES; JOINT VENTURES. The Credit Parties will not, nor will they permit any of their Restricted Subsidiaries to, at any time create any direct or indirect subsidiary, enter into any joint venture or similar arrangement or become a partner in any general or limited partnership except as otherwise permitted by Section 7.2(f); provided that a Credit Party may subject to Section 7.2(f), create or acquire a Restricted Subsidiary if the following conditions are met:
     (i) such new Subsidiary shall promptly guarantee the Obligations and grant the Agent liens and security interests in all of its Accounts and Inventory and related intangibles for the benefit of the Lenders pursuant to documentation in form and substance satisfactory to the Agent; and (ii) the Credit Parties shall take and shall cause such Subsidiary to take, all such further actions and execute all such further documents and instruments as the Agent or the Collateral Agent reasonably determines in its sole discretion to be necessary or desirable to cause the execution, delivery and performance of such documentation to be duly authorized and to perfect, protect or enforce the security interests and Liens (and the priority status thereof) granted to the Agent.

            (p) ADDITIONAL BANK ACCOUNTS. The Borrowers and the Guarantor will not at any time open, maintain or otherwise have or permit their Restricted Subsidiaries to enter into or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than the Collection Accounts, the Disbursement Accounts, an Account of the Guarantor at a financial institution acceptable to the Agent which shall enter into an agency agreement acceptable to the Agent (the "GUARANTOR ACCOUNT") or as otherwise agreed to in writing by the Agent except those accounts listed on Schedule 7.2(p).

            (q) EXCESS CASH. Each Borrower and Restricted Subsidiary will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, maintain in the aggregate in all deposit accounts of the Borrowers, and their Restricted Subsidiaries (other than the Disbursement Accounts and payroll accounts) total cash balances and Investments permitted by Section 7.2(f)(i) in excess of $25,000 at any time during which any Revolving Loans are outstanding and the Guarantor will not maintain in excess of $500,000 in the Guarantor Account.

            (r) CAPITAL EXPENDITURES. The Credit Parties and their Restricted Subsidiaries will not at any time make or commit to make any payments for Capital Expenditures other than (A) the Capital Expenditures by Brown of up to $2,000,000 to acquire coating equipment prior to December 31, 1996 and
     (B) Capital Expenditures which are directly related to the business conducted by the Borrowers and their Restricted Subsidiaries on the Closing Date

                  (i) in the aggregate not exceeding the amount (the "Base Amount") per six month period (or portion thereof) set forth below:

                    PERIOD                          AMOUNT
                    ------                          ------

     from the Closing Date through
     December 31, 1996                            $2,000,000

     January 1, 1997 through June 30, 1997        $4,000,000

     July 1, 1997 through December 31, 1997       $4,000,000

     for each six month period thereafter         $5,000,000

     PROVIDED, HOWEVER, that for any six month period commencing with the six month period ending June 30, 1997, the Base Amount set forth above may be increased by carrying over to any such six month period any portion of the Base Amount not spent in the immediately preceding six month period (but not in any period prior thereto); and

              (ii) at any time in an aggregate amount equal to the Equity Proceeds Amount at such time (which Capital Expenditures will not be included in any determination under clause (i) above).

          (s) MINIMUM CONSOLIDATED NET WORTH. The Credit Parties will not, on the last day of each fiscal quarter, permit Consolidated Net Worth to be less than the sum of (i) $8,750,000 plus (ii) 50% of Net Income of the Credit Parties and their Restricted Subsidiaries to the extent such Net Income is positive from the Closing Date through the last day of such fiscal quarter (treating such period as a single accounting period), plus
     (iii) 100% of the aggregate Net Cash Proceeds received by a Credit Party from any Person (other than a Subsidiary of a Credit Party) from the issuance and sale from the Closing Date through the last day of such fiscal quarter of capital stock of any Credit Party.

          (t) MINIMUM CONSOLIDATED CURRENT RATIO. The Credit Parties will not permit the Consolidated Current Ratio, at any time during each period set forth below, to be less than the ratio set forth below opposite such period:

               PERIOD                          RATIO
               ------                          -----

     Closing Date through                        1.20:1.00
     December 31, 1998

     January 1, 1999 and thereafter              1.25:1.00

          (u) MINIMUM CONSOLIDATED INTEREST COVERAGE RATIO. The Credit Parties will not permit Consolidated Interest Coverage Ratio, for each fiscal period set forth below, to be less than the ratio set forth below opposite such period:

                PERIOD                         RATIO
                ------                         -----
     October 1, 1996 through                 1.40:1.00
     December 31, 1996

     January 1, 1997 through                 1.40:1.00
     March 31, 1997

     April 1, 1997 through                   1.50:1.00
     June 30, 1997

     July 1, 1997 through                    1.55:1.00
     September 30, 1997

     October 1, 1997 through                 1.60:1.00
     December 31, 1997

     January 1, 1998 through                 1.65:1.00
     March 31, 1998

     April 1, 1998 through                   1.70:1.00
     June 30, 1998

     July 1, 1998 through                    1.80:1.00
     September 30, 1998

     October 1, 1998 through                 1.80:1.00
     December 31, 1998

     January 1, 1999 through                 1.90:1.00
     March 31, 1999

     April 1, 1999 through                   1.90:1.00
     June 30, 1999

     Each fiscal quarter thereafter          2.00:1.00

          (v) CONTINGENT OBLIGATIONS. The Credit Parties shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly incur, assume, or suffer to exist any Contingent Obligation, excluding
     (i) indemnities given in connection with the sale of Inventory or other asset dispositions permitted hereunder and (ii) Contingent Obligations for Indebtedness permitted to be incurred under Section 7.2(b).

          (w) NO PROHIBITED TRANSACTIONS UNDER ERISA. The Credit Parties shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

          (i) engage in any prohibited transaction which could reasonably be expected to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

         (ii) permit to exist with respect to any Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), whether or not waived;

        (iii) fail to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

         (iv) terminate any Benefit Plan where such event would result in any liability of a Credit Party, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

          (v) fail to make any required contribution or payment to any Multiemployer Plan;

         (vi) fail to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

        (vii) amend a Plan resulting in an increase in current liability for the plan year such that either of a Credit Party, any of its Subsidiaries or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code; or

       (viii) withdraw from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA.

          (x) HEDGING TRANSACTIONS. The Credit Parties shall not, and shall not permit any of their Restricted Subsidiaries to, engage in any speculative hedging or similar transactions.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

          SECTION 8.1. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT":

          (a) the Borrowers shall fail to pay (i) any interest, Fees, Expenses or other Obligations (other than principal) when due or within three (3) Business Days of when due, whether at stated maturity, by acceleration, or otherwise or (ii) any principal when due, whether at stated maturity, by acceleration or otherwise; or

          (b) any representation or warranty made by any Credit Party under or in connection with any Credit Document shall prove to have been incorrect in any material respect when made or deemed made; or

          (c) a Credit Party shall fail to perform or observe any term, covenant or agreement contained in Section 7.1(b), (c), (e) and (f) and 7.2 of this Credit Agreement or Section 4(b), (d) or (e) of the Security Agreement; or

          (d) any Credit Party shall fail to perform or observe any term, covenant or agreement contained in any Credit Document (other than as set forth in Sections 8.1(a) and (c)) on its part to be performed or observed or a Credit Party or any of its Restricted Subsidiaries shall fail to comply with any provisions contained in any Material Contract to which it is a party if such failure shall remain unremedied for the lesser of thirty (30) days after its occurrence or ten (10) days after notice from the Agent to such Credit Party; or

          (e) a Credit Party or any of its Restricted Subsidiaries (i) shall fail to pay any Indebtedness or any interest or premium thereon, when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise), or (ii) shall otherwise be in breach or default in any of its obligations under any agreement with respect to any such Indebtedness, if the effect of such failure to pay, breach or default is to cause such Indebtedness to become due or redeemed or permit the holder or holders of Indebtedness in an amount in excess of $1,000,000 (or a trustee or agent on behalf of such holder or holders) to declare such Indebtedness due or require such Indebtedness to be redeemed prior to its stated maturity; or

          (f) any Credit Party shall dissolve, wind up or otherwise cease its business; or

          (g) a Credit Party or any of its Restricted Subsidiaries shall become the subject of (i) an Insolvency Event as set forth in clause (e) of the definition of Insolvency Event that is not resolved or dismissed within sixty (60) days or (ii) any Insolvency Event except as set forth in clause
     (e) of the definition of Insolvency Event; or

          (h) any judgment or order for the payment of money in excess of $1,000,000 shall be rendered against any Credit Party or any of its Restricted Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (i) any non-monetary judgment or order shall be rendered against a Credit Party or any of its Restricted Subsidiaries that could have a Material Adverse Effect, and there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (j) any covenant, agreement or obligation of any Credit Party contained in or evidenced by any of the Credit Documents or any of the subordination provisions in any Intercompany Subordinated Note shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; any Credit Party shall deny or disaffirm its obligations under any of the Credit Documents or any Liens granted in connection therewith; or any Liens granted in any of the Collateral shall be determined to be void, voidable or invalid, are subordinated or are not given the priority contemplated by this Credit Agreement; or

          (k) a Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid and, except as otherwise permitted under Section 7.2(a), perfected first priority Lien on the Collateral purported to be covered thereby; or

          (l)  a Change in Control shall have occurred; or

          (m) the President or Chief Executive Officer of the Guarantor shall at any time for any reason cease to be employed by the Guarantor and shall not be replaced to the satisfaction of the Agent within 90 days thereof and such event, in the reasonable determination of the Majority Lenders, has a Material Adverse Effect.

          SECTION 8.2. ACCELERATION AND CASH COLLATERALIZATION. Upon the occurrence and during the continuance of an Event of Default, the Agent may take any or all of the following actions, without prejudice to the rights of the Agent or any Lender to enforce its claims against the Credit Parties:

                                     -116

          (a) ACCELERATION. Upon the written request of the Majority Lenders, and by delivery of written notice to the Borrowers from the Agent, all Obligations shall be declared to be immediately due and payable (except with respect to any Event of Default with respect to a Credit Party set forth in Section 8.1(g) hereof, in which case all Obligations shall automatically become immediately due and payable without the necessity of any request of the Majority Lenders or notice or other demand to the Borrowers) without presentment, demand, protest or any other action or obligation of the Agent or any Lender.

          (b) TERMINATION OF COMMITMENTS. Upon the written request of the Majority Lenders, and by delivery of written notice to the Borrowers from the Agent, the Commitments and the Line of Credit shall be immediately terminated and, at all times thereafter, all Revolving Loans made by any Lender pursuant to this Credit Agreement shall be at such Lender's sole discretion, unless such Event of Default is cured or waived in accordance with Section 11.11.

          (c) CASH COLLATERALIZATION. On demand of the Agent or the Majority Lenders the Borrowers shall immediately deposit with the Agent for each Letter of Credit then outstanding, cash or Cash Equivalents in an amount equal to 105% of the greatest amount drawable thereunder.

          SECTION 8.3. RESCISSION OF ACCELERATION. After acceleration of the maturity of the Revolving Loans, if the Borrowers pay all accrued interest and all principal due (other than by reason of the acceleration) and all Defaults and Events of Default are otherwise remedied or waived in accordance with Section 11.11, the Majority Lenders may elect in their sole discretion, to rescind the acceleration and return any cash collateral.
(This Section is intended only to bind all of the Lenders to a decision of the Majority Lenders and not to confer any right on the Borrowers, even if the described conditions for the Majority Lenders' election may be met.)

          SECTION 8.4. REMEDIES. Upon the occurrence and during the continuance of an Event of Default, the Agent and the Lenders shall have all rights and remedies with respect to the Obligations under the Credit Documents and the Collateral available to it as creditors under applicable law and the Credit Documents and the Agent may do any or all of the following:

          (a) remove for copying all documents, instruments, files and records (including the copying of any computer records) relating to the Accounts or use (at the joint and several expense of the Borrowers) such supplies or space of any Credit Party at such Credit Party's place of business necessary to properly administer and collect the Accounts thereon;

          (b) accelerate or extend the time of payment, compromise, issue credits, or bring suit on the Accounts (in the name of the Borrowers or the Lenders) and otherwise administer and collect the Accounts;

          (c) sell, assign and deliver the Accounts and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, subject to applicable law; and

          (d) foreclose the security interests created pursuant to the Credit Documents by any available procedure, or take possession of any or all of the Collateral without judicial process and enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same.

Any Lender may bid or become a purchaser at any sale, free from any right of redemption, which right is expressly waived by the Credit Parties. If notice of intended disposition of any Collateral is required by law, it is agreed that ten
(10) Business Days notice shall constitute reasonable notification. The Credit Parties will assemble the Collateral and make it available to the Agent at such locations as the Agent may specify, whether at the premises of such Credit Party or elsewhere, and will make available to the Agent the premises and facilities of such Credit Party for the purpose of the Agent's taking possession of, removing or putting the Collateral in saleable form.

          SECTION 8.5. RIGHT OF SET-OFF. In addition to and not in limitation of all rights of offset that any Lender or the

Issuing Bank may have under applicable law, upon the occurrence of any Event of Default, and whether or not any Lender or the Issuing Bank has made any demand or the Obligations of any Credit Party have matured, each Lender and the Issuing Bank shall have the right to appropriate and apply to the payment of the Obligations of a Credit Party all deposits and other obligations then or thereafter owing by such Lender or the Issuing Bank to such Credit Party. Each Lender or the Issuing Bank exercising such rights shall notify the Agent thereof (and the Agent shall promptly notify the Borrowers thereof) and any amount received as a result of the exercise of such rights shall be shared in accordance with Section 2.7.

          SECTION 8.6.  LICENSE FOR USE OF SOFTWARE AND OTHER INTELLECTUAL
PROPERTY.   Unless expressly prohibited by the licensor thereof, if any, the
Agent is hereby granted a license to use all computer software programs, data bases, processes and materials used by the Credit Parties and their Subsidiaries in connection with their businesses or in connection with the Collateral. The Agent agrees not to use any such license prior to the occurrence of an Event of Default without giving the Borrowers prior notice.

          SECTION 8.7. NO MARSHALING; DEFICIENCIES; REMEDIES CUMULATIVE. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights to liquidate all or substantially all of the Collateral (after deducting all of the Agent's and Collateral Agent's Expenses related thereto) shall be applied by the Agent to the payment of the Obligations to the Agent and the Lenders, whether due or to become due, in such order as the Agent may elect.
The Credit Parties shall remain jointly and severally liable to the Agent and the Lenders for any deficiencies, and the Agent and the Lenders in turn agree to remit to the Credit Parties or their respective successors or assigns, any surplus resulting therefrom. The foregoing remedies are not intended to be exhaustive and the full or partial exercise of any of them shall not preclude the full or partial exercise of any other available remedy under this Credit Agreement, under any other Credit Document, at equity or at law.

                                   ARTICLE IX

                                CROSS GUARANTIES

          SECTION 9.1. GUARANTEE. Each of the Borrowers, jointly and severally, unconditionally and irrevocably guarantees to the Agent, for the benefit of the Lenders and the Issuing Bank, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations. Each of the Borrowers hereby further agrees, jointly and severally, to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Agent in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and enforcing any rights with respect to, or collecting against, the Borrowers under this Article IX.

          SECTION 9.2. OBLIGATIONS UNCONDITIONAL. The obligations of each of the Borrowers under Section 9.1 are continuing, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the other Borrowers under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by the Agent or the Lenders, and, to the fullest extent permitted by applicable law irrespective of any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers) that might otherwise constitute, or might be construed to constitute, a legal or equitable discharge or defense, setoff or counterclaim of the other Borrowers for the Obligations, or the Borrowers under this Article IX, in bankruptcy or in any other instance, it being the intent of this Section 9.2 that the obligations of each of the Borrowers under this
Article IX shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of each of the Borrowers under this Article IX which shall remain absolute and unconditional as described above:

               (i) at any time or from time to time, without notice to the Borrowers, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

              (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

             (iii) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under this Credit Agreement or any other Credit Document or agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

              (iv) any lien or security interest granted to, or in favor of, the Agent or any Lender as security for any of the Obligations shall fail to be perfected.

Each of the Borrowers waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Lender upon this cross guaranty or acceptance of this cross guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this cross guaranty; and all dealings between any of the Borrowers, on the one hand, and the Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this cross guaranty. Each of the Borrowers hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Borrower under this Credit Agreement or any other Credit Document or agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Obligations. When pursuing its rights and remedies under this Article IX against a Borrower, the Agent and each Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the other Borrowers or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Lender to pursue such other rights or remedies or to collect any payments from the other Borrowers or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of setoff, or any release of the other Borrowers or any such other Person or of any such collateral security, guarantee or right of setoff, shall not relieve the Borrowers of any liability under this Article IX, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent and the Lenders against the Borrowers.

          SECTION 9.3. REINSTATEMENT. The obligations of each of the Borrowers under this Article IX shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers in respect of the Obligations is rescinded or must be otherwise restored by the Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.


                                    ARTICLE X

                       THE AGENT AND THE COLLATERAL AGENT

          SECTION 10.1.  APPOINTMENT OF AGENT.

          (a) Each Lender hereby designates BTCC as its Agent and irrevocably authorizes the Agent to take action on such Lender's behalf under the Credit Documents and to exercise the powers and to perform the duties described therein and to exercise such other powers as are reasonably incidental thereto. The Agent may perform any of its duties by or through its agents or employees.

          (b) Other than the Borrowers' rights under Section 10.9, the provisions of this Article X are solely for the benefit of the Agent, the Collateral Agent and the Lenders, and none of the Credit Parties shall have any rights as a third party beneficiary of any of the provisions hereof. The Agent shall act solely as agent of the Lenders and assumes no obligation toward or relationship of agency or trust with or for any Credit Party.

          SECTION 10.2.  NATURE OF DUTIES OF AGENT AND COLLATERAL AGENT.
Neither the Agent nor the Collateral Agent shall have any duties or responsibilities except those expressly set forth in the Credit Documents. Neither the Agent, the Collateral Agent nor any of their respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent and the Collateral Agent shall be mechanical and administrative in nature. Neither the Agent nor the Collateral Agent shall have a fiduciary relationship in respect of any Lender or any participant of any Lender.

          SECTION 10.3.  LACK OF RELIANCE ON AGENT.

          (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of each Credit Party in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each Credit Party, and, except as expressly provided in this Credit Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

          (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Credit Agreement or the Revolving Notes or the financial or other condition of any Credit Party. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or the Revolving Notes, or the financial condition of any Credit Party, or the existence or possible existence of any Default or

Event of Default, unless specifically requested to do so in writing by any Lender.

          SECTION 10.4. CERTAIN RIGHTS OF THE AGENT. The Agent may request instructions from the Majority Lenders at any time. If the Agent requests instructions from the Majority Lenders with respect to any action or inaction, the Agent shall be entitled to await instructions from the Majority Lenders before such action or inaction. No Lender shall have any right of action based upon the Agent's action or inaction in response to instructions from the Majority Lenders.

          SECTION 10.5. RELIANCE BY AGENT. The Agent may rely upon written or telephonic communication it believes to be genuine and to have been signed, sent or made by the proper person. The Agent may obtain the advice of legal counsel (including counsel for the Borrowers with respect to matters concerning the Borrowers), independent public accountants and other experts selected by it and shall have no liability for any action or inaction taken or omitted to be taken by it in good faith based upon such advice.

          SECTION 10.6. INDEMNIFICATION OF AGENT. To the extent the Agent is not reimbursed and indemnified by the Borrowers, each Lender will reimburse and indemnify the Agent to the extent of its Proportionate Share for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever (including all Expenses) which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or otherwise relating to the Credit Documents unless resulting from the Agent's gross negligence or willful misconduct. The agreements contained in this Section shall survive any termination of this Credit Agreement and the other Credit Documents and the payment in full of the Obligations.

          SECTION 10.7. THE AGENT IN ITS INDIVIDUAL CAPACITY. In its individual capacity, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Revolving Note or participation interests and may exercise the same as though it was not performing the duties specified herein. The terms "Lenders," "Majority Lenders," "holders of Revolving

Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrowers or any Affiliate of the Borrowers as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers for services in connection with this Credit Agreement and otherwise without having to account for the same to the Lenders.

          SECTION 10.8. HOLDERS OF REVOLVING NOTES. The Agent may deem and treat the payee of any Revolving Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Revolving Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Revolving Note or of any Revolving Note or Revolving Notes issued in exchange therefor.

          SECTION 10.9.  SUCCESSOR AGENT.

          (a) The Agent may, upon ten (10) Business Days' notice to the Lenders and the Borrowers, resign by giving written notice thereof to the Lenders and the Borrowers. The Agent's resignation shall be effective upon the appointment of a successor Agent. Such resignation of the Agent shall be deemed to be a resignation of Bankers Trust Company as Issuing Bank.

          (b) Upon receipt of the Agent's resignation, the Majority Lenders may appoint a successor Agent which shall also be a Lender. Unless an Event of Default shall have occurred and be continuing at the time of such appointment, the successor Agent shall be subject to approval by the Borrowers, which approval shall not be unreasonably withheld and shall be delivered to the Majority Lenders within ten (10) Business Days after the Borrowers' receipt of notice of a proposed successor Agent. If a successor Agent has not accepted its appointment within fifteen (15) Business Days, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent.

            (c) Upon its acceptance of the agency hereunder, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement. The retiring Agent shall continue to have the benefit of this Article X for any action or inaction while it was Agent.

            SECTION 10.10. COLLATERAL MATTERS.

            (a) Each Lender authorizes and directs the Agent to enter into the Collateral Documents for the benefit of the Lenders. Except as otherwise set forth herein, any action or exercise of powers by the Majority Lenders under the Credit Documents, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Prior to an Event of Default, without notice to or consent from any Lender, the Agent may take any action necessary or advisable to perfect and maintain the perfection of the Liens upon the Collateral.

            (b) The Agent is authorized to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations, (ii) required to be delivered from permitted sales of Collateral hereunder, if any, upon receipt of the proceeds or (iii) if the release can be and is approved by the Majority Lenders. The Agent may request and the Lenders will provide confirmation of the Agent's authority to release particular types or items of Collateral.

            (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Credit Agreement, or consented to in writing by the Majority Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days' prior written request by the Borrowers, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; PROVIDED that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Credit Parties or any Subsidiary in respect of) all interests retained by the Credit Parties or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the Expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

            (d) The Agent shall have no obligation to assure that the Collateral exists or is owned by the Credit Parties or any Subsidiary, that such Collateral is cared for, protected or insured, or that the Liens in the Collateral have been created, perfected, or have any particular priority. With respect to the Collateral, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and it shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

            SECTION 10.11. ACTIONS WITH RESPECT TO DEFAULTS. In addition to the Agent's right to take actions on its own accord as permitted under this Credit Agreement, the Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Majority Lenders. Until the Agent shall have received such directions, the Agent may act or not act as it deems advisable and in the best interests of the Lenders.

            SECTION 10.12. DELIVERY OF INFORMATION. The Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agent from the Borrowers, any Subsidiary, the Majority Lenders, any Lender or any other Person under or in connection with this Credit Agreement or any other Credit Document except (i) as specifically provided in this Credit Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the

Agent at the time of receipt of such request and then only in accordance with such specific request.

                                   ARTICLE XI

                                 MISCELLANEOUS

            SECTION 11.1. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OF THE CREDIT DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK.

            SECTION 11.2. SUBMISSION TO JURISDICTION. ALL DISPUTES AMONG THE CREDIT PARTIES AND THE LENDERS (OR THE AGENT ACTING ON THEIR BEHALF), WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE AGENT, ON BEHALF OF THE LENDERS, SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE CREDIT PARTIES OR THEIR PROPERTY IN ANY LOCATION REASONABLY SELECTED BY THE AGENT IN GOOD FAITH TO ENABLE THE AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT. THE CREDIT PARTIES AGREE THAT THEY WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY THE AGENT. THE CREDIT PARTIES WAIVE ANY OBJECTION THAT THEY MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

            SECTION 11.3. SERVICE OF PROCESS. THE CREDIT PARTIES HEREBY IRREVOCABLY DESIGNATE CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS THE DESIGNEE, APPOINTEE AND AGENT OF THE CREDIT PARTIES TO RECEIVE, FOR AND ON BEHALF OF THE CREDIT PARTIES, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO

THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT. IT IS UNDERSTOOD THAT COPIES OF SUCH PROCESS SERVED ON SUCH AGENT AT ITS ADDRESS WILL BE PROMPTLY FORWARDED BY MAIL TO THE CREDIT PARTIES, BUT FAILURE OF THE CREDIT PARTIES TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS.

            SECTION 11.4. JURY TRIAL. THE CREDIT PARTIES, THE AGENT, THE ISSUING BANK, THE COLLATERAL AGENT AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY. INSTEAD, ANY DISPUTES WILL BE RESOLVED IN A BENCH TRIAL.

            SECTION 11.5. LIMITATION OF LIABILITY. NEITHER THE AGENT, THE COLLATERAL AGENT NOR ANY LENDER SHALL HAVE ANY LIABILITY TO THE CREDIT PARTIES (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED BY THE CREDIT PARTIES IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS CREDIT AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE AGENT, THE COLLATERAL AGENT OR ANY SUCH LENDER, THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE CREDIT PARTIES HEREBY WAIVE ALL FUTURE CLAIMS AGAINST THE AGENT, THE COLLATERAL AGENT AND EACH LENDER FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES UNLESS RESULTING FROM THE GROSS NEGLIGENCE OF SUCH PERSON OR SUCH PERSON'S KNOWING VIOLATION OF THE LAW.

            SECTION 11.6. DELAYS; PARTIAL EXERCISE OF REMEDIES. No delay or omission of the Agent, the Issuing Bank or the Lenders to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by the Agent, the Issuing Bank or the Lenders of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

            SECTION 11.7. NOTICES. Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, if to the Agent, or any of the Lenders, then to BT Commercial Corporation, at 14 Wall Street, New York, New York 10005, Attention: Credit Department, Mr. Bruce Addison, if to the Issuing Bank, then to Bankers Trust Company, One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, Attention: Mr. Jack Kurzer and if to a Credit Party, then to such Credit Party at c/o Spinnaker Industries, Inc. 600 N. Pearl Street, Dallas, Texas 75201, Attention: President or by facsimile transmission, promptly confirmed in writing sent by first class mail, if to the Agent or any of the Lenders, at (212) 618-2630. and if to a Credit Party, at (214) 855-0093. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three (3) Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by telex or facsimile transmission, when receipt of such transmission is acknowledged.

            SECTION 11.8. ASSIGNMENTS AND PARTICIPATIONS.

            (a) BORROWER ASSIGNMENT. The Borrowers shall not assign this Credit Agreement or any rights or obligations hereunder, without the prior written consent of the Agent and the Lenders.

            (b) LENDER ASSIGNMENTS. Each Lender may assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Credit Agreement, the Revolving Notes and the other Credit Documents, with the consent of the Agent (not to be unreasonably withheld), and provided that no Default or Event of Default has occurred and is continuing with the consent of the Borrowers (not to be unreasonably withheld), and upon execution and delivery to the Agent, for its acceptance and recording in the Register, of an agreement in substantially the form of Exhibit N (an "ASSIGNMENT AND ASSUMPTION AGREEMENT"), together with surrender of any Revolving Note or Revolving Notes subject to such assignment and a processing and recordation fee of $2,500.00. No such assignment shall be for less than $5,000,000 of the Commitments unless it is to another Lender. Upon such execution and delivery of the Assignment and Assumption Agreement to the Agent, from and after the date specified as the effective date in the Assignment and Assumption Agreement (the "ACCEPTANCE DATE"), (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption Agreement, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption Agreement, relinquish its rights (other than any rights it may have pursuant to Section 11.10 which will survive) and be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto). (This Section does not apply to branches and Affiliates of a Lender, it being understood that a Lender may make, carry or transfer Revolving Loans at or for the account of any of its branch offices or Affiliates without consent of the Borrowers, the Agent or any Lender.)

            By executing and delivering an Assignment and Assumption Agreement, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the Revolving Notes or any other instrument or document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any other Credit Parties or the performance or observance by the Borrowers or any other Credit Parties of any of their obligations under this Credit Agreement or any other instrument or document furnished pursuant hereto, (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the Financial Statements referred to in Section 6.1(i), the Financial Statements delivered pursuant to Section 7.1(a), if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement, (iv) such assignee will, independently and without reliance upon the Agent or the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement, (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto and
(vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

            (c) AGENT'S REGISTER. The Agent shall maintain a register of the names and addresses of the Lenders, their Commitments, and the principal amount of their Revolving Loans (the "REGISTER"). The Agent shall also maintain a copy of each Assignment and Assumption Agreement delivered to and accepted by it and modify the Register to give effect to each Assignment and Assumption Agreement. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register and copies of each Assignment and Assumption Agreement shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of each Assignment and Assumption Agreement and surrender of the affected Revolving Note or Revolving Notes subject to such assignment, the Agent will give prompt notice thereof to the Borrowers. Within five (5) Business Days after its receipt of such notice, the Borrowers shall execute and deliver to the Agent a new Revolving Note or Revolving Notes to the order of the assignee in the amount of the Commitment or Commitments assumed by it and to the assignor in the amount of the Commitment or Commitments retained by it, if any. Such new Revolving Note or Revolving Notes shall re-evidence the indebtedness outstanding under the surrendered Revolving Note or Revolving Notes and shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Note or Revolving Notes, shall be dated as of the Closing Date. The Agent shall be entitled to rely upon the Register exclusively for purposes of identifying the Lenders hereunder.

            (d) LENDER PARTICIPATIONS. Each Lender may sell participations (without the consent of the Agent, the Borrowers or any other Lender) to one or more parties (other than any Person in competition with any of the Credit Parties in the same or a similar business as a Credit Party) in or to all or a portion of its rights and obligations under this Credit Agreement, the Revolving Notes and the other Credit Documents. Notwithstanding a Lender's sale of a participation interest, such Lender's obligations hereunder shall remain unchanged. The Borrowers, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender. No participant shall have rights to approve any amendment or waiver of this Credit Agreement except to the extent such amendment or waiver would (i) increase the Commitment of the Lender from whom the participant purchased its participation interest; (ii) reduce the principal of, or rate or amount of interest on the Revolving Loans subject to such participation;
(iii) postpone any date fixed for any payment of principal of, or interest on, the Revolving Loans subject to the participation interest; or (iv) release all or a substantial portion of the Collateral, other than in each case when otherwise permitted hereunder.

            Each Lender agrees that, without the prior written consent of the Borrowers and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan, Revolving Note or other Obligation under the securities laws of the United States or of any jurisdiction.

            (e) CONFIDENTIALITY. In connection with their efforts to assign its rights or obligations or sell participations pursuant to Sections 11.8(b) and (d) hereof, the Agent or the Lenders may disclose any information they have, now or in the future, with respect to the business of the Borrowers to prospective assignees or purchasers, provided that such disclosure is subject to confidentiality arrangements substantially similar to those entered into by BTCC and the Borrowers in connection with the transactions contemplated by this Credit Agreement.

            SECTION 11.9. CONFIDENTIALITY. Except as provided in Section 11.8(e), each Lender agrees that it will not disclose, without the prior consent of the Borrowers, any information with respect to the Borrowers or any of their Subsidiaries which is furnished pursuant to this Credit Agreement and which is designated by the Borrowers to the Lenders in writing as confidential (the information delivered pursuant to Sections 7.1(a)(ii), (iv) and (v), 7.1(b),
(c) and (e) and 8.4(a) being hereby so designated), PROVIDED, THAT any Lender may disclose any such information (a) to its Affiliates, employees, auditors, or counsel, or to another Lender if the disclosing Lender or such disclosing Lender's holding or parent company in its reasonable discretion determines that any such party should have access to such information provided that each such person will be advised of the confidential nature of such information,
(b) as has become generally available to the public, (c) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender, (d) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation and (e) in order to comply with any Requirement of Law.

            SECTION 11.10. INDEMNIFICATION; REIMBURSEMENT OF EXPENSES OF COLLECTION. (a) The Borrowers hereby, jointly and severally, indemnify and agree to defend and hold harmless the Agent, the Collateral Agent, the Issuing Bank and each of the Lenders and their respective directors, officers, agents, employees and counsel (each, an "INDEMNIFIED PARTY") from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of (i) any litigations, investigations, claims or proceedings which arise out of or are in any way related to (A) this Credit Agreement, any other Credit Document or the transactions contemplated hereby or thereby including, without limitation, the transactions contemplated by the Senior Note Documents, (B) the issuance of the Letters of Credit, (C) the failure of the Issuing Bank to honor a drawing under any Letter of Credit, as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, (D) any actual or proposed use by the Borrowers of the proceeds of the Revolving Loans or (E) the Agent's, the Collateral Agent's, the Issuing Bank's or the Lenders' entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and
(ii) any remedial or other action taken by the Borrowers, the Agent or any of the Lenders in connection with compliance by the Borrowers or any of the Subsidiaries, or any of their respective properties, with any federal, state or local Environmental Laws. In addition, the Borrowers shall, upon demand, jointly and severally, pay to the Agent all costs and expenses incurred by the Agent (including the reasonable fees and disbursements of counsel and other professionals) in connection with the preparation, execution, delivery, administration, modification and amendment of the Credit Documents, pay to the Collateral Agent all costs and expenses incurred by it in connection with collateral audits and inspections, and pay to the Agent and any Lender all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Agent or such Lender in (A) enforcing or defending its rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (B) in collecting the Obligations, (C) in foreclosing or otherwise collecting upon the Collateral or any part thereof and (D) obtaining any legal, accounting or other advice in connection with any of the foregoing. If and to the extent that the Obligations of the Borrowers hereunder are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of such Obligations which is permissible under applicable law.

            (b) The Borrowers' Obligations under Sections 4.9, 4.10, 10.6 and this Section 11.10 shall survive any termination of this Credit Agreement and the other Credit Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their Obligations set forth in this Credit Agreement.

            SECTION 11.11. AMENDMENTS AND WAIVERS. (a) No amendment or waiver of any provision of this Credit Agreement or any other Credit Document shall be effective unless in writing and signed by the Majority Lenders (or by the Agent on their behalf) and the Credit Parties, except that:

          (i) the consent of all the Lenders is required to (A) reduce the principal of, or interest on, the Revolving Notes, any Letter of Credit reimbursement obligations or any Fees hereunder (other than Fees that are exclusively for the account of the Agent, the Collateral Agent or the Issuing Bank), (B) postpone the final scheduled date of maturity of the Revolving Notes or any date fixed for any payment in respect of interest on the Revolving Notes, any Letter of Credit reimbursement obligations or any Fees hereunder, (C) change any minimum requirement necessary for the Lenders or Majority Lenders to take any action hereunder or the percentage of Commitments necessary to take any such action, (D) amend or waive this
     Section 11.11(a), or change the definition of Majority Lenders, (E) release any Liens in favor of the Lenders on all or substantially all of the Collateral, except as otherwise expressly provided in this Credit Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any asset of the Credit Parties permitted under this Credit Agreement, (F) increase any of the advance rates from those set forth in any of the definitions of Brown Accounts Borrowing Base, Brown Inventory Borrowing Base, Central Accounts Borrowing Base, Central Inventory Borrowing Base, Entoleter Accounts Borrowing Base or Entoleter Inventory Borrowing Base, or (G) consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Credit Agreement;

         (ii) no such amendment or waiver shall increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that amendments or waivers of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase in the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender);

        (iii) the consent of the Agent, the Collateral Agent or the Issuing Bank, as the case may be, shall be required for any amendment, waiver or consent affecting the rights or duties of the Agent, the Collateral Agent or the Issuing

     Bank under any Credit Document, in addition to the consent of the Lenders otherwise required by this Section 11.11; and

         (iv) the consent of the Borrowers shall not be required for any amendment, modification or waiver of the provisions of Article X (other than Section 10.9).

          (b) The Borrowers and the Lenders hereby authorize the Agent to modify this Credit Agreement by unilaterally amending or supplementing Annex I to reflect assignments of the Commitments.

          (c) Notwithstanding the foregoing, the Borrowers may amend Schedule 6.1(a) without the consent of the Majority Lenders; provided that, except as contemplated by Section 8.1, no amendment to any such Schedule shall be permitted to cure any Default or Event of Default which would otherwise have existed in the absence of such amendment.

          (d) If, in connection with any proposed amendment or waiver of any of the provisions of this Credit Agreement as contemplated by Section 11.11(a)(i), the consent of the Majority Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrowers shall have the right to replace each such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more replacement Lenders pursuant to Section 4.11 so long as at the time of such replacement, each such replacement Lender consents to the proposed amendment or waiver; provided that the Borrowers shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to Section 11.11(a)(ii).

          SECTION 11.12. NONLIABILITY OF AGENT AND LENDERS. The relationship between the Borrowers and the Lenders and the Agent and Collateral Agent shall be solely that of borrower and lender. Neither the Agent, Collateral Agent nor any Lender shall have any fiduciary responsibilities to the Credit Parties. Neither the Agent, Collateral Agent nor any Lender undertakes any responsibility to the Credit Parties to review or inform the Credit Parties of any matter in connection with any phase of the Credit Parties' business or operations.

          SECTION 11.13. INDEPENDENT NATURE OF LENDERS' RIGHTS. The amounts payable at any time hereunder to each Lender under such Lender's Revolving Note or Notes shall be a separate and independent debt.

          SECTION 11.14. COUNTERPARTS. This Credit Agreement and any waiver or amendment hereto may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          SECTION 11.15. EFFECTIVENESS. This Credit Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent, or, in the case of the Lenders, shall have given to the Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

          SECTION 11.16. SEVERABILITY. In case any provision in or obligation under this Credit Agreement or the Revolving Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 11.17. MAXIMUM RATE. Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, the Borrowers, the Agent, the Collateral Agent and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent, the Collateral Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrowers and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrowers. All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance, or detention of the Obligations and other indebtedness of the Borrowers to the Agent or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such indebtedness. The terms and provisions of this Section shall control every other provision of this Credit Agreement and all agreements among the Borrowers, the Agent, the Collateral Agent and the Lenders.

          SECTION 11.18. ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Credit Agreement and the other Credit Documents constitute the entire agreement among the Credit Parties, the Agent, the Collateral Agent and the Lenders with respect to the subject matter hereof, supersedes any prior agreements among them, and shall bind and benefit the Credit Parties, the Agent, the Collateral Agent and the Lenders and their respective successors and permitted assigns.

          IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their proper and duly authorized officers as of the date set forth above.


                                      BORROWERS

                                      CENTRAL PRODUCTS COMPANY


                                      By: /s/ MARK R. MATTESON
                                          ----------------------------------
                                          Name:  Mark R. Matteson
                                          Title: Vice President


                                      BROWN-BRIDGE INDUSTRIES, INC.


                                      By: /s/ NED N. FLEMING, III
                                          ----------------------------------
                                          Name:  Ned N. Fleming, III
                                          Title: Vice President


                                      ENTOLETER, INC.


                                      By: /s/ MARK R. MATTESON
                                          ----------------------------------
                                          Name:  Mark R. Matteson
                                          Title: Vice President


                                      GUARANTOR

                                      SPINNAKER INDUSTRIES, INC.


                                      By: /s/ RICHARD J. BOYLE
                                          ----------------------------------
                                          Name:  Richard J. Boyle
                                          Title: Chief Executive Officer
                                                 and Chairman

                                      AGENT

                                      BT COMMERCIAL CORPORATION, as Agent


                                      By: /s/ BRUCE W. ADDISON
                                          ----------------------------------
                                          Name:  Bruce W. Addison
                                          Title:


                                      COLLATERAL AGENT

                                      TRANSAMERICA BUSINESS CREDIT
                                      CORPORATION, as Collateral Agent


                                      By: /s/   TERRELL W. HARRIS
                                          ----------------------------------
                                          Name:  Terrell W. Harris
                                          Title: Region Credit Manager


                                      LENDERS

                                      BT COMMERCIAL CORPORATION


                                      By: /s/ BRUCE W. ADDISON
                                          ----------------------------------
                                          Name:  Bruce W. Addison
                                          Title:


                                      TRANSAMERICA BUSINESS CREDIT CORPORATION


                                      By: /s/ TERRELL W. HARRIS
                                          ----------------------------------
                                          Name:  Terrell W. Harris
                                          Title: Region Credit Manager

                                      ISSUING BANK

                                      BANKERS TRUST COMPANY, as Issuing Bank


                                      By: /s/ BRUCE W. ADDISON
                                          ----------------------------------
                                          Name:  Bruce W. Addison
                                          Title:

                                                                      SCHEDULE 1


                    LENDERS, LENDING OFFICES AND COMMITMENTS


                              Domestic and Eurodollar
        Lender                    Lending Office              Commitment
        ------                    --------------              ----------

    BT Commercial                 14 Wall Street             $20,000,000
     Corporation                New York, NY 10014

 Transamerica Business          Two Ravinia Drive
   Credit Corporation               Suite 700                $20,000,000
                                Atlanta, GA 30346
                                                             -----------
                                                             -----------
                                Total Commitments            $40,000,000

                                    EXHIBIT A

                             FORM OF REVOLVING NOTE



$_______________                                                October __, 1996

FOR VALUE RECEIVED, the undersigned, [Central Products Company] [Brown-Bridge Industries, Inc.] [Entoleter, Inc.], a Delaware corporation (the "BORROWER") promises to pay to the order of [__________________________] (the "LENDER") at care of BT Commercial Corporation, as Agent for the Lenders, 14 Wall Street, New York, New York 10005 in lawful money of the United States of America and in immediately available funds, the principal amount of ___________________________ Dollars ($___________), or such lesser amount as may then constitute the unpaid aggregate principal amount of the Lender's Proportionate Share of the Revolving Loans made to the Borrower that are outstanding on the Expiration Date.

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof until paid in full (both before and after judgment) on the dates and at the rates specified in Article IV of the Credit Agreement (as defined below).

If any payment on this promissory note becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This promissory note is one of the Revolving Notes referred to in the Credit Agreement, dated as of October __, 1996 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, [names of other two Borrowers], Spinnaker Industries, Inc., the Lender, certain other financial institutions from time to time parties thereto, BT Commercial Corporation, as agent (in such capacity, the "AGENT"), Transamerica Business Credit Corporation, as Collateral Agent, and Bankers Trust Company, as Issuing Bank, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein shall have the meanings given to such terms in the Credit Agreement unless otherwise defined herein. The Credit Agreement, among other things, provides [after giving effect to the Assignment and Assumption executed by the Lender and [name of assigning Lender] as of date hereof]+ for the making of Revolving Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, which have not been cured by the Borrower or waived by the Agent at the direction of the Lenders or the Required Lenders, as the case may be, the Agent shall, upon the written, telecopied or telex request of the Required Lenders, and by delivery of written notice to the Borrower from the Agent, take any or all of the following actions, without prejudice to the rights of the Agent, the Lender or any holder of this Revolving Note to enforce its claims against the Borrower: (a) declare all Obligations due hereunder to be immediately due and payable (except with respect to any Event of Default set forth in Section 8.1(g) of the Credit Agreement, in which case all Obligations due hereunder shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Lender; and (b) immediately terminate the Credit Agreement and the Commitments thereunder; and at all times thereafter, all loans and advances made by the Lender pursuant to the Credit Agreement shall be at the Lender's sole discretion, unless such Event of Default is cured or waived.

This promissory note is secured by the collateral described in the Security Agreement and other Collateral Documents entered into pursuant to the Credit Agreement [and re-evidences the indebtedness outstanding on the date hereof with respect to the Revolving Loans made on the Closing Date, which indebtedness has been assigned to the Lender pursuant to Section 11.8 of the Credit Agreement].+

-------------
+Bracketed language to be used for replacement notes.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS PROMISSORY NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).


                         [CENTRAL PRODUCTS COMPANY]
                         [BROWN-BRIDGE INDUSTRIES, INC.]
                         [ENTOLETER, INC.]



                         By:
                             -----------------------------
                             Name:
                             Title:

Attest:


-----------------------------

                                    EXHIBIT B

                       FORM OF BORROWING BASE CERTIFICATE

                        OFFICER'S CERTIFICATE CERTIFYING
                                 BORROWING BASE


          I, _______________________, in my capacity as ______________________
of [Central Products Company] [Brown-Bridge Industries, Inc.] [Entoleter, Inc.], a Delaware corporation (the "BORROWER"), hereby certifies in connection with the Credit Agreement, dated as of October __, 1996 (as amended, supplemented or otherwise modified from time to time the "CREDIT AGREEMENT"), among the Borrower, certain of its affiliates, certain financial institutions from time to time parties thereto, as Lenders, BT Commercial Corporation, as Agent, Transamerica Business Credit Corporation, as Collateral Agent, and Bankers Trust Company, as Issuing Bank, that I am the duly elected ______________________ of the Borrower and that the information and each calculation set forth in the attached Borrowing Base Certificate are, to the best of my knowledge, true, correct and complete (subject to year-end audit adjustments) as of the date hereof and are calculated in accordance with the Credit Agreement. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.


Executed as of this ____           [CENTRAL PRODUCTS COMPANY]
day of ___________, 199_           [BROWN-BRIDGE INDUSTRIES, INC.]
                                   [ENTOLETER, INC.]



                                   By: _____________________________
                                       Name:
                                       Title:

                           Borrowing Base Certificate

                           [CENTRAL PRODUCTS COMPANY]
                         [BROWN-BRIDGE INDUSTRIES, INC.]
                                [ENTOLETER, INC.]

                        Period Ending: ____________, 19__
A.   Availability of Accounts
     ------------------------
1.   Balance from previous period                     $
                                                       -------------
2.   Plus: new Accounts                               $
                                                       -------------
3.   Sub Total (line 1 plus line 2)                   $
                                                       -------------
4.   Less: Collections                                $(            )
                                                        ------------
5.   New Accounts balance
     (line 3 less line 4)                             $
                                                       -------------
6.   Ineligible Accounts:*
     (a) the amount of sales to Affiliates
         to the extent in excess of $250,000          $
                                                       -------------
     (b) Accounts with payment terms of 42
         days or less that remain
         outstanding after 90 days from
         the invoice date                             $
                                                       -------------
     (c) Accounts with payment terms of
         more than 42 days from the
         invoice date that remain
         outstanding less than 120 days
         from the invoice date but only to
         the extent such Accounts
         exceed $1,000,000                            $
                                                       -------------
     (d) Accounts from any one account
         debtor having 50% or more of its
         Accounts deemed ineligible                   $
                                                       -------------

---------------
     *Reserve and ineligible calculations shall be based upon the most recent actual calculation of such reserve/ineligible amount, which calculation shall be made on at least a monthly basis, unless and until the Agent or Collateral Agent, exercising its Permitted Discretion, determines that more frequent actual calculations of reserve/ineligible amounts are required and so informs the Borrower.

     (e) the amount by which the aggregate
         Accounts outstanding from any one
         account debtor exceeds 25% of the
         amount reported in line 5 above
         less any Accounts supported by a
         letter of credit and less any
         Accounts from a Canadian account
         debtor not to exceed $3,000,000              $
                                                       -------------
     (f) offsetting accounts payable to
         any account debtor to which the
         Borrower has accounts payable or
         which disputes liability                     $
                                                       -------------
     (g) Accounts from any account debtor
         which is (or whose assets are)
         the subject of an Insolvency
         Event                                        $
                                                       -------------
     (h) the amount of foreign sales less
         any Accounts supported by a
         letter of credit                             $
                                                       -------------
     (i) the sale is on a sale-and-return,
         bill and hold, sales on approval,
         guaranteed sale or consignment
         basis                                        $
                                                       -------------
     (j) all other amounts as required by
         the Credit Agreement                         $
                                                       -------------
7.   Total amount of Ineligible Accounts
     Receivables (line 6(a) through 6(j))             $
                                                       -------------
8.   Reserves:*                                       $
                                                       -------------
     (a) returns, discounts, claims,
         credits and allowances and
         contra accounts (to the extent of
         amount owed to the account
         debtor)                                      $
                                                       -------------
     (b) all other amounts as required by
         the Credit Agreement                         $
                                                       -------------
9.   Total amount of Reserves
     (line 8(a) through 8(b))                         $
                                                       -------------
10.  Net Eligible Accounts Receivable
     (line 5 less line 7 less line 9)                 $
                                                       -------------
             ----        ----

11.  Advance rate of (85%)                            x     85      %

                                                       -------------
12.  Availability (line 11 TIMES line  10)            $
                                                       -------------
B.   AVAILABILITY OF INVENTORY
1.   Value of Inventory (at lower of cost
     or market on a FIFO or a specific
     identification basis)
     (a) raw materials (exclusive of uncut
         steel)                                       $
                                                       -------------
     (b) raw materials consisting of uncut
         rolled steel                                 $
                                                       -------------
     (c) spare parts                                  $
                                                       -------------
              Total Inventory                         $
                                                       -------------
2.   Ineligible Inventory:*
     (a) Inventory not wholly-owned by
         Borrower or to which Borrower
         does not have good title                     $
                                                       -------------
     (b) Inventory not on the premisesof
         the Borrower or in a warehouse
         subject to a Collateral Access
         Agreement or located in the
         United States                                $
                                                       -------------
     (c) Inventory subject to liens other
         than those granted in favor of
         Agent or permitted by the Credit
         Agreement                                    $
                                                       -------------
     (d) Inventory returned or rejected or
         goods in transit to third parties            $
                                                       -------------
     (e) slow-moving or obsolete Inventory            $
                                                       -------------
     (f) all other amounts as required by
         the Credit Agreement                         $
                                                       -------------
3.   Total amount of Ineligible Inventory
     (line 2(a) through 2(e))                         $
                                                       -------------
4.   Net value of Inventory
     (line 1 LESS line 3)                             $
                                                       -------------

5.   Advance rate of 65%**                            x            65%

                                                       -------------
6.   Availability
     (line 5 TIMES line 4)                            $
                                                       -------------

C.   AVAILABILITY COMPUTATION

1.   Total Availability -- sum of (i) A12
     and (ii) the lesser of B6 and
     $----------                                      $
                                                       -------------
2.   LESS: the sum of the aggregate
     outstanding principal amount of
     Revolving Loans to the Borrower and
     Letter of Credit Obligations of the
     Borrower                                         $(            )
                                                        ------------
              NET AVAILABILITY                        $
                                                       -------------

-----------
**For Entoleter only, the Advance Rates are (a) 60% of the Eligible Inventory consisting of uncut rolled steel, (b) 50% of Eligible Inventory consisting of raw materials other than rolled steel (cut or uncut) and (c) 30% of the Eligible Inventory consisting of spare parts.

                                    EXHIBIT C

                           FORM OF NOTICE OF BORROWING



                         [Name and Address of Borrower]


                                                    ____________________ , 199__


BT Commercial Corporation, as Agent
14 Wall Street
New York, New York  10005

Attention:  Mr. J. Jeffcott Ogden
            Senior Vice President

Ladies and Gentlemen:

     The undersigned, [Central Products Company][Brown-Bridge Industries, Inc.][Entoleter, Inc.], a Delaware corporation (the "BORROWER"), refers to the Credit Agreement, dated as of October __, 1996 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used herein shall have the meanings given such terms in the Credit Agreement unless otherwise defined herein) among the Borrower, [insert names of other two borrowers], Spinnaker Industries, Inc., certain financial institutions from time to time parties thereto, as Lenders, BT Commercial Corporation, as Agent, Transamerica Business Credit Corporation, as Collateral Agent, and Bankers Trust Company, as Issuing Bank, and hereby gives you irrevocable notice, pursuant to
Section 2.4 of the Credit Agreement, that the undersigned hereby requests a borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such borrowing (the "PROPOSED BORROWING") as required by the Credit Agreement:

          (i) The requested date of the Proposed Borrowing is _____________, 199__;

         (ii)  The aggregate amount of the Proposed Borrowing is $____________;

        (iii)  The Proposed Borrowing shall be disbursed as follows:
               -----------------------------------------------------------------
               -----------------------------------------------------------------
               -----------------------------;

         (iv) The Type of Loans comprising the Proposed Borrowing are [Base Rate Loans][Eurodollar Rate Loans]; and

          (v) [The initial Interest Period for each Eurodollar Rate Loan made as part of the Proposed Borrowing is [one][two][three][six] months.]

          The undersigned hereby certifies that the following statements will be true on the date of the Proposed Borrowing:

          (A) the representations and warranties of the Credit Parties contained in each Credit Document are true and correct in all material respects on and as of the date of such Proposed Borrowing before and after giving effect to such Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a date other than the date of such Proposed Borrowing);

          (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom;

          (C) no event has occurred since ________, 199_ which has had or could reasonably be expected to have a Material Adverse Effect; and

          (D) all of the other conditions to the Proposed Borrowing set forth in Article V of the Credit Agreement have been fulfilled.

          If notice of this Proposed Borrowing has been given previously by telephone, then this notice should be considered a written confirmation of such telephonic notice as required by the Credit Agreement.

                                        [CENTRAL PRODUCTS COMPANY]
                                        [BROWN-BRIDGE INDUSTRIES, INC.]
                                        [ENTOLETER, INC.]



                                        By:-----------------------------
                                           Name:
                                           Title:

                                    EXHIBIT D

                         FORM OF NOTICE OF CONTINUATION


BT Commercial Corporation, as Agent
14 Wall Street
New York, New York  10005
Attention:  J. Jeffcott Ogden

Ladies and Gentlemen:

     The undersigned, [Central Products Company][Brown-Bridge Industries, Inc.][Entoleter, Inc.], a Delaware corporation (the "BORROWER"), refers to the Credit Agreement dated as of October __, 1996 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used herein shall have the meanings given such terms in the Credit Agreement unless otherwise defined herein) among the Borrower, [insert names of other two borrowers], Spinnaker Industries, Inc., the financial institutions from time to time parties thereto, as Lenders, BT Commercial Corporation, as Agent, Transamerica Business Credit Corporation, as Collateral Agent, and Bankers Trust Company, as Issuing Bank, and hereby gives you notice, irrevocably, pursuant to
Section 4.8(a) of the Credit Agreement that the undersigned hereby requires a Continuation of a borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation (the "PROPOSED CONTINUATION") as required by Section 4.8(a) of the Credit Agreement:

          (i)  The requested date of the Proposed Continuation is
               ______________.

         (ii) The Type of Loans subject to the Proposed Continuation are Eurodollar Rate Loans (the "LOANS").

        (iii) The aggregate amount of the Loans subject to such Continuation is $_______.

         (iv) The Interest Period for each Loan which is the subject of the proposed Continuation is [one][two] [three][six] months.

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Continuation:

          (a) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Continuation; and

          (b) the Proposed Continuation does not and will not violate any of the terms and conditions set forth in the Credit Agreement (including, without limitation, availability under the [Brown] [Central] [Entoleter] Borrowing
Base).

          If notice of this Proposed Continuation has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 4.8(a) of the Credit Agreement.

                                      [CENTRAL PRODUCTS COMPANY]
                                      [BROWN-BRIDGE INDUSTRIES, INC.]
                                      [ENTOLETER, INC.]



                                      By:
                                         -----------------------------
                                          Name:
                                          Title:

                                    EXHIBIT E

                          FORM OF NOTICE OF CONVERSION


BT Commercial Corporation, as Agent
14 Wall Street
New York, New York  10005
Attention:  J. Jeffcott Ogden

Ladies and Gentlemen:

     The undersigned, [Central Products Company][Brown-Bridge Industries, Inc.] [Entoleter, Inc.], a Delaware corporation (the "BORROWER"), refers to the Credit Agreement dated as of October __, 1996 (as amended, supplemented or otherwise modified from time to time the "CREDIT AGREEMENT"; capitalized terms used herein shall have the meanings given such terms in the Credit Agreement unless otherwise defined herein) among the Borrower, [insert names of other two borrowers], Spinnaker Industries, Inc., the financial institutions from time to time parties thereto, as Lenders, BT Commercial Corporation, as Agent, Transamerica Business Credit Corporation, as Collateral Agent, and Bankers Trust Company, as Issuing Bank, and hereby gives you notice, irrevocably, pursuant to
Section 4.8(b) of the Credit Agreement that the undersigned hereby requests a conversion of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the "PROPOSED CONVERSION") as required by Section 4.8(b) of the Credit Agreement:

          (i) The requested date of the Proposed Conversion is ______________ (the "CONVERSION DATE").

         (ii) The Type of Loans to be Converted pursuant hereto are presently [Prime Rate][Eurodollar Rate] Loans in the principal amount of $__________ outstanding as of the Conversion Date (the "CURRENT LOANS").

        (iii) The portion of the Current Loans to be converted on the Conversion Date is $___________ (the "CONVERSION AMOUNT").

         (iv) The Conversion Amount is to be converted into [Prime Rate] [Eurodollar Rate] Loans (the "CONVERTED LOANS") on the Conversion Date.

          (v) [The initial Interest Period for each Converted Loan is [one] [two][three][six] months.](1)

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Conversion:

          (a) [no Default or Event of Default has occurred and is continuing, or would result from the Proposed Conversion;(2) and]

          (b) the Proposed Conversion does not and will not violate any of the terms and conditions set forth in the Credit Agreement (including, without limitation, availability under the [Brown] [Central] [Entoleter] Borrowing
Base).

          If notice of this Proposed Conversion has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 4.8(b) of the Credit Agreement.


                                       [CENTRAL PRODUCTS COMPANY]
                                       [BROWN-BRIDGE INDUSTRIES, INC.]
                                       [ENTOLETER, INC.]

--------------
(1) For Eurodollar Rate Loans.
(2) For use only for conversion from Prime Rate Loans to Eurodollar Rate Loans.

                                       By:
                                          ------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT F

                        FORM OF LETTER OF CREDIT REQUEST



TO:  BT Commercial Corporation, as Agent
     14 Wall Street
     New York, New York  10005
     Attn: Mr. J. Jeffcott Ogden

Ladies and Gentlemen:

     Pursuant to Section 3.4 of the Credit Agreement, dated as of October __, 1996 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement unless otherwise defined herein), among the undersigned (the "Borrower"), [insert names of other two borrowers], Spinnaker Industries, Inc., each of the financial institutions from time to time parties thereto, as Lenders, BT Commercial Corporation, as Agent, Transamerica Business Credit Corporation, as Collateral Agent, and Bankers Trust Company, as Issuing Bank, the Borrower irrevocably requests the issuance of a Letter of Credit for its account (the "PROPOSED ISSUANCE") containing the following terms:

     1.   Date of Issuance:   --------------------

     2.   Face Amount:        $-------------------

     3.   Expiration Date:    --------------------

     4.   Beneficiary:  [Name and Address]
                         -------------------------
                         -------------------------
                         -------------------------
                         -------------------------

     Attached hereto is a completed application and agreement for letter of credit on the Issuing Bank's standard form.

     The undersigned hereby certifies that the following statements will be true and correct on the date of the Proposed Issuance:

     A. the representations and warranties of the Credit Parties contained in each Credit Document are true and correct on and as of the date of the Proposed Issuance (other than any such representations or warranties that relate solely to an earlier date);

     B. no Default or Event of Default has occurred and is continuing or would result from such Proposed Issuance;

     C. no event has occurred since _____________, 199_ which has had or could reasonably be expected to have a Material Adverse Effect; and

     D. the Proposed Issuance may be issued in accordance with and will not violate any of the requirements of the Credit Agreement (including, without limitation, Sections 3.1 and 3.2 of the Credit Agreement).



Dated:
      ----------------------

                                       [CENTRAL PRODUCTS COMPANY]
                                       [BROWN-BRIDGE INDUSTRIES, INC.]
                                       [ENTOLETER, INC.]



                                       By:
                                          ----------------------------
                                          Name:
                                          Title:

                                    EXHIBIT G


                               SECURITY AGREEMENT


     THIS SECURITY AGREEMENT (this "SECURITY AGREEMENT") is made and entered into as of October 23, 1996 by CENTRAL PRODUCTS COMPANY, a Delaware corporation with its chief executive office and principal place of business at 748 Fourth Street, Menasha, Wisconsin 54952-0330 ("CENTRAL"), BROWN-BRIDGE INDUSTRIES, INC., a Delaware corporation with its chief executive office and principal place of business at 518 East Water Street, Troy, Ohio 45373-0370 ("BROWN"), ENTOLETER, INC., a Delaware corporation with its chief executive office and principal place of business at 251 Welton Street, Hamden, Connecticut 06517 ("ENTOLETER" and, together with Central and Brown, the "BORROWERS"), and SPINNAKER INDUSTRIES, INC., a Delaware corporation with its chief executive office and principal place of business at 600 N. Pearl Street, Dallas, Texas 75201 (the "GUARANTOR" and, together with the Borrowers, the "OBLIGORS"), in favor of BT COMMERCIAL CORPORATION, acting as agent (in such capacity, the "AGENT") on behalf of the Lenders referred to below, having an office at 14 Wall Street, New York, New York 10005.

                               W I T N E S S E T H

     WHEREAS, the Obligors are entering into a certain Credit Agreement dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms which are used herein and not otherwise defined shall have the meanings given to them in the Credit Agreement) with the financial institutions from time to time parties thereto (the "LENDERS") the Agent, Transamerica Business Credit Corporation, as Collateral Agent (in such capacity, the "COLLATERAL AGENT"), and Bankers Trust Company, as Issuing Bank (the "ISSUING BANK"); and

     WHEREAS, it is a condition precedent to the obligation of the Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement that the Obligors shall have (i) granted to the Agent, for the ratable benefit of the Lenders, a security interest in and to the Collateral (as defined herein) and

(ii) executed and delivered this Security Agreement in order to secure the payment and performance by the Obligors of the Obligations.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the premises and in order to induce the Lenders to extend credit under the Credit Agreement, the Obligors hereby agree as follows:


     SECTION 1. CREATION OF SECURITY INTEREST. Each Obligor hereby pledges, assigns and grants to the Agent, for the ratable benefit of the Lenders, the Collateral Agent and the Issuing Bank, a continuing perfected Lien on and security interest in all of the right, title and interest of such Obligor in and to the collateral described in Section 2 hereof (the "COLLATERAL") in order to secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations.


     SECTION 2.  COLLATERAL.  The Collateral is and consists of the following:

     (a) ACCOUNTS. All of each Obligor's accounts, whether now existing or existing in the future, including, without limitation, (i) all "accounts" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York ("UCC"); (ii) all accounts receivable, including, without limitation, all accounts created by or arising from all of such Obligor's right to payment for goods sold or leased or services performed, sales of goods or rendition of services made under any of such Obligor's trade names, or through any of its divisions, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper or other evidence of indebtedness or security; (iii) all unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (iv) all rights to any goods represented by any of the foregoing, including returned or repossessed goods;
(v) all reserves and credit balances held by such Obligor with respect to any such accounts receivable or account debtors; (vi) all guarantees, endorsements and indemnifications or collateral on, of or for any of the foregoing; (vii) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith and (viii) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers (all of the foregoing property and similar property being hereinafter referred to as "ACCOUNTS");

     (b) INVENTORY. All of each Obligor's inventory in all of its forms, wherever located, including, without limitation, (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in such Obligor's business, wherever located and whether in the possession of such Obligor or any other Person; (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service, wherever located and whether in the possession of such Obligor or any other Person; (iii) all goods returned to or repossessed by such Obligor; (iv) all "inventory" as such term is defined in the UCC and (v) all accessions thereto and products thereof and documents therefor (all of the foregoing property being hereinafter referred to as "INVENTORY");

     (c) INTANGIBLES. All of each Obligor's "general intangibles," as such term is defined in the UCC, credits, claims, demands, documents, instruments, letters of credit for which such Obligor is a beneficiary and letter of credit proceeds, deposit accounts (including, without limitation, the Disbursement Accounts, the Lockboxes, the Collection Accounts, the Guarantor Account and all monies, securities and instruments deposited therein), money, tax refund claims, contract rights, chattel paper, any United States or foreign trademarks, service marks, tradenames, patents (and any divisions or continuations thereof) and copyrights including any registration of any trademark, service marks, patents or copyrights in the United States Patent and Trademark Office and the goodwill of the business of such Obligor symbolized by any trademarks or service marks, rights of setoff, rights of contribution, indemnity rights and all other rights (including all rights to the payment of money) which are permitted to be assigned or pledged, other obligations of any kind and interest on any of the foregoing, now or hereafter existing (all of the foregoing property and similar property being hereinafter referred to as "INTANGIBLES");

     (d) NOTE COLLATERAL. The Intercompany Subordinated Notes, all loans, liabilities and indebtedness, whether now or hereafter incurred, evidenced by the Intercompany Subordinated Notes (the "PLEDGED DEBT"), all other instruments evidencing the Pledged Debt, all interest, cash, instruments, rights and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt, and all additional loans, liabilities and indebtedness from time to time owed to an Obligor by any other Obligor, whether now or hereafter incurred, and the instruments evidencing such loans, liabilities and indebtedness, and all interest, cash, instruments, rights and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such loans, liabilities and indebtedness (all of the foregoing, the "NOTE COLLATERAL");

     (e) AFTER-ACQUIRED COLLATERAL AND PROCEEDS; BOOKS AND RECORDS. The Collateral includes all of the kinds and types of property described in this
Section 2, whether now owned or hereafter at any time arising, acquired or created by each Obligor and wherever located, and includes all replacements, additions, accessions, substitutions, repairs, proceeds and products relating thereto or therefrom, and all documents, books, records, ledger sheets, print-outs, computer discs, computer software, computer programs of such Obligor and all intellectual property rights therein and all other proprietary information of such Obligor and other paper containing information relating to the Collateral and files of such Obligor relating thereto. Proceeds hereunder include (i) whatever is now or hereafter received by such Obligor upon the sale, exchange, collection or other disposition of any item of Collateral, whether such proceeds constitute inventory, accounts, accounts receivable, general intangibles, instruments, securities (including, without limitation, United States of America Treasury Bills), credits, claims, demands, documents, letters of credit and letter of credit proceeds, chattel paper, documents of title, certificates of title, certificates of deposit, warehouse receipts, bills of lading, leases, deposit accounts, money, tax refund claims, contract rights, goods or equipment or otherwise, (ii) any such items which are now or hereafter acquired by such Obligor with any proceeds of Collateral hereunder and
(iii) cash.

     SECTION 3. THE OBLIGORS' REPRESENTATIONS AND WARRANTIES. Each Obligor represents and warrants, which representations and warranties shall survive execution and delivery of this Agreement, as follows:

     (a) PLACE OF BUSINESS. Except as permitted in the Credit Agreement, the Obligors have no places of business, or warehouses in which they lease space, other than those set forth in Schedule 6.1(k) to the Credit Agreement.

     (b) LOCATION OF COLLATERAL. Except as permitted in the Credit Agreement, and except for the movement of Collateral from time to time from one place of business or warehouse of such Obligor listed on Schedule 6.1(k) to the Credit Agreement to another place of business or warehouse of such Obligor listed on such Schedule 6.1(k), the Collateral of each Obligor is located at such Obligor's chief executive offices or other places of business or warehouses of such Obligor listed on Schedule 6.1(k) to the Credit Agreement, and not at any other location.

     (c) NO RESTRICTIONS ON COLLATERAL DISPOSITION. Except as permitted under the Credit Agreement, none of the Collateral is subject to contractual obligations that may restrict or inhibit the Agent's rights or ability to sell or dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

     (d) STATUS OF ACCOUNTS AND INVENTORY. Each Account is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by the Obligors in the ordinary course of their respective businesses; the goods and inventory being sold and the Accounts created are their exclusive property and are not and shall not be subject to any Lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, except as permitted in the Credit Agreement. The Obligors' customers have accepted the goods or services in respect of the Accounts, and owe and are obligated to pay the full amounts stated in the invoices according to their terms, without any dispute, offset, defense, counterclaim or contra. When included in the Borrowing Base Certificate and the schedules attached thereto, each Account and item of Inventory of a Borrower conforms to the representations and warranties contained in this Section, the standards for eligibility set forth in the definition of Eligible Accounts Receivable and Eligible
Inventory, respectively, and such other prerequisites for eligibility of which the Obligors have been informed by the Agent.

     (e) POSSESSION AND CONTROL OF INVENTORY. Each Obligor has exclusive possession and control of the Inventory in which such Obligor has granted a security interest hereunder.

     (f)  RECOURSE.  This Agreement is made with full recourse to each Obligor.

     SECTION 4. COVENANTS OF EACH OBLIGOR. Each Obligor covenants, which covenant shall survive execution and delivery of this Agreement, as follows:

     (a) DEFEND AGAINST CLAIMS. Each Obligor will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein, other than Permitted Liens, unless the Agent otherwise agrees in writing. Each Obligor will not permit any Lien notices with respect to the Collateral or any portion thereof to exist or be on file in any public office, other than Permitted Liens.

     (b) CHANGE IN COLLATERAL LOCATION; CHANGE OF NAME. Except as permitted under the Credit Agreement, each Obligor will not (i) change the location of its chief executive office or establish any place of business other than those specified in Schedule 6.1(k) to the Credit Agreement with respect to such Obligor, (ii) move or permit movement of the Collateral from the locations of such Obligor specified in Schedule 6.1(k) except from one such location to another such location, unless in each case such Obligor shall have complied with the provisions of Section 7.1(c)(v) of the Credit Agreement, or (iii) change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name.

     (c) ADDITIONAL FINANCING STATEMENTS. Promptly upon the reasonable request of the Agent, at the expense of the Obligors, each Obligor will execute and deliver or use its best efforts to procure any document, give any notices, execute and file any financing statements, mortgages or other documents, all in form and substance satisfactory to the Agent, mark any chattel paper, deliver any chattel paper or instruments to the Agent and take any other actions that are necessary or, in the opinion of the Agent, desirable to perfect or continue the perfection and the first priority of the Agent's security interest in the Collateral except as permitted by the Credit Agreement, to protect the Collateral against the rights, claims, or interests of third persons, other than holders of Permitted Liens, to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, or to effect the purposes and intent of this Security Agreement. Without limiting the generality of the foregoing, such Obligor will: (i) mark conspicuously each chattel paper included in the Accounts and, at the request of the Agent, each of its records pertaining to the chattel paper with a legend, in form and substance satisfactory to the Agent, indicating that such chattel paper is subject to the security interest granted hereby;
(ii) if any other Collateral shall be evidenced by a promissory note with a term of more than 90 days or other instrument or chattel paper, deliver and pledge to the Agent such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may reasonably request, to perfect or continue the perfection and the first priority of the Agent's security interest in the Collateral (except as permitted in the Credit Agreement) and preserve the pledge, collateral assignment and security interest granted or purported to be granted hereby.

     (d) ADDITIONAL LIENS; TRANSFERS. Without the prior written consent of the Agent, each Obligor will not in any way (i) hypothecate or create or permit to exist any Lien, security interest, charge or encumbrance on or other interest in the Collateral, except as permitted in the Credit Agreement, or (ii) sell, transfer, assign (by operation of law or otherwise), pledge, collaterally assign, exchange or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as permitted in the Credit Agreement. If the proceeds of any such sale consist of notes, instruments, documents of title, letters of credit or chattel paper (collectively "NON-CASH PROCEEDS"), such Non-cash Proceeds shall be promptly delivered to the Agent to be held as Collateral hereunder. If the Collateral, or any part thereof, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these provisions, the security interest of the Agent shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange or other disposition, and such Obligor will hold the proceeds thereof in trust for the benefit of the Agent, and promptly transfer such proceeds to the Agent in kind.

     (e) CONTRACTUAL OBLIGATIONS. Except as permitted in the Credit Agreement, each Obligor will not enter into any contractual obligations which may restrict or inhibit the Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

     (f) FURTHER OBLIGATIONS WITH RESPECT TO ACCOUNTS. In furtherance of the continuing assignment and security interest in the Accounts of the Obligors granted pursuant to this Security Agreement, upon the creation of Accounts, each Obligor will execute and deliver to the Agent in such form and manner as the Agent may require, solely for its convenience in maintaining records of Collateral, such confirmatory schedules of Accounts, and other appropriate reports designating, identifying and describing the Accounts as the Agent may reasonably require. In addition, upon the Agent's request, each Obligor shall provide the Agent with copies of agreements with, or purchase orders from, the customers of such Obligor and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other Collateral as the Agent may reasonably require. Furthermore, promptly after its receipt thereof, each Obligor shall deliver to the Agent any documents or certificates of title issued with respect to any property included in the Collateral, any promissory note, letter of credit, document or instrument related to or otherwise in connection with any property included in the Collateral, which in any such case shall come into the possession of such Obligor, or shall cause the issuer thereof to deliver any of the same directly to the Agent, in each case with any necessary endorsements in favor of the Agent. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each Obligor hereby authorizes the Agent to regard such Obligor's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by such Obligor's authorized officers or agents.

     (g) TURNOVER OF COLLECTIONS. Unless an Event of Default has occurred and is continuing, each Obligor may and will enforce, collect and receive, at its own expense, all amounts owing on the Accounts, for the benefit of and on behalf of the Agent. In connection with such collections, each Obligor may take (and, at the Agent's direction, upon the occurrence and during continuance of an Event of Default such Obligor shall take) such action as such Obligor or the Agent may deem necessary or advisable to enforce collection of the Accounts owing to such Obligor. Such privilege shall terminate automatically, however, upon the occurrence and during the continuance of an Event of Default. Any checks, cash, notes or other instruments or property received by each Obligor with respect to any Accounts shall be held by such Obligor in trust for the benefit of the Lenders, separate from such Obligor's own property and funds, and immediately
(i) deposited into a Collection Account in accordance with Section 2.12 of the Credit Agreement or (ii) if such property is not suitable for deposit, turned over to the Agent with proper assignments or endorsements. No checks, drafts or other instruments received by the Agent shall constitute final payment unless and until such instruments have actually been collected.

     (h) NOTIFICATION OF DISPUTES. Each Obligor agrees to notify the Agent promptly of any matters materially affecting the value, enforceability or collectibility of any of its Accounts, and of all material customer disputes, offsets, defenses, counterclaims, returns and rejections, and all reclaimed or repossessed merchandise or goods; PROVIDED, HOWEVER, that such notice shall only be required as to any such matter that affects Accounts outstanding at one time from any account debtor having a value greater than $100,000. Each Obligor agrees to issue credit memos promptly (with duplicates to the Agent upon its request for same) upon accepting returns or granting allowances, and may continue to do so until the occurrence and continuance of an Event of Default. After the occurrence and during the continuance of an Event of Default, each Obligor agrees that, if the Agent so requests, all returned, reclaimed or repossessed goods shall be set aside by such Obligor, marked with the Agent's name and held by such Obligor for the Agent's account as owner and assignee, or, at the election of the Agent, sold by such Obligor in the ordinary course of business.

     (i) DISTRIBUTIONS WITH RESPECT TO NOTE COLLATERAL. Subject to the terms of the Intercompany Subordinated Notes, so long as no Event of Default has occurred and is continuing, each Obligor shall be entitled to receive and retain any and all interest, principal and other amounts paid in respect of the Note Collateral. If an Event of Default has occurred and is continuing, all rights of each Obligor to receive the principal, interest and other amounts that it would otherwise be authorized to receive and retain pursuant to the immediately preceding sentence shall cease and all such rights shall thereupon become vested in the Agent who thereupon shall have the sole right to receive and hold as Collateral such principal, interest and other amounts. If any Obligor receives any principal, interest or other amounts in violation of this Section 4(i), such Obligor shall hold the same in trust for the benefit of the Agent, segregate the same from the other property and funds of such Obligor and forthwith deliver the same to the Agent as Collateral in the same form as so received (with any necessary endorsement).

     (j) ADDITIONAL NOTES. Promptly upon its receipt of any promissory note payable to an Obligor, such Obligor shall pledge and deliver such note to the Agent, together with note powers duly executed in blank.

     SECTION 5.  REMEDIES.

     (a) OBTAINING THE COLLATERAL UPON DEFAULT. If any Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Agent, in addition to other rights and remedies provided for herein and any rights now or hereafter existing under applicable law, shall have all rights and remedies as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

               (i) personally, or by agents or attorneys, immediately retake possession of the Collateral or any part thereof, from the Obligors or any other Person who then has possession of any part thereof, with or without notice or process of law, and for that purpose may enter upon the Obligors' premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Obligors;

              (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts) constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Agent;

             (iii) withdraw all monies, securities and instruments held in any Disbursement Account and any Collection Account, for application to the Obligations;

              (iv) sell, assign or otherwise liquidate, or direct the Obligors to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation;

               (v) take possession of the Collateral or any part thereof, by directing the Obligors in writing to deliver the same to the Agent at any place or places designated by the Agent, in which event the Obligors shall at their own expense:

                    (A) forthwith cause the same to be moved to the place or places so designated by the Agent and delivered to the Agent,

                    (B) store and keep any Collateral so delivered to the Agent at such place or places pending further action by the Agent as provided in Section 5(b), and

                    (C) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

          it being understood that the Obligors' obligation to so deliver the Collateral is of the essence of this Security Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Agent shall be entitled to a decree requiring specific performance by the Obligors of said obligation.

          (b) DISPOSITION OF THE COLLATERAL. Any collateral repossessed by the Agent under or pursuant to Section 5(a) and any other Collateral whether or not so repossessed by the Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Agent or after any overhaul or repair which the Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' written notice to the Obligors specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the Obligors or any nominee of the Obligors to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' written notice to the Obligors specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the option of the Agent, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the jurisdiction in which such auction is to be held. To the extent permitted by any such requirement of law, the Agent may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the Obligors (except to the extent of surplus money received). If, under mandatory requirements of applicable law, the Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Obligors as hereinabove specified, the Agent need give the Obligors only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Obligors acknowledge that any disposition of the Collateral which takes place substantially in accordance with this Section 5 shall be deemed to be commercially reasonable.

          (c) AGENT'S RIGHT TO PROTECT COLLATERAL. Upon the occurrence and continuance of an Event of Default, the Agent shall have the right at any time to make any payments and do any other acts the Agent may deem necessary to protect its security interests in the Collateral, including, without limitation, the rights to pay, purchase, contest or compromise any encumbrance, charge or Lien which, in the reasonable judgment of the Agent, appears to be prior to or superior to the security interests granted hereunder, and appear in and defend any action or proceeding purporting to affect its security interests in, or the value of, the Collateral. The Obligors hereby agree to reimburse, jointly and severally, the Agent for all payments made and expenses incurred under this Security Agreement including reasonable fees, expenses and disbursements of attorneys and paralegals acting for the Agent, including any of the foregoing payments under, or acts taken to protect its security interests in, the Collateral, which amounts shall be secured under this Security Agreement, and agrees they shall be bound by any payment made or act taken by the Agent hereunder absent the Agent's gross negligence or wilful misconduct. The Agent shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

          (d) POWER OF ATTORNEY. Each Obligor hereby irrevocably authorizes and appoints the Agent, or any Person or agent the Agent may designate, as such Obligor's attorney-in- fact, with full authority in the place and stead of such Obligor and in the name of such Obligor or otherwise, at such Obligor's cost and expense, in the Agent's discretion, to take any action and to execute any instrument that the Agent may deem necessary or advisable to accomplish the purposes and intent of this Security Agreement and to exercise all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default, which powers, being coupled with an interest, shall be irrevocable until all of the Obligations shall have been paid and satisfied in full:

               (i) ask for, demand, collect, bring suit, recover, compromise, administer, accelerate or extend the time of payment, issue credits, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

              (ii) obtain and adjust insurance required to be paid to the Agent;

             (iii) receive, take, endorse, negotiate, sign, assign and deliver and collect any checks, notes, drafts or other instruments, documents and chattel paper, in connection with clause (i) or (ii) above;

              (iv) receive, open and dispose of all mail addressed to such Obligor and notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

               (v) give customers indebted on Accounts notice of the Agent's interest therein, and/or to instruct such customers to make payment directly to the Agent for such Obligor's account and/or to request, at any time from customers indebted on Accounts, verification of information concerning the Accounts and the amounts owing thereon;

              (vi)  convey any item of Collateral to any purchaser thereof;

             (vii) give any notices or record any Liens under Section 4(c) hereof;

            (viii) make any payments or take any acts under Section 5(c) hereof; and

              (ix) file any claims or take any action or institute any proceedings that the Agent may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral.

The Agent's authority under this section 5(d) shall include, without limitation, the authority to execute and give receipt for any certificate of ownership or any document, transfer title to any item of Collateral, sign such Obligor's name on all financing statements or any other documents deemed necessary or appropriate to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign such Obligor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any Account and prepare, file and sign such Obligor's name on a proof of claim in bankruptcy or similar document against any customer of such Obligor, and to take any other actions arising from or incident to the rights, powers and remedies granted to the Agent in this Security Agreement. This power of attorney is coupled with an interest and is irrevocable by each Obligor.

          (e) APPLICATION OF PROCEEDS. All cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied by the Agent against the Obligations in such order as the Agent may determine.

          (f) WAIVER OF CLAIMS. Except as otherwise provided in this Security Agreement, EACH OBLIGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE AGENT'S TAKING POSSESSION OF OR DISPOSING OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH OBLIGOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and each Obligor hereby further waives, to the extent permitted by law:

               (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Agent's gross negligence or wilful misconduct;

              (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Agent's rights hereunder; and

             (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Security

          Agreement or the absolute sale of the Collateral or any portion thereof, and such Obligor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral of each Obligor shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of such Obligor therein and thereto, and shall be a perpetual bar both at law and in equity against such Obligor and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Obligor.

          (g) REMEDIES CUMULATIVE. Each and every right, power and remedy hereby specifically given to the Agent shall be in addition to every other right, power and remedy specifically given under this Security Agreement or under the other Credit Documents or now or hereafter existing at law or in equity, or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or any acquiescence therein.

          SECTION 6.  MISCELLANEOUS PROVISIONS.

          (a) NOTICES. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, if to the Agent, or any of the Lenders, then to BT Commercial Corporation, at 14 Wall Street, New York, New York 10005, Attention: Credit Department, Mr. Bruce Addison, if to the Issuing Bank, then to Bankers Trust Company, One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006,

Attention: Mr. Bruce Addison, and if to an Obligor, then to such Obligor at c/o Spinnaker Industries, Inc., 600 N. Pearl Street, Dallas, Texas 75201,
Attention: President, or by facsimile transmission, promptly confirmed in writing sent by first class mail, if to the Agent or any of the Lenders, at
(214) 855-0093, and if to an Obligor, at (212) 618-2630. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three (3) Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by telex or facsimile transmission, when receipt of such transmission is acknowledged.

          (b) HEADINGS. The headings in this Security Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Security Agreement.

          (c) SEVERABILITY. The provisions of this Security Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect, in that jurisdiction only, such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Security Agreement in any jurisdiction.

          (d) AMENDMENTS, WAIVERS AND CONSENTS. Any amendment or waiver of any provision of this Security Agreement and any consent to any departure by the Obligors from any provision of this Security Agreement shall not be effective unless the same shall be in writing and signed by each Obligor, the Agent (with the consent of the Majority Lenders or all of the Lenders, as required by the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

          (e) INTERPRETATION. Time is of the essence in each provision of this Security Agreement of which time is an element. All terms not defined herein or in the Credit Agreement shall have the meaning set forth in the Code, except where the context otherwise requires. To the extent a term or provision of this Security Agreement conflicts with the Credit Agreement and is not dealt with herein with more specificity, the Credit Agreement shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Security Agreement shall not be relevant in determining the meaning of this Security Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

          (f) CONTINUING SECURITY INTEREST. This Security Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full in cash of the Obligations, no Letter of Credit remains outstanding and the termination of the Commitments,
(ii) be binding upon the Obligors and their successors and assigns and
(iii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent, the Issuing Bank, the Collateral Agent and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may, in accordance with the terms or the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Documents (including, without limitation, all or any portion of any Commitment, any Loans or any Notes held by
it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in the Credit Agreement.

          (g) REINSTATEMENT. To the extent permitted by law, this Security Agreement shall continue to be effective or be reinstated if at any time any amount received by the Agent, the Issuing Bank, the Collateral Agent or any of the Lenders in respect of the Obligations is rescinded or must otherwise be restored or returned by the Agent, the Issuing Bank, the Collateral Agent or any of the Lenders upon the occurrence or during the pendency of any bankruptcy, reorganization or other similar proceeding applicable to any Obligor, or upon or during the occurrence of any dissolution, liquidation or winding up of any Obligor, all as though such payments had not been made.

          (h) SURVIVAL OF PROVISIONS. All representations, warranties and covenants of the Obligors contained herein shall survive the execution and delivery of this Security Agreement, and shall terminate only upon the full and final payment and performance by the Obligors of the Obligations secured hereby and termination of the Credit Agreement and the other Credit Documents.

          (i) AGENT MAY PERFORM. If the Obligors fail to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be jointly and severally payable by the Obligors and shall constitute Obligations secured by this Security Agreement.

          (j) NO DUTY ON AGENT. The powers conferred on the Agent hereunder are solely to protect the interest of the Lenders in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral, as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property. To the extent the Collateral is held by a custodian, the Agent shall be deemed to have exercised reasonable care if it has selected the custodian with reasonable care.

          (k) DELAYS; PARTIAL EXERCISE OF REMEDIES. No delay or omission of the Agent to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

          (l)  RELEASE; TERMINATION OF AGREEMENT.

               (i) The Agent shall release any Lien in favor of the Lenders upon the sale, transfer or disposition of any Collateral permitted to be released pursuant to Section 7.2(e) of the Credit Agreement in accordance with the terms of such Section.

              (ii) Subject to the provisions of subsection (g) hereof and provided that no Letters or Credit are outstanding, upon the payment in full in cash of the Obligations and the termination of the Commitments, this Security Agreement shall terminate and all rights in the Collateral shall revert to the Obligors. At such time, the Agent shall, upon the request and at the joint and several expense of the Obligors, (A) execute and deliver to the Obligors such documents as the Obligors shall reasonably request to evidence such termination and
          (B) reassign and redeliver to the Obligors all of the Collateral hereunder which has not been sold, disposed of, retained or applied by the Agent in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Agent, except as to the absence of any prior assignments by the Agent of its interest in the Collateral.

          (m) COUNTERPARTS. This Security Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

          (n) GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS SECURITY AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

          (o)  SUBMISSION TO JURISDICTION.  EACH OBLIGOR HEREBY IRREVOCABLY AND
UNCONDITIONALLY:

               (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS

          A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT
          IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL
          JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF;

              (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

             (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH OBLIGOR AT ITS ADDRESS SET FORTH IN SECTION 6(a) OR AT SUCH OTHER ADDRESS OF WHICH THE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

              (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

               (v) WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING.

          (p) SERVICE OF PROCESS. EACH OBLIGOR AGREES THAT SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) POSTAGE PREPAID, TO SUCH OBLIGOR AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGE HERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER
MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO
BRING ANY ACTION OR PROCEEDING AGAINST SUCH OBLIGOR OR ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

          (q) WAIVER OF JURY TRIAL. THE OBLIGORS AND THE AGENT EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS SECURITY AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

          IN WITNESS WHEREOF, the Obligors have caused this Security Agreement to be executed by their proper and duly authorized officers as of the date first set forth above.

                          CENTRAL PRODUCTS COMPANY



                          By:
                             ------------------------------------
                             Name:
                             Title:

                             748 Fourth Street
                             Menasha, Wisconsin  54592-0330
                             Telecopier No.:  (414) 729-4117


                          BROWN-BRIDGE INDUSTRIES, INC.



                          By:
                             ------------------------------------
                             Name:
                             Title:

                             518 East Water Street
                             Troy, Ohio  45373-0370
                             Telecopier No.:  (513) 335-2843


                          ENTOLETER, INC.



                          By:
                             ------------------------------------
                             Name:
                             Title:

                             251 Welton Street
                             Hamden, Connecticut  06517
                             Telecopier No.:  (203) 782-9739

                          SPINNAKER INDUSTRIES, INC.



                          By:
                             -----------------------------------
                             Name:
                             Title:

                             600 N. Pearl Street
                             Dallas, Texas  75201
                             Telecopier No.:  (214) 855-0093

Accepted and Agreed as of
the date first set forth above:

BT COMMERCIAL CORPORATION,
   as Agent



By:
   ------------------------------
   Name:
   Title:

   14 Wall Street
   New York, New York  10005
   Telecopier No.: (212) 618-2630

                                    EXHIBIT H

                                    GUARANTY


          GUARANTY, dated as of October 23, 1996 (this "GUARANTY"), made by Spinnaker Industries Inc., a Delaware corporation (the "GUARANTOR"), in favor of BT Commercial Corporation, as Agent (in such capacity, the "AGENT") for each of the lenders (the "LENDERS") from time to time parties to the Credit Agreement (as hereafter defined).

                               W I T N E S S E T H


          WHEREAS, the Agent, Transamerica Business Credit Corporation, as collateral agent (the "COLLATERAL AGENT"), the Lenders and Bankers Trust Company, as issuer of letters of credit (the "ISSUING BANK"), have agreed to enter into a Credit Agreement dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms which are capitalized herein and not otherwise defined shall have the meanings given to them in the Credit Agreement) with Central Products Company, a Delaware corporation, Brown-Bridge Industries, Inc., a Delaware Corporation, Entoleter, Inc., a Delaware corporation (collectively, the "BORROWERS"), and the Guarantor, pursuant to which the Agent, the Lenders and the Issuing Bank shall make loans and advances and provide other financial accommodations to the Borrowers, subject to the terms and conditions set forth in the Credit Agreement and in the other Credit Documents;

          WHEREAS, the Borrowers are wholly owned subsidiaries of the Guarantor, and therefore, the Guarantor has a direct interest in the financial affairs and well-being of the Borrowers; and

          WHEREAS, it is a condition precedent to the obligation of the Agent, Issuing Bank and the Lenders to enter into the Credit Agreement that the Guarantor shall have executed and delivered this Guaranty in favor of the Agent on behalf of the Lenders.

          NOW, THEREFORE, in consideration of the premises and to induce the Agent, the Issuing Bank and the Lenders to execute and deliver the Credit Agreement and in recognition of the substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement, the Guarantor hereby agrees as follows:

          SECTION 1. GUARANTY. The Guarantor hereby unconditionally, absolutely, continuingly and irrevocably guarantees to the Agent for the benefit of the Lenders, the Collateral Agent and the Issuing Bank the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations and liabilities of the Borrowers of any kind owing to the Agent, the Issuing Bank, the Collateral Agent or any Lender, whether now or hereafter owing or required to be paid to the Agent, the Issuing Bank, the Collateral Agent or any Lender, in respect of or under the Credit Agreement, the Revolving Notes or any other Credit Document, whether or not the right of the Agent, the Collateral Agent, the Issuing Bank or such Lender to payment in respect of such claim is reduced to judgment, liquidated or unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding seeking to adjudicate any Borrower a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of any Borrower or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any Borrower or for any substantial part of its property (collectively, the "OBLIGATIONS"). Without limiting the generality of the foregoing, the Obligations include the obligation of the Borrowers to pay principal, interest (including interest accruing on or after any assignment for the benefit of creditors, the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Borrower, whether or not a claim for such post-filing or post-petition interest is allowed), reimbursement obligations, letter of credit fees or commissions, charges, expenses, fees, reasonable attorneys' fees and disbursements, indemnities and other present and future amounts payable by the Borrowers to the Agent, the Issuing Bank, the Collateral Agent or any Lender in respect of or under the Credit Agreement, the Revolving Notes or any other Credit Document. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Obligations and would be owed by the Borrowers to the Agent, the Issuing Bank, the Collateral Agent or any Lender but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Borrower.

          SECTION 2. GUARANTY ABSOLUTE AND UNCONDITIONAL. The Guarantor guarantees that, with respect to the Agent, the Issuing Bank, the Collateral Agent and each Lender, the Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the other Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent, the Collateral Agent, the Issuing Bank or any of the Lenders with respect thereto. This Guaranty is one of payment and performance and not collection and the obligations of the Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any Borrower or any other guarantor or whether any Borrower or any other guarantor is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

               (i) any lack of validity or enforceability of any contractual or other agreement, instrument or document including, without limitation, the Credit Agreement, any of the other Credit Documents, any of the Obligations, or any guarantee thereof;

               (ii) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any contractual or other agreement among the Borrowers and the Agent, the Collateral Agent, the Issuing Bank or any Lender or any instrument or document relating thereto, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Borrowers or otherwise;

               (iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to or departure from any other guaranty (including this Guaranty with respect to any other guarantor), for all or any of the Obligations;

               (iv) any failure of any other guarantor to satisfy its obligations in respect of any Obligations;

               (v) any manner of application of collateral securing any Obligation, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of any Borrower;

               (vi) any change, restructuring or termination of the corporate structure or existence of any Borrower; or

               (vii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrowers, the Guarantor or any other guarantor with respect to the Obligations (including, without limitation, all defenses based on suretyship or impairment of collateral, and all defenses that the Borrowers may assert to the repayment of the Obligations, including, without limitation, failure of consideration, breach of warranty, fraud, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction, and usury) or which might otherwise constitute a defense to this Guaranty and the obligations of the Guarantor under this Guaranty.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent, the Collateral Agent, the Issuing Bank or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made. The Guarantor agrees that if any Borrower or any other guarantor of all or a portion of the Obligations is the subject of a bankruptcy proceeding under Title 11 of the United States Code, it will not assert the pendency of such proceeding or any order entered therein as a defense to the timely payment of the Obligations.

          SECTION 3. WAIVERS. (a) The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Agent or any Lender protect, secure, perfect or insure any lien securing any Obligation or any property subject thereto or exhaust any rights or take any action against any Borrower or any other person or any collateral. The Guarantor hereby waives notice of or proof of reliance by the Agent or any Lender upon this Guaranty, and the Obligations shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Guaranty.

          (b) The Guarantor hereby agrees that, until the Obligations and all of the Guarantor's obligations hereunder are paid in full, it shall not assert any claim or other right that it may now or hereafter acquire against any Borrower or any other insider guarantor that arises from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty or the Credit Agreement, the other Credit Documents or the Obligations or guarantees thereof, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any Lender against the Guarantor, any other insider guarantor or any collateral securing any Guaranteed Obligation, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Guarantor or any other insider guarantor, directly or indirectly, in cash or other property or by set-off (including under Section 8 hereof) or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the indefeasible cash payment in full of the Obligations and all other amounts payable under this Guaranty, the Guarantor shall immediately give the Agent notice of its receipt of such amount and such amount shall be held in trust for the benefit of the Agent and the Lenders owed the Obligations which gave rise to the Guarantor's right of recovery, segregated from other funds of the Guarantor, and shall forthwith be paid to the Agent to be credited and applied to the Obligations then due and payable and all other amounts payable under this Guaranty then due and payable, whether matured or unmatured, in such order as the Agent may determine. The

Guarantor acknowledges that it will receive direct and indirect benefits from the Credit Agreement and the transactions consummated in connection therewith and that the waiver set forth in this subsection is knowingly made in contemplation of such benefits.

          (c) Until all of the Obligations shall have been paid in full in cash, the Guarantor will not enforce any other claim or exercise any other rights which it may have against any Borrower.

          SECTION 4. PAYMENTS FREE AND CLEAR OF TAXES, ETC. (a) Any and all payments made by the Guarantor hereunder, under the Revolving Loans or under the Letters of Credit to or for the benefit of any Lender, the Issuing Bank, the Collateral Agent or the Agent shall be made free and clear of and without deduction for any and all present or future Covered Taxes. If the Guarantor shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder, under any Revolving Loan or under any Letter of Credit to or for the benefit of any Lender, the Issuing Bank, the Collateral Agent or the Agent or any Tax Transferee, (i) the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this Section) such Lender, the Agent, the Issuing Bank, the Collateral Agent or such Tax Transferee, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions and (iii) the Guarantor shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Guarantor agrees to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time (i) from any payment made under any and all Credit Documents, (ii) from the transfer of the rights of the Lender under any Credit Documents to any transferee, or (iii) from the execution or delivery by the Borrowers of, or from the filing or recording or maintenance of, or otherwise with respect to the exercise by the Agent or the Lenders of their rights under, any and all Credit Documents (hereinafter referred to as "OTHER TAXES").

          (c) The Guarantor hereby indemnifies each Lender, the Issuing Bank, the Agent, the Collateral Agent and any Tax Transferee for the full amount of
(i) Covered Taxes imposed on or with respect to amounts payable hereunder,
(ii) Other Taxes, and (iii) any Taxes (other than Covered Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Lender, the Issuing Bank, the Collateral Agent or the Agent or such Tax Transferee, as the case may be, and any liability (including penalties, interest and expenses) arising solely therefrom or with respect thereto. Payment of this indemnification shall be made within 30 days from the date such Lender, the Issuing Bank, the Collateral Agent or the Agent or Tax Transferee certifies and sets forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificate submitted by the Lender, the Issuing Bank, the Agent, the Collateral Agent or any Tax Transferee in good faith to the Borrowers shall, absent manifest error, be final, conclusive and binding on all parties.

          (d) Within 30 days after having received a receipt of Covered Taxes or Other Taxes, the Guarantor will furnish to the Agent or the applicable Lender, at its address referred to in Section 6, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section 4 shall survive the payment in full of all Obligations.

          SECTION 5. AMENDMENTS; SUPPLEMENT. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Guarantor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 6. ADDRESSES FOR NOTICES. All notices and correspondence hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service with all charges prepaid, if to the Guarantor at its address at 600 N. Pearl Street, Dallas, Texas 75201,
Attention: President, Telecopy: (214) 855-0093, with a copy to Haynes and Boone, 3100 Nationsbank Plaza, 901 Main Street,
Dallas, Texas 45202-3789, Attention: Paul Amiel, Esq., Telecopy: (214) 651-5940; and if to the Agent or any of the Lenders, at its address specified on Schedule I hereto, with a copy to Luskin & Stern, 330
Madison Avenue, New York, New York 10017, Attention: Richard Stern,
Esq., Telecopy: 212-293-2705, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and correspondence shall be deemed given
(i) if sent by certified or registered mail, three (3) Business Days after being post marked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by facsimile transmission, when receipt of such transmission is acknowledged.

          SECTION 7. NO WAIVER; REMEDIES. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8. RIGHT OF SETOFF. Upon the occurrence of an Event of Default, the Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or such Lender to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, whether or not the Agent or such Lender shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Any amount received as a result of the exercise of such setoff rights shall be reallocated as set forth in Section 2.7 of the Credit Agreement. Each of the Agent and the Lenders agree to notify the Guarantor after any such setoff and application made by such Person, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each of the Agent and the Lenders under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent or such Lender may have.

          SECTION 9. CONTINUING GUARANTY; ASSIGNMENTS UNDER CREDIT AGREEMENT. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the payment in full of the Obligations and all other amounts payable under this Guaranty, until no Letter of Credit is outstanding and until no Lender shall have any Commitment, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Obligations, (ii) be binding upon the Guarantor, its successors and permitted assigns, and (iii) inure to the benefit of, and be enforceable by, the Agent and the Lenders and their respective successors, transferees and permitted assigns. Without limiting the generality of the foregoing clause (iii), the Agent or any Lender may, in accordance with the terms of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Agent or such Lender herein or otherwise. The Guarantor may not assign any of its rights and obligations under this Guaranty without the prior written consent of all of the Lenders.

          SECTION 10. INDEMNIFICATION. The Guarantor hereby agrees to indemnify and hold harmless the Agent, each Lender, the Collateral Agent, the Issuing Bank and each director, officer, employee, affiliate and agent thereof (each, an "INDEMNIFIED PERSON") against, and to reimburse each Indemnified Person, upon its demand, for, any losses, claims, damages, liabilities or other expenses ("LOSSES") to which such Indemnified Person may become subject insofar as such Losses arise out of or in any way relate to or result from any investigation or defense of, or participation in, any legal proceeding relating to the Credit Agreement, any other Credit Document, any document or instrument delivered in connection therewith and the transactions contemplated thereby including, without limitation, Losses consisting of reasonable attorneys' fees or other expenses incurred in connection with investigating, defending or participating in any such legal proceeding (whether or not such Indemnified Person is a party thereto), PROVIDED that the foregoing will not apply to any Losses to the extent they (i) are found by a decision of a court of competent jurisdiction to have resulted from the gross negligence or wilful misconduct of such Indemnified Person or (ii) arise out of claims by one Indemnified Person against another Indemnified Person.

          SECTION 11. PAYMENTS. The Guarantor agrees that all payments made hereunder will be paid to the Agent without setoff or counterclaim at the office of the Agent located at the address set forth in Section 6. The Guarantor agrees that whenever it shall make any payment on account of its liability hereunder, it will promptly notify the Agent in writing that such payment is made under this Guaranty for such purpose.

          SECTION 12. EXPENSES. The Guarantor agrees to pay or reimburse the Agent and the Lenders on demand for any and all expenses (including reasonable attorneys' fees and expenses) incurred by the Agent or any Lender in enforcing any rights under this Guaranty.

          SECTION 13. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS TO WHICH THE GUARANTOR IS A PARTY AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER CREDIT DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK.

          SECTION 14. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS GUARANTY OR ANY OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY OR THE TRANSACTIONS RELATED HERETO OR THERETO.

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by its proper and duly authorized officer as of the date first set forth above.



                              SPINNAKER INDUSTRIES INC.



                              By:
                                 -----------------------------------
                                 Name:
                                 Title:

                                   SCHEDULE I




BT Commercial Corporation,
 as Agent and as a Lender
14 Wall Street
New York, New York  10005
Attn:  Mr. J. Jeffcott Ogden
Telephone:   212-618-2609
Telecopier:  212-618-2630


Transamerica Business Credit Corporation
Two Ravinia Drive, Suite 700
Atlanta, Georgia  30346
Attn:  Mr. Terrell W. Harris
Telephone:   770-390-7014
Telecopier:  770-390-7017

                                    EXHIBIT I

                            FORM OF LOCKBOX AGREEMENT


          This Lockbox Agreement is made as of the 23rd day of October, 1996, by and among [Central Products Company] [Brown-Bridge Industries, Inc.] [Entoleter, Inc.], a Delaware corporation (the "BORROWER"), BT Commercial Corporation, as agent (the "AGENT"), and ____________________ (the "BANK").

          WHEREAS, the Agent, Transamerica Business Credit Corporation, as Collateral Agent, Bankers Trust Company, as Issuing Bank, and certain financial institutions from time to time parties thereto (the "LENDERS") have entered into a Credit Agreement dated as of October 23, 1996 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") with the Borrower and certain of its affiliates;

          WHEREAS, pursuant to Security Agreement, dated as of October 23, 1996 (the "SECURITY AGREEMENT"), the Borrower and certain of its affiliates have granted the Agent a security interest in its present and future accounts receivable, and all proceeds thereof and the Borrower has agreed that all collections and proceeds of such accounts receivable shall be remitted in kind to the Agent;

          WHEREAS, in order to provide for a more efficient and faster collection and deposit of said collections and proceeds, the Agent and the Borrower desire to use the lockbox service of the Bank; and

          WHEREAS, the Bank is willing to provide said service for the Borrower and the Agent commencing as of the date hereof.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          SECTION 1. POST OFFICE BOX. The Bank will rent P.O. Box __________ (the "LOCKBOX") of the post office located at
_____________________________ in the name of the Borrower. Customers of the Borrower have been, or will be, instructed to mail their remittances to the Lockbox.

          SECTION 2. ACCESS TO MAIL. The Bank will have exclusive and unrestricted access to the Lockbox and will have complete and exclusive authority to receive, pick up and open all regular, registered, certified or insured mail addressed to the Lockbox. On written demand of the Agent, the Bank shall cease its processing of said mail, and shall release same, in kind, to the Agent, without the prior consent of the Borrower, and the Agent shall thereafter process said mail promptly in accordance with this Agreement. The Bank shall not inquire into the Agent's right to make such a demand under any agreement among the Agent, the Lenders and the Borrower, and shall be forever released of all obligations with respect to said remittances upon release to the Agent. The Borrower shall have no control whatsoever over any mail, checks, money orders, collections or other forms of remittances received in the Lockbox. Appropriate instructions have been, or will be, given by the Bank to the United States Post Office where the Lockbox is maintained, and such instructions shall not be revoked without the prior written consent of the Agent. Any instruction given to the Bank by the Borrower without the prior or concurrent written agreement of the Agent shall be void and of no force or effect. All mail addressed to the Lockbox will be picked up by the Bank according to its regular collection schedule.

          SECTION 3. REMITTANCE COLLECTION. On the day received, the Bank will open all mail addressed to the Lockbox and remove and inspect the enclosures. All checks, money orders and other forms or orders for the payment of money and other collection remittances (hereinafter collectively referred to as "CHECKS") shall be processed by the Bank as follows:

                 a. MISSING DATE. All undated checks will be dated by the Bank as of the postmark date and processed as hereafter provided.

                 b. POSTDATED. Checks postdated up to three days from date of receipt shall be processed on the date indicated on the check. The Bank shall not deposit checks postdated more than three days, but shall notify the Agent by telephone of such checks and follow the Agent's instructions for disposition of such checks.

                 c. STALE DATE. Checks dated six months or more prior to the date of collection will not be deposited and shall be sent to the Borrower.

                 d. DIFFERENT AMOUNT. Where written and numeric amounts differ, a check will be processed by the Bank only if the correct amount can be determined from the accompanying documents, otherwise the check will not be deposited and shall be sent to the Borrower.

                 e. SIGNATURE MISSING. Checks which do not bear the drawer's signature and do not indicate the drawer's identity will not be deposited but shall be sent to the Borrower. If, as determined by the Bank, the drawer can be identified from the face of the check, the Bank will deposit and process the check by affixing a stamped impression requesting the drawer bank to contact the drawer for authority to pay.

                 f. ALTERATIONS AND RESTRICTIONS. Checks with alterations and checks bearing restrictive notations such as "Payment in Full" will not be deposited, and the Bank shall notify the Agent of such checks by telephone on the day of receipt and will deposit, hold or forward such checks with accompanying written matter, if any, as requested by the Agent.

                 g. FOREIGN BANKS AND CURRENCY. Checks drawn in foreign currency will be processed in accordance with the Bank's normal procedure for such checks and the Agent will be notified by advice of any such checks on the date received by the Bank.

                 h. OTHER ITEMS. Any items which the Agent has specifically instructed the Bank in writing not to process will not be deposited and shall be sent to the Agent.

                 Notwithstanding anything to the contrary contained in this Agreement, the Bank shall have no obligation to perform services on a basis any different than it performs lockbox services in the normal course of business, except as set forth in this Section 3 and except with respect to receiving instructions from the Agent rather than the Borrower.

          SECTION 4. PROCESSING ACCEPTABLE CHECKS. All checks, except those not acceptable for deposit under the terms of this Agreement, shall be deposited on the day of receipt by the Bank to Account No. _________________ (the "COLLECTION ACCOUNT"), which is an account owned and controlled exclusively by the

Agent, and all such checks shall be endorsed as follows:

          credited to account number _________________; absence of endorsement hereby supplied and guaranteed by ____________________

          Any funds in the Collection Account will be wired on a daily basis with the following instructions:

          Bankers Trust Company/Money Transfer Division
          1 BT Plaza for further credit to:
          BT Commercial Corporation
          14 Wall Street -- Level C
          New York, New York 10005
          Attn:  ________________________
          Account No. ___________________
          For the account of the Borrower

; PROVIDED, HOWEVER, that no funds shall be required to be wired unless and until the amount of funds in the Collection Account shall be in excess of an aggregate of $_________, unless the Agent shall, in its sole discretion, otherwise instruct the Bank.

All remittance advices, envelopes, and written matter (except as expressly provided herein) received in the Lockbox together with photocopies of all checks shall be sent to the Borrower and, if requested by the Agent, copies of same shall be sent to the Agent. The Bank shall mail both a deposit advice for all deposits to the Collection Account, on a daily basis, and a statement of account, on a monthly basis, to both the Agent and the Borrower and, if no deposit is made on a bank business day, a deposit advice, correctly dated, will be sent to the Agent and the Borrower with the notation "No Deposit" appearing thereon. In addition, the Bank shall indicate by telephone to the Agent on each Bank business day by 2:30 p.m. (New York City time) the amount of each day's deposit total.

          SECTION 5. RETURNED CHECKS. Checks deposited in the Collection Account which are returned unpaid because of "Insufficient Funds," "Uncollected Funds," etc. will be redeposited by the Bank only once, except that if a returned check exceeds $l,000 the Bank shall not redeposit such check but shall telephone the Agent for further instructions on the day such check is received. If redeposit is not warranted for reasons such as "account closed" or "payment stopped" or if a check is returned a second time, the Bank will charge the Collection Account and send a debit advice with the item to the Borrower with copies of same to the Agent.

          SECTION 6. APPOINTMENT OF, AND ACCEPTANCE AS, BANK. The Agent hereby appoints the Bank as its agent to act by and on behalf of the Agent in accordance with the terms of this Lockbox Agreement. The Bank hereby accepts its appointment as the agent for the Agent and hereby acknowledges and agrees
(i) that the Lockbox and the Collection Account and all items of Collateral (as defined in the Security Agreement) at any time deposited in the Lockbox and the Collection Account shall be held therein for the benefit of the Agent and shall be subject to the Agent's security interests as provided in the Security Agreement and (ii) to perform its functions as the Bank provided herein.

          SECTION 7. ACKNOWLEDGMENT OF SECURITY INTEREST. The Borrower and the Bank acknowledge and confirm that the Agent holds a security interest in all funds now or at any time hereafter deposited into the Lockbox or the Collection Account and all of the Borrower's rights with respect to the Lockbox and the Collection Account and that the same constitute part of the Collateral granted to the Agent to secure performance and payment of the Obligations (as defined in the Credit Agreement).

          SECTION 8. REMITTANCE RECEIVED BY THE BORROWER. Remittances which are sent directly to or received by the Borrower shall be forwarded to the Lockbox or the Collection Account on the day received.

          SECTION 9. RECORD MAINTENANCE. All deposit checks will be microfilmed (on front and back) by the Bank and retained for five years by the Bank prior to destruction. Photocopies of filmed items will be provided to the Agent or the Borrower on request, within the five-year period.

          SECTION 10. BANK CHARGES. All charges of the Bank for services rendered pursuant to this agreement shall be billed to and paid directly by the Borrower. Said charges shall not be charged against remittances nor shall they be debited to the Collection Account.

          SECTION 11. NO OFFSET. The Bank hereby agrees that it will treat all remittances received in the Lockbox in accordance with the terms of this agreement and it will not offset or assert any claim against the Lockbox or the Collection Account or divert such remittances on account of any obligations owed to the Bank by the Borrower or by the party making the remittance, except as provided in Section 5 hereof.

          SECTION 12. TERM. This Agreement shall continue in full force and effect until termination by the Bank on 60 days' prior written notice to all other parties. The Agent may terminate this Agreement at any time which termination shall be effective on receipt of written notice by the Bank and the Borrower and in the event of such termination, the Agent shall at its option have the sole right to remove mail from the Lockbox. The Borrower shall have no right to unilaterally terminate this Agreement.

          SECTION 13. MODIFICATION. This agreement may only be modified by a writing signed by all of the parties hereto.

          SECTION 14.  ADDRESSES.

          a. All notices, including phone notice, daily deposit advices, monthly statements of account and copies of all checks and the documents which are to be given or sent to the Agent shall be sent to the following address, and, where applicable, given at the following phone number:

               BT Commercial Corporation
               14 Wall Street
               New York, NY 10005
               Attn.:
               Phone:

          b.   All notices to the Bank shall be sent to:


               --------------------------
               --------------------------
               --------------------------
               Attn.:
               Phone:

          c. All notices and items which are to be sent to the Borrower shall be sent to:

               -----------------------
               -----------------------
               -----------------------
               Attn.:
                       ----------------------
               Phone:
                       ----------------------

          SECTION 15. INDEMNIFICATION. The Borrower agrees that it will indemnify and hold the Bank harmless from any and all loss, liability, expense or damage that the Bank may incur in processing lockbox items in accordance with this Agreement, including, without limitation, any loss that the Bank experiences as a result of returned items to the extent the balances in the Collection Account referenced in Section 5 are insufficient to cover such losses or in the event the balances in such Collection Account are insufficient to cover the Bank charges referenced in Section 10.

          SECTION 16. LIMITATION ON LIABILITY. The Agent and the Borrower acknowledge that the Bank undertakes to perform only such duties as are expressly set forth in this Agreement and those which are normally undertaken by the Bank in connection with lockbox processing. Notwithstanding any other provision of this Agreement, it is agreed by the parties that the Bank shall not be liable for any action taken by the Bank or any of its directors, officers, agents or employees in accordance with this Agreement, except for the Bank's or such natural person's gross negligence or wilful misconduct.
In no event shall the Bank be liable for losses or delays resulting from force majeure, computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond its reasonable control or for any indirect, special or consequential damages.

          SECTION 17. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          SECTION 18. EFFECTIVENESS. This Agreement shall become effective upon its receipt by the Agent, properly executed by all of the parties hereto.

          SECTION 19. GOVERNING LAW. This Agreement shall be governed in accordance with the laws of the State of New York, without giving effect to the conflict of law principles thereof (other than Section 5-1401 of the New York General Obligations Law).

          IN WITNESS WHEREOF, the parties hereto have caused this Lockbox Agreement to be executed by their proper and duly authorized officers as of the date first set forth above.

                                       BT COMMERCIAL CORPORATION



                                       By:
                                           ---------------------------------
                                           Name:
                                           Title:


                              [LOCKBOX BANK]


                                       By:
                                           ---------------------------------
                                           Name:
                                           Title:


                              [CENTRAL PRODUCTS COMPANY]
                              [BROWN-BRIDGE INDUSTRIES, INC.]
                              [ENTOLETER, INC.]


                                       By:
                                           ---------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT J

                       FORM OF COLLATERAL ACCESS AGREEMENT


                       BT COMMERCIAL CORPORATION, as Agent
                                 14 Wall Street
                            New York, New York  10005




To be delivered to the
Landlord signatory below

     Re:  Proposed Financing of Central Products Company,
          BROWN-BRIDGE INDUSTRIES, INC. AND ENTOLETER, INC.


Ladies and Gentlemen:

          We have been asked by [Central Products Company]
[Brown-Bridge Industries, Inc.] [Entoleter, Inc.] (the "COMPANY") to act as agent for a syndicate of lenders under certain credit facilities to be provided to the Company and certain of its affiliates in connection with its proposed financing. The proposed credit facilities would be secured by certain assets of the Company, including the Company's Inventory (as defined below). We understand that the Company leases certain real property (the "FACILITY") from you pursuant to a lease agreement (as amended, supplemented or otherwise modified from time to time, the "AGREEMENT").

          In connection with the loans to be made to the Company, the lenders will be lending, in part, against the value of the Company's inventory (the "COMPANY'S INVENTORY"), including that portion of the Company's Inventory now or in the future located at the Facility. Therefore, we will be making customary Uniform Commercial Code filings on behalf of the lenders with respect to the Company's Inventory located at the Facility. In addition, we request your acknowledgement, and cooperation, for preserving and enforcing the lenders' security interests. In order to expedite the consummation of the proposed credit facilities, we would appreciate your signing and returning the enclosed copy of this letter to our counsel, Luskin & Stern, at 330 Madison Avenue, New York, New York 10017, Attention: Michael Barocas, Esq.

          By signing and returning the enclosed copy of this letter you confirm and acknowledge the following matters to us:

          1. You will allow us, or our auditors or our other designees, reasonable access to the Facility in order to inspect the Company's Inventory and verify the amount of the Company's inventory located at the Facility. In addition, if we elect to remove the Company's Inventory from the Facility ourselves, you will grant us access to the Facility at reasonable times to do so.

          2. In the event that the Company defaults in its obligations under the Agreement or you desire or elect to terminate the Agreement for any reason, including a default by the Company under the Agreement, you will notify us in writing of this fact prior to your terminating the Agreement and retaking possession of the Facility and you will allow us to either (i) undertake to cure any and all defaults under the Agreement and assume the Company's obligations under the Agreement, or (ii) enter the facility in order to remove the Company's Inventory. In any case, you confirm and acknowledge to us that you do not have any claim to or lien upon any of the Company's Inventory.

          We would appreciate your confirming to us your agreement to the foregoing provisions of this letter by signing and returning to us the enclosed additional copy of this letter to the address shown above.


                        [THIS SPACE INTENTIONALLY BLANK]

          Although the Company is not a party to this agreement, it has signed below to indicate its acknowledgment of and agreement to the provisions of this letter.

                                               Very truly yours,

                                               BT COMMERCIAL CORPORATION,
                                               as Agent



                                               By:
                                                   --------------------------
                                                   Name:
                                                   Title:


ACKNOWLEDGED AND AGREED:

[LANDLORD]



By:
    --------------------------------------
    Name:
    Title:

Landlord Name:
               ---------------------------
Address:
         ---------------------------------
         ---------------------------------

ACKNOWLEDGED AND AGREED:

[CENTRAL PRODUCTS COMPANY]
[BROWN-BRIDGE INDUSTRIES, INC.]
[ENTOLETER, INC.]



By:
    --------------------------------------
                                      J-3

    Name:
    Title:

                                   EXHIBIT K

                             CONTRIBUTION AGREEMENT

          THIS CONTRIBUTION AGREEMENT (this "AGREEMENT") is entered into as of October 23, 1996 by Central Products Company, a Delaware corporation ("CENTRAL"), Brown-Bridge Industries, Inc., a Delaware corporation ("BROWN"), and Entoleter, Inc., a Delaware corporation ("ENTOLETER" and, together with Central and Brown, the "BORROWERS"), in favor of BT Commercial Corporation, as agent (in such capacity, the "AGENT") for the Lenders referred to below.


                              W I T N E S S E T H :

          WHEREAS, the Borrowers are party to that certain Credit Agreement dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms which are capitalized herein and not otherwise defined shall have the meanings given to them in the Credit Agreement) among the Borrowers, Spinnaker Industries, Inc., the financial institutions from time to time party thereto as lenders (the "LENDERS"), the Agent, Transamerica Business Credit Corporation, as Collateral Agent, and Bankers Trust Company, as Issuing Bank, pursuant to which the Borrowers have agreed, among other things, to guaranty each other's Obligations to the Agent, for the benefit of the Lenders; and

          WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Borrowers shall have executed and delivered this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the premises and the covenants hereinafter contained, it is agreed as follows:

          To the extent that any Borrower shall, under Article IX of the Credit Agreement, make a payment (a "PAYMENT") in respect of an amount (the "Guaranteed Amount") owing under a Revolving Note issued by another Borrower (the "Defaulting Borrower") which, taking into account all other Payments then previously or concurrently made by the other Borrower that is not the Defaulting Borrower exceeds the amount which such Borrower would otherwise have paid if each Borrower other than the Defaulting Borrower (collectively, the "Paying Borrowers") had paid the aggregate Obligations satisfied by such Payment in the same proportion as such Paying Borrower's Allocable Amount (as defined below) in effect immediately prior to such Payment bore to the Aggregate Allocable Amounts of all of the Paying Borrowers in effect immediately prior to the making of such Payment, then such Borrower shall be entitled to contribution and indemnification from, and be reimbursed by, the other Paying Borrower for the amount of such excess, PRO RATA based upon their respective Allocable Amounts in effect immediately prior to such Payment.

          As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount which could then be claimed by the Agent and the Lenders under Article IX of the Credit Agreement without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

          This Agreement is intended only to define the relative rights of the Borrowers, and nothing set forth in this Agreement is intended to or shall impair the obligations of the Borrowers, jointly and severally, to pay any amounts to the Agent, for the benefit of the Lenders, as and when the same shall become due and payable in accordance with the terms of Article IX and the other provisions of the Credit Agreement.

          The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute an asset in favor of any Borrower to which such contribution and indemnification is owing.

          This Agreement shall become effective upon its execution by each of the Borrowers and shall continue in full force and effect and may not be terminated or otherwise revoked by any Borrower until the Obligations shall have been indefeasibly paid in full in cash, no Letter of Credit is outstanding and the Commitments shall have been terminated. Each Borrower agrees that if, notwithstanding the foregoing, such

Borrower shall have any right under applicable law to terminate or revoke this Agreement, and such Borrower shall attempt to exercise such right, then such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto and signed by such Borrower, is actually received by each of the other Borrowers and by the Agent at its notice address set forth in such the Credit Agreement. Such notice shall not affect the right or power of any Borrower to enforce rights arising prior to receipt of such written notice by each of the other Borrowers and the Agent. If the Agent or any Lender makes any Loans or takes any other action giving rise to Obligations after any Borrower has exercised any right to terminate or revoke this Agreement but before the Agent receives such written notices, the rights of each other Borrower to contribution and indemnification hereunder in connection with any Payments made with respect to such Loans or Obligations shall be the same as if such termination or revocation had not occurred.

          The provisions of this Agreement may not be modified or waived, except in a writing signed by the Borrowers and the Agent. This Agreement and any amendments, waivers, consents, or supplements with respect thereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall be governed by the laws of the State of New York, without giving effect to conflicts of law principles (other than Section 5-1401 of the New York General Obligations
Law).

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their proper and duly authorized officers as of the date first set forth above.

                                                CENTRAL PRODUCTS COMPANY



                                                By:
                                                    ---------------------------
                                                    Name:
                                                    Title:

                                                BROWN-BRIDGE INDUSTRIES, INC.



                                                By:
                                                    ---------------------------
                                                    Name:
                                                    Title:


                                                ENTOLETER, INC.



                                                By:
                                                    ---------------------------
                                                    Name:
                                                    Title:

                                                                       EXHIBIT L


                    FORM OF INTERCOMPANY SUBORDINATED NOTE
                    --------------------------------------


$_________________                                            New York, New York
                                                                October 23, 1996

          FOR VALUE RECEIVED, [Guarantor] [Borrower], a Delaware corporation (the "Maker"), hereby promises to pay to [Guarantor] [Borrower] or its assigns ("Payee") in lawful money of the United States of America in immediately available funds, at ___________________, the principal sum of _____________ DOLLARS or, if less, the aggregate unpaid principal amount of all loans made by the Payee to the Maker, which amount shall be payable on December 31, 2001.

          The Maker promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at a rate per annum equal to the Prime Lending Rate (as defined in the Credit Agreement described below) then in effect PLUS 1.75%, such interest to be paid monthly in arrears on the second business day of each Month and at maturity hereof.

          This Note is subject to voluntary prepayment, in whole or in part, at the option of the Maker, without premium or penalty.

          This Note is one of the Intercompany Subordinated Notes referred in the Credit Agreement, dated as of October 23, 1996, by and among Central Products Company, Brown-Bridge Industries, Inc. and Entoleter, Inc., as Borrowers, Spinnaker Industries, Inc., as Guarantor, BT Commercial Corporation, as Agent, Transamerica Business Credit Corporation, as Collateral Agent, Bankers Trust Company, as Issuing Bank and the financial institutions from time to time party thereto as Lenders (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the "Credit Agreement") and shall be subject to the provisions thereof. Unless otherwise defined herein, all capitalized terms used herein or in Annex A attached hereto and defined in the Credit Agreement shall have the meaning assigned to such terms in the Credit Agreement.

          Notwithstanding anything to the contrary contained in this Note, the Payee understands and agrees that the Maker shall not be required to make, and shall not make, any payment of principal or interest on this Note to the extent that such payment is prohibited by the terms of Annex A or the terms of any Senior Indebtedness (as defined in Annex A attached hereto).

          This Note, and the Maker's obligations hereunder, shall be subordinate and junior to all indebtedness of the Maker constituting Senior Indebtedness (as defined in Section 1.07 of Annex A attached hereto, which Annex A is herein incorporated by reference and made a part hereof as if set forth herein in its entirety.

          The Maker hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          The occurrence of any of the following events shall be an Event of Default under this Note:

          1. The failure by the Maker to pay any amounts owing under this Note when due; or

          2. If the Maker shall become insolvent, make an assignment for the benefit of its creditors, or a receiver, conservator, liquidator, custodian or trustee of the Maker is appointed by order or decree of any court or agency or supervisory authority having jurisdiction, or if the Maker obtains an order for relief under the Federal Bankruptcy Code or a petition is filed or a proceeding is commenced by or against the Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

          3. The occurrence and continuance of an Event of Default (as defined in the Credit Agreement).

          Upon the occurrence of an Event of Default, the entire principal amount of this Note, together with all accrued and unpaid interest thereon, shall automatically and immediately become due and payable.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                                [                           ]



                                                By:
                                                    ---------------------------
                                                    Title:

                                   EXHIBIT M

                        FORM OF COMPLIANCE CERTIFICATE


                                                       ___________________, 1996



BT Commercial Corporation, as Agent
14 Wall Street
New York, NY 10005
Attention: J. Jeffcott Ogden

Ladies and Gentlemen:

          I hereby certify to you as follows:

          (a)  I am the duly elected ________________________ of
[Central Products Company] [Brown-Bridge Industries, Inc.] [Entoleter, Inc.], a Delaware corporation (the "BORROWER"). Capitalized terms used in this Certificate unless otherwise defined herein shall have the meanings given such terms in the Credit Agreement, dated as of October 23, 1996 (the "CREDIT AGREEMENT"), among the Borrower, certain of its affiliates, the financial institutions from time to time parties thereto, as Lenders, Bankers Trust Company, as Issuing Bank, Transamerica Business Credit Corporation, as Collateral Agent, and you, as Agent.

          (b) I have reviewed the terms of the Credit Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Credit Parties during the immediately preceding month.

          (c) The review described in paragraph (b) above did not disclose the existence during or at the end of such month, and I have no knowledge of the existence as of the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as hereinafter set forth. Described in a separate attachment to this Certificate are the exceptions, if any, to this paragraph (c) listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Credit Parties have taken, is taking, or proposes to take with respect to such condition or event.

          (d) I further certify that, based on the review described in paragraph (b) above, neither the Credit Parties nor any of their Restricted Subsidiaries at any time during or at the end of such month, except as specifically described in paragraph (e) below, did any of the following:

               (i) Maintained in the aggregate in all deposit accounts of the Guarantor, the Borrowers and their Restricted Subsidiaries (other than the Disbursement Accounts and payroll accounts) total cash balances and Investments permitted by Sections 7.2(f)(i) of the Credit
          Agreement in excess of [$         ].

              (ii) Made or committed to make any payments for Capital Expenditures (on a consolidated basis), in excess of the Base Amount per fiscal year (or portion thereof) set forth on Annex A attached hereto, except as specifically described in paragraph (e) below.

             (iii) Permitted Consolidated Net Worth to be less than (a) $8,750,000, plus (b) 50% of the Net Income of the Credit Parties and their Restricted Subsidiaries to the extent such Net Income is positive from the Closing Date through the last day of such month, plus (c) 100% of the aggregate Net Cash Proceeds received by a Credit Party from any Person (other than a Subsidiary of a Credit Party) from the Closing Date through the last day of such month from the issuance and sale of capital stock of any Credit Party.

              (iv) Permitted Consolidated Current Ratio to be less than the ratio set forth on Annex B attached hereto.

               (v) Permitted Consolidated Interest Coverage Ratio to be less than the ratio set forth on Annex C attached hereto.

          (e) [List exceptions, if any, to paragraphs (d)(i) through (vi) above].

          The foregoing certifications are made and delivered this ____ day of __________, 199_.



                                                Very truly yours,

                                                [CENTRAL PRODUCTS COMPANY]
                                                [BROWN-BRIDGE INDUSTRIES, INC.]
                                                [ENTOLETER, INC.]



                                                By:
                                                    ---------------------------
                                                    Name:
                                                    Title:

                                                                         ANNEX A
                                                                         -------

                              CAPITAL EXPENDITURES
                              --------------------

                Quarter                                  Amount
                -------                                  ------

From the Closing Date through December 31, 1996        $2,000,000
January 1, 1992 through June 30, 1997                  $4,000,000
July 1, 1997 through December 31, 1997                 $4,000,000
each six-month period thereafter                       $5,000,000

                                                                         ANNEX B
                                                                         -------

                           CONSOLIDATED CURRENT RATIO
                           --------------------------

             Period                                    Ratio
             ------                                    -----

Closing date through December 31, 1998                 1.20:1
January 1, 1999 and thereafter                         1.25:1

                                                                         ANNEX C
                                                                         -------

            CONSOLIDATED INTEREST COVERAGE
            ------------------------------

         Period                           Ratio
         ------                           -----

October 1, 1996 through
December 31, 1996                        1.40:1.00

January 1, 1997 through
March 31, 1997                           1.40:1.00

April 1, 1997 through
June 30, 1997                            1.50:1.00

July 1, 1997 through
September 30, 1997                       1.55:1.00

October 1, 1997 through
December 31, 1997                        1.60:1.00

January 1, 1998 through
March 31, 1998                           1.65:1.00

April 1, 1998 through
June 30, 1998                            1.70:1.00

July 1, 1998 through
September 30, 1998                       1.80:1.00

October 1, 1998 through
December 31, 1998                        1.80:1.00

January 1, 1999 through
March 31, 1999                           1.90:1.00

April 1, 1999 through
June 30, 1999                            1.90:1.00

Each fiscal quarter and
thereafter                               2.00:1.00

                         SCHEDULE OF CALCULATIONS
                         ------------------------

     For the period from ________________ through ________________

I.   Excess Cash
     1. Borrowers' total cash balances              $
                                                     ------------
     2. Borrowers' Investments
                                                     ------------
     3. Subsidiaries' total cash balances
                                                     ------------
     4. Subsidiaries' Investments
                                                     ------------
     5. Total (lines 1 through 4)                   $
                                                     ------------
     6. Permitted Cash                              $
                                                     ------------

II.  Capital Expenditures
     1. Balance from previous month                 $
                                                     ------------
     2. Plus:  Capital expenditures
        made this month
                                                     ------------
     3. Plus:  Capital expenditures
        committed to be made this month
                                                     ------------
     4. Total (lines 1 through 3)                   $
                                                     ------------
     5. Base Amount
                                                     ------------
     6. Plus:  Carry-over
                                                     ------------
     7. Total Permitted Capital
        Expenditures (lines 5 and 6)                $
                                                     ------------

III. Consolidated Net Worth
     1. Consolidated assets                         $
                                                     ------------
     2. Less: Consolidated liabilities
                                                     ------------
     3. Net Worth                                   $
                                                     ------------
     4. Base Amount                                 $
                                                     ------------
     5. 50% of Net Income to the extent
        such Net Income is positive                 $
                                                     ------------
     6. 100% of aggregate Net Cash proceeds
        from the issuance and sale of
        capital stock                               $
                                                     ------------
     7. Permitted Net Worth
        (sum of lines 4, 5 and 6)                   $
                                                     ------------

IV.  Consolidated Current Ratio
     1. Consolidated current assets                 $
                                                     ------------
             Divided by:
     2. Consolidated current liabilities            $
                                                     ------------
     3. Minimum Current Ratio
                                                     ------------

V.   Consolidated Interest Coverage Ratio
     1. Adjusted Net Income                         $
                                                     ------------
     2. Plus:  Interest Expense
     3. Plus:  income tax expense
     4. Plus: Senior Note expense
     5. Plus:  depreciation
     6. Plus:  amortization
     7. Total EBITDA for this period
           (lines 1 through 5)                      $
                                                     ------------
               Divided by:
     8. All Interest Expense
     9. Total Interest Coverage
                                                     ------------
    10. Minimum Permitted Interest Coverage
                                                     ------------

[VI.  Consolidated Fixed Charge Coverage Ratio]

                                  EXHIBIT N

               FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

          Reference is made to the Credit Agreement dated as of October 23, 1996 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Central Products Company ("CENTRAL"), Brown-Bridge Industries, Inc. ("BROWN"), Entoleter, Inc. ("ENTOLETER" and, together with Central and Brown, the "BORROWERS"), Spinnaker Industries, Inc., the financial institutions from time to time parties thereto (the "LENDERS"), BT Commercial Corporation, as agent (in such capacity, the "AGENT") for the Lenders, Transamerica Business Credit Corporation, as Collateral Agent and Bankers Trust Company, as Issuing Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Credit Agreement.

          ____________________________________________ (the "ASSIGNOR") and
__________________________________ (the "ASSIGNEE") agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor without recourse to the Assignee, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4(b) of Annex I of all of the Assignor's outstanding rights and obligations under the Credit Agreement relating to the credit facility listed in Item 4(a) of Annex I, including without limitation, such interest in the Assignor's Commitment, the Loans owing to the Assignor relating to such facility, and the Revolving Notes held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth in Item 4(c) of Annex I.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by such Credit Party of any of its obligations under the Credit Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Revolving Notes referred to in paragraph 1 above and requests that the Agent exchange such Notes for [a new Revolving Note made by Brown dated as of the Closing Date in the principal amount of $______ payable to the order of the Assignee, a new Revolving Note made by Central dated as of the

Closing Date in the principal amount of $__________ payable to the order of the Assignee and a new Revolving Note made by Entoleter dated as of the Closing Date in the principal amount of $__________ payable to the order of the Assignee] [new Notes as follows: a Revolving Note made by Brown dated as of the Closing Date in the principal amount of $__________ payable to the order of the Assignee, a Revolving Note made by Brown dated as of the Closing Date in the principal amount of $__________ payable to the order of the Assignee, a Revolving Note made by Central dated as of the Closing Date in the principal amount of $_________ payable to the order of the Assignee, a Revolving Note made by Central dated as of the Closing Date in the principal amount of $________ payable to the order of the Assignor, a Revolving Note made by Entoleter dated as of the Closing Date in the principal amount of $_________ payable to the order of the Assignee and a Revolving Note made by Entoleter dated as of the Closing Date in the principal amount of $_________ payable to the order of the Assignor].

          3. The Assignee (i) confirms that it has received a copy of the Credit Documents, together with copies of the financial statements referred to in Section 6.1(i) of the Credit Agreement, the financial statements delivered pursuant to Section 7.1(a) of the Credit Agreement, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents; (iii) confirms that it is eligible as an assignee under the terms of the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms thereof; together with such powers as are reasonably incidental thereto; (v) appoints and authorizes the Co-Agent to take such action as co-agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Co-Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (vii) specifies as its Domestic Lending Office, Eurodollar Lending Office (and address for notices) the office set forth in Item 6 of Annex I[; and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the

Assignee under the Credit Documents or such other documents as are necessary under Section 4.10 of the Credit Agreement.](1)

           4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, it will be delivered to the Agent for recording by the Agent. The effective date of this Assignment shall be the date of the execution hereof by the Assignor and the Assignee and the receipt of any consent of the Borrowers and the Agent, unless otherwise specified in Item 5 of Annex I (the "Acceptance Date").

          5. Upon such acceptance and recording by the Agent, as of the Acceptance Date (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligation of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

          6. Upon such acceptance and recording by the Agent, from and after the Acceptance Date, the Agent shall make all payments under the Credit Agreement and the Revolving Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees, if applicable, with respect thereto) to the Assignee. Upon the Acceptance Date, the Assignee shall pay to the Assignor the purchase price agreed to by the Assignor and the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Acceptance Date directly between themselves.

          7. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES (OTHER THAN
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).



--------------------
   (1) If the Assignee is organized under the laws of a jurisdiction outside the United States.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their proper and duly authorized officers as of the date first set forth above.


                                              [Name of Assignor]

                                              By:
                                                 ------------------------
                                                 Name:
                                                 Title:


                                              [Name of Assignee]

                                              By:
                                                 ------------------------
                                                 Name:
                                                 Title:


Accepted:

BT COMMERCIAL CORPORATION,
   as Agent



By:
   ------------------------
   Name:
   Title: